UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM SB - 2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                (Amendment No. 3)


                             CHINA BAK BATTERY, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Nevada                                           88-0442833
(State or other jurisdiction                      (IRS Employer incorporation or
      of organization)                                  identification No.)
                                      3692
                          (Primary Standard Industrial
                           Classification Code Number)

                      BAK Industrial Park, No. 1 BAK Street
                        Kuichong Town, Longgang District
                                    Shenzhen
                           People's Republic Of China
                             Ph: (86-755) 8977-0093
             ------------------------------------------------------
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         Nevada Agency and Trust Company
                        50 West Liberty Street, Suite 880
                               Reno, Nevada 89501
                               Ph: (775) 322-5623
             ------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                  With copy to:
                                 Robin Bradford
                                Andrews Kurth LLP
                          1717 Main Street, Suite 3700
                               Dallas, Texas 75201
                               Ph: (214) 659-4400
                            Facsimile: (214) 659-4401


Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_]
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_]
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                         CALCULATION OF REGISTRATION FEE
 Title of each
     Class                         Proposed Maximum         Proposed          Amount of
 of Securities      Amount to be    Offering Price     Maximum Aggregate    Registration
to be registered     Registered      per share (1)       Offering Price          Fee
----------------   -------------   ----------------    -----------------    ------------
  Common Stock        9,934,762        $3.71              $36,857,967       $4,338.18(1)

-------------

(1)  Amount previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

                   SUBJECT TO COMPLETION DATED OCTOBER 4, 2005






                                9,934,762 Shares

                             CHINA BAK BATTERY, INC.

                                  Common Stock

                             -----------------------

         This is an offering of 9,934,762 shares of common stock by the selling stockholders. The shares are being registered to permit public secondary trading of the shares that are being offered by the selling stockholders named in this prospectus. We will not receive any of the proceeds from the sale of the shares.

         The selling stockholders may, but are not obligated to, offer all or part of their shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices.


         Our common stock is currently quoted on the NASD's Over-the-Counter Bulletin Board under the symbol "CBBT.OB." On September 30, 2005, the last reported sales price on our common stock was $7.28 per share.


         Investing in our common stock involves risks. See "Risk Factors" beginning on page 4 to read about factors you should consider before buying shares of our common stock.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

         The date of this prospectus is _______________.

                       ----------------------------------

                              ABOUT THIS PROSPECTUS

         You should rely only on the information contained in this document or any other document to which we refer you. Neither we nor the selling stockholders have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the selling stockholders are making an offer to sell these securities in a jurisdiction where the offer or sale is not permitted. The information contained in this document is current only as of its date, regardless of the time of delivery of this prospectus or of any sales of shares of common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

         The information in this prospectus is not complete and may be changed. The selling stockholders may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                TABLE OF CONTENTS


ABOUT THIS PROSPECTUS..........................................................2

PROSPECTUS SUMMARY.............................................................1

THE OFFERING...................................................................3

RISK FACTORS...................................................................4

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.............................18

MARKET FOR COMMON EQUITY,  RELATED STOCKHOLDER MATTERS AND DIVIDEND POLICY....18

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.....................20


BUSINESS......................................................................35

DIRECTORS AND EXECUTIVE OFFICERS..............................................41

PRINCIPAL STOCKHOLDERS........................................................44

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS..........................45

DESCRIPTION OF OUR CAPITAL STOCK..............................................45

SELLING STOCKHOLDERS..........................................................46

SHARES ELIGIBLE FOR FUTURE SALE...............................................51

PLAN OF DISTRIBUTION..........................................................51

INDEPENDENT PUBLIC ACCOUNTANTS................................................52

LEGAL MATTERS.................................................................52

EXPERTS.......................................................................52

INTERESTS OF NAMED EXPERTS AND COUNSEL........................................53

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES................................................53

WHERE YOU CAN FIND MORE INFORMATION...........................................53

                               PROSPECTUS SUMMARY

         This summary highlights selected information about us and the offering that is contained elsewhere in this prospectus. You should read the entire prospectus before making an investment decision, especially the information presented under the heading "Risk Factors" on page 4 and the financial statements and related notes included elsewhere in this prospectus, as well as the other documents to which we refer you. Except as otherwise indicated by the context, references in this prospectus to "we," "us," or "our" are to the combined business of China BAK Battery, Inc. ("CBBI") and its wholly-owned direct subsidiary, BAK International, Ltd. ("BAK International") and its wholly-owned subsidiary, Shenzhen BAK Battery Co., Ltd. ("BAK Battery"), and in each case do not include the selling stockholders. References to "China" or to the "PRC" are references to the People's Republic of China.

                             CHINA BAK BATTERY, INC.

Our Business

         China BAK Battery, Inc. is a holding company whose China-based subsidiaries, BAK International and BAK Battery, are focused on the manufacture, commercialization and distribution of a wide variety of standard and customized lithium ion rechargeable batteries for use in a wide array of applications. We also have internal research and development facilities engaged primarily in furthering lithium ion related technologies. We believe that our technologies allow us to offer batteries that are flexibly configured, lightweight and generally achieve longer operating time than many competing batteries currently available. We have focused on manufacturing a family of replacement lithium batteries for mobile phones. We also supply rechargeable lithium ion batteries for use in various other portable electronic applications, including high-power handset telephones, laptop computers, digital cameras, video camcorders, MP3 players and general industrial applications. Although we have developed a marketable prototype of our lithium polymer battery, we are continuing our research and development efforts related to this line of products. Given the current progress of these efforts, we are as yet unable to determine when we will begin to offer lithium polymer batteries to the marketplace.


         We manufacture three types of batteries: steel cell, aluminum cell and cylindrical cell. We deliver our products to packing plants operated by third parties where the bare cells are packed in accordance with specifications established by certain manufacturers of mobile phones and other electronic products. We operate sales and service branches in seven principal coastal cities and Beijing in the PRC. The majority of our income is generated from the sale of steel cells. However, we believe there is growth potential for aluminum and cylindrical cells because of their wide applications. Our current growth strategy includes entering into the original equipment manufacture ("OEM") battery market for top mobile phone brands and portable electronic applications worldwide. We have developed a program for producing high power lithium ion battery cells which may allow us inroads into additional battery markets such as those for power tools. We have begun marketing our high power lithium ion battery cells; however, we have not yet received any revenues from the sale of this product.


         Our recent business activities include:


         o In June 2002, we began operations with initial monthly output of approximately 220,000 units.


         o We received government authorization in October 2002 to establish a Postdoctoral Workstation, the establishment of which serves as recognition by the PRC government of the strong capabilities of our in-house research team. With our research and development facilities we are focusing our research efforts on liquid lithium ion batteries, high power lithium ion batteries, solid-polymer lithium ion batteries, and cylindrical and rectangular lithium ion batteries.


         o In March 2003, our steel case battery plant started operations with monthly output reaching approximately 2.4 million units.

         o In September 2003, we were granted International Organization for Standardization 14001: 1996, an environmental management system certification, as well as International Organization for Standardization 9001: 2000, a quality management system certification, by Beijing Zhonjing Quality Certification Co., Ltd, an independent third party which issues such standardization certifications.

         o As of September 2004, we established a sales and service network to cover six principal coastal cities and Beijing in the PRC.


         o Following the completion of our new steel case cell production facility located in Shenzhen, PRC in May 2005, our total monthly capacity for all battery types rose to 22 million units. As of September 2005, our total monthly output for all battery types was approximately 18 million units. The opening of our new steel case cell production facility also allowed us to increase the production of aluminum cell batteries by making available a production line previously dedicated to steel cell batteries production. Our ability to continue to grow our manufacturing capacity will depend upon the development and expansion of semi-automated manufacturing lines requiring less labor efforts when compared to previous more labor intensive manufacturing processes.


Our Corporate Information


         We originally began operations as a Nevada corporation known as Medina Coffee, Inc. We were incorporated in Nevada on October 4, 1999 and subsequently changed our name to Medina Coffee, Inc. ("Medina Coffee") on October 6, 1999. Medina Coffee commenced operations on December 1, 2002 and was considered a development stage company. Medina Coffee was formed originally for the purpose of building a retail specialty coffee business that sold specialty coffee and espresso drinks through company owned and operated espresso carts. Medina Coffee incurred operating losses since its inception and therefore looked to combine with a privately-held company that was profitable or that management considered to have growth potential.


         On January 20, 2005 we completed a stock exchange transaction with the stockholders of BAK International, Ltd., a Hong Kong company ("BAK International"). The exchange was consummated under Nevada law pursuant to the terms of a Securities Exchange Agreement dated effective as of January 20, 2005 by and among Medina Coffee, BAK International and the stockholders of BAK
International. Pursuant to the Securities Exchange Agreement, we issued 39,826,075 shares of our common stock, par value $0.001 per share, to the stockholders of BAK International, representing approximately 97.2% of our post-exchange issued and outstanding common stock, in exchange for 100% of the outstanding capital stock of BAK International. Effective February 14, 2005, we changed our name from Medina Coffee, Inc. to China BAK Battery, Inc. We presently carry on the business of Shenzhen BAK Battery Co., Ltd., a Chinese corporation and BAK International's wholly-owned subsidiary ("BAK Battery").

         Our corporate headquarters is located at BAK Industrial Park, No. 1 BAK Street, Kuichong Town, Longgang District, Shenzhen, People's Republic of China. Our telephone number is (86-755) 8977-0093.

                                  THE OFFERING


Common stock outstanding prior to this offering.... 48,878,396 shares


Common stock offered by us......................... 0 shares

Common stock offered by the selling stockholders... 9,934,762 shares

Total shares of common stock offered............... 9,934,762 shares


Common stock to be outstanding after the offering.. 48,878,396 shares


Risk factors....................................... See "Risk Factors" beginning
                                                    on   page   4   and    other
                                                    information included in this
                                                    prospectus  for a discussion
                                                    of   factors    you   should
                                                    consider  before deciding to
                                                    invest   in  shares  of  our
                                                    common stock.

                                  RISK FACTORS


         An investment in our securities involves a high degree of risk. You should carefully consider the following risks and the other information set forth elsewhere in this prospectus, including our financial statements and related notes, before you decide to purchase shares of our common stock. If any of these risks occur, our business, financial condition and results of operations could be adversely affected. As a result, the trading price of our common stock could decline, perhaps significantly, and you could lose part or all of your investment. We caution you that the following important factors, among others, in the future could cause our actual results to differ materially from those expressed in forward-looking statements made by or on behalf of us in filings with the securities and Exchange Commission, press releases, communications with analysts, investors and oral statements. Any or all of our forward-looking statements in this prospectus and in any other public statements we make, may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Many factors mentioned in the discussion below are important in determining future results. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make in our reports filed with the Securities and Exchange Commission.


                          Risks Related to Our Business


Our short-term debt obligations will require us to seek additional debt or equity financing, which, if we cannot obtain, will affect our liquidity and capital resources and our operating results.

         As of June 30, 2005, we had approximately U.S. $61.40 million of short-term loans and notes payable maturing in less than one year. If we fail to obtain debt or equity financing to meet these debt obligations or fail to obtain extensions of the maturity dates of these obligations, our overall liquidity and capital resources will be materially adversely affected. We cannot assure you that such additional financing will be available or that the terms of such additional financing, if available, will be acceptable to us. If we are able to arrange for debt financing, the debt instruments are likely to include limitations on our ability to incur other indebtedness, to pay dividends, to create liens, to sell or purchase our capital stock, to sell assets or to make acquisitions or enter into other transactions. Such restrictions may adversely affect our ability to finance our future operations or capital needs or to engage in other business activities. If we raise financing by issuing additional equity or convertible debt securities, it will result in substantial dilution to our stockholders.

Our significant amount of indebtedness could adversely affect our financial condition.

         We have a significant amount of debt. Our significant amount of debt has important consequences to our stockholders. For example, it:

         o requires us to dedicate a substantial portion of our cash flow from operations to debt service payments, which reduces the availability of our cash to fund working capital, capital expenditures or other general corporate purposes;

         o places us at a disadvantage compared with competitors that have proportionately less debt; and

         o limits our ability to borrow additional funds in the future, if we need them, due to financial and restrictive covenants in our debt agreements.

We have pledged a substantial amount of our assets as collateral under our loan agreements. Our failure to meet the obligations under our loan agreements could result in foreclosure of our assets.

         Under the terms of our outstanding loan agreements, we have pledged as collateral a substantial amount of our assets. Failure to comply with our obligations under the loan agreements would constitute an event of default and could result in foreclosure on the pledged assets. We have pledged inventory with a value at June 30, 2005 of US$7.49 million, machinery and equipment with a value at June 30, 2005 of US$9.55 million and cash valued at US$6 million at June 30, 2005 to secure obligations under our loan agreements. Loss of any of these assets due to foreclosure would result in a material adverse affect to our financial condition and operations.

We depend on factories to manufacture our products, which may be insufficiently insured against damage or loss.

         China BAK Battery, Inc., as a holding company, has no direct business operation, other than our ownership of our subsidiaries located in China. Currently, our operations and financial condition are solely dependent on the success of BAK Battery's business and factories in China. We do not currently maintain insurance to protect against business interruption or damage and loss to any of our manufacturing facilities, machinery and other related property. If we suffer any business interruption or material damage to, or the loss of, any of our factories due to fire, severe weather, flooding or other cause, the loss would not be offset by any insurance proceeds, and if the loss was large enough, it could threaten the continued viability of our business.

We are and will continue to be under pricing pressure from our customers and competitors on our products that could adversely affect our growth and profit margins.

         We are constantly faced with pricing pressure from our customers and competitors, especially in the sales of replacement batteries. To retain our customers and gain new ones, we must continue to control our costs through product and manufacturing improvements and efficiencies. Our growth and profit margins will suffer if we cannot effectively continue to control our costs and keep our prices competitive. We can provide no assurances that we will be able to continue to control our costs, or that we would be able to raise our prices or increase our unit volume in order to maintain or improve our operating results.

Our contracts with our customers are generally short-term and do not require the purchase of a minimum amount.

         Our customers generally do not provide us with firm, long-term volume purchase commitments. Although we enter into manufacturing contracts with our customers who have persistent demand for a certain product, these contracts clarify terms such as payment method, payment period, quality standard and inspection and similar matters rather than provide firm, long-term commitments.

Failure to meet the lead times in our production agreements could result in the loss of customers and damage to our reputation and goodwill.

         We enter into production agreements with our customers prior to commencing production, which reduces our risk of cancellations. However, the lead time is generally short under our production agreements, which can strain our resources and reduce our margins. Although we have increased our manufacturing capacity, we may lack sufficient capacity at a given time to meet our customers' demands if they exceed anticipated levels. We strive for rapid response to customer demand, which can lead to reduced purchasing efficiency and increased material costs. If we are unable to sufficiently meet our customers' demands, we will lose our customers. Moreover, failure to meet customer demands may damage our reputation and goodwill, perhaps irreparably.

Because of the short lead times in our production agreements, we may not accurately or effectively plan our production or supply needs.

         We make significant decisions, including determining the levels of business that we will seek and accept, production schedules, component procurement commitments, facility requirements, personnel needs, and other resource requirements, based on our production agreements with our customer. The short lead time of our customers' commitments and the possibility of rapid changes in demand for their products reduce our ability to estimate accurately the future requirements of those customers. Because many of our costs and operating expenses are fixed, a reduction in customer demand can harm our gross margins and operating results. We may also occasionally place orders with suppliers based on a customer's forecast or in anticipation of an order. Additionally, from time to time, we may purchase quantities greater than customer orders to secure more favorable pricing, delivery or credit terms. These purchases can expose us to losses from inventory carrying costs or inventory obsolescence.

Failure to optimize our manufacturing potential and cost structure could materially and adversely affect our business and operating results.

         Our manufacturing efficiency has been and will be an important factor in our future profitability, and we may not be able to maintain or increase our manufacturing efficiency. Our manufacturing and testing processes are complex, require advanced and costly equipment and are continually being modified in our efforts to improve yields and product performance. Difficulties in the manufacturing process can lower yields. Technical or other problems could lead to production delays, order cancellations and lost revenue. In addition, any problems in achieving acceptable yields, construction delays, or other problems in upgrading or expanding existing facilities, building new facilities, problems in bringing new manufacturing capacity to full production or changing our process technologies, could also result in capacity constraints, production delays and a loss of future revenues and customers. Our operating results also could be adversely affected by any increase in fixed costs and operating expenses related to increases in production capacity if net sales do not increase proportionately, or in the event of a decline in demand for our products.

We have not obtained the certificate of land use right for our BAK Industrial Park.

         We have not obtained the certificate of land use right for the property and facilities located at BAK Industrial Park, No. 1 BAK Street, Kuichong Town, Longgang District, Shenzhen, People's Republic of China. We are negotiating with the PRC government to obtain this certificate. However, if we are unsuccessful in doing so, we could be forced to vacate our current premises and relocate to new facilities.

The rechargeable battery business is highly competitive, and if we fail to compete successfully, our business will not be successful.


         We are subject to competition from manufacturers of traditional rechargeable batteries, such as nickel-cadmium batteries, from manufacturers of rechargeable batteries of more recent technologies, such as nickel-metal hydride and liquid electrolyte, as well as from companies engaged in the development of batteries incorporating new technologies. Other manufacturers of lithium ion batteries currently include Sanyo Electric Co., Sony Corp., Matsushita Electric Industrial Co., Ltd. (Panasonic), GS Group, NEC Corporation, Hitachi Ltd., LG Chemical Ltd., Samsung Electronics Co., Ltd., BYD Co. Ltd., Tianjin Lishen Battery Joint-Stock Co., Ltd., Henan Huanyu Group and Harbin Coslight Technology International Group Co., Ltd.


         Several of these existing competitors have, and many of our future competitors may have, greater financial, personnel and capacity resources than us and, as a result, these competitors may be in a stronger position to respond quickly to market opportunities, new or emerging technologies and changes in customer requirements. Many of our competitors with substantially greater resources are developing a variety of battery technologies, such as lithium polymer and fuel cell batteries, which are expected to compete with the technology of our existing product lines. Other companies undertaking research and development activities of solid-polymer lithium ion batteries have developed prototypes and are constructing commercial scale production facilities. We cannot predict with precision which competitors may enter our markets in the future or in what form such competition may take. In order to effectively compete, we will need to make additional investments in our business. We can provide no assurances that we can compete successfully against current or future competitors or products, nor can there be any assurance that competitive pressures faced by us will not result in increased costs of doing business, loss of market shares or otherwise will not materially adversely affect our business, results of operations and financial condition.

We are dependent on a single line of products.

         Our revenues are derived solely from the sale of our lithium ion batteries. The market for these products is characterized by changing technology and evolving industry standards, often resulting in product obsolescence or short product lifecycles. Although we believe our products are comprised of state-of-the-art technology, it is difficult to predict when or if sales of our batteries will increase substantially or at all. We cannot assure you that these or any new products, if any, will meet with market acceptance. Furthermore, we cannot assure you that we will be in a position to become competitive with only a single product line. Failure to identify and develop a commercially viable number of product lines that are sought by the market could adversely affect our growth opportunities and, ultimately, our viability. Because we do not have a diverse product offering that would enable us to sustain our business while seeking to develop new types of products, our business may not be able to recover if we experience a steep decline in demand for our current product offerings.

If we lose the services of key members of our management, including our Chief Executive officer, we may not be able to implement our business model successfully, which could harm our ability to remain competitive in our market.

         Because of the highly specialized, technical nature of our business, we greatly depend on certain key members of management, as well as our marketing, engineering and technical staff, the loss of which could have a material and negative effect on our ability to effectively pursue our business strategy. Xianqian Li, our President, Chief Executive officer and Chairman of the Board of Directors has held these positions since the inception of our business and our future growth and success depends very much on his continued involvement with our company.


         In addition to developing the manufacturing capacity to produce high volumes of advanced rechargeable batteries, we must attract, recruit and retain a sizeable workforce of technically competent employees, including additional highly skilled and experienced managerial, marketing, engineering and technical personnel. If we are unable to do so, our ability to effectively pursue our business strategy could be materially and negatively affected.


We may not be able to effectively respond to rapid growth of our business.

         If we are successful in obtaining rapid market growth of our batteries, we will be required to deliver large volumes of quality products to customers on a timely basis at a reasonable cost to those customers. Such demand would require more working capital that we currently use in our business because we would need to fund purchases of raw materials and supplies. If our business grows rapidly, we may not have the capacity to respond to the increased demand and we may not be able to expand our manufacturing and quality control activities or satisfy our commercial scale production requirements on a timely and cost-effective basis. Failure to manage rapid growth effectively could result in a failure to translate that growth into economic success.

         In addition, our new facilities will further expand our manufacturing capabilities and we anticipate continued expansion of our business as we address market opportunities. To manage the growth of our operations and personnel, we have been and will be required to continue to improve operational and financial systems, procedures and controls, and train and manage additional employees. Difficulties in effectively managing the budgeting, forecasting and other process control issues presented by such an expansion could harm our business, prospects, results of operations and financial condition.

Our cash flows are impacted by our long-term receivables and sizable sales orders.

         As is customary in the PRC, we extend relatively long payment terms, and provide liberal return policies to our customers. While we seek to establish appropriate reserves for our receivables, there can be no assurance they will prove adequate. Further, the extended payment terms we offer adversely affects our cash flows.

         Our customers often place large orders for products, requiring fast delivery, which impacts our working capital. If our customers do not incorporate our products into their products and sell them in a timely fashion, for example, due to excess inventories, sales slowdowns or other issues, they may not pay us in a timely fashion, even on our extended terms. This failure to timely pay may defer or delay further product orders from us, which may adversely affect our cash flows, sales or income in subsequent periods.

We may be unsuccessful in developing and selling new products or in penetrating new markets required to maintain or expand our business.

         Our competitiveness and future success depend on our ability to design, develop manufacture, assemble, test, market and support new products and enhancements on a timely and cost-effective basis. A fundamental shift in technologies in any of our product markets could have a material adverse effect on our competitive position within these markets. Our failure to develop new technologies or to react to changes in existing technologies could materially delay our development of new products, which could result in product obsolescence, decreased revenues, and/or a loss of market share to competitors.

         The success of a new product depends on accurate forecasts of long-term market demand and future technological developments, as well as on a variety of specific implementation factors, including:

         o timely and efficient completion of process design and device structure improvements;

         o        timely  and   efficient   implementation   of   manufacturing,
                  assembly, and test processes;

         o        product performance;

         o        the quality and reliability of the product; and

         o        effective marketing, sales and service

         To the extent that we fail to introduce new products or penetrate new markets, or any of our new products are unsuccessful, our revenues and financial condition could be materially adversely affected.

We may not be able to adequately finance the development of new products.

         We are currently conducting research and development on a number of new products, which is requiring a substantial outlay of capital. To remain competitive, we must continue to incur significant costs in product development, equipment, facilities and invest in research and development of new products. These costs may increase, resulting in greater fixed costs and operating expenses. We can provide no assurances that we will maintain sufficient capital in the future to continue to finance research and development costs sufficiently, or at all.

         In addition to research and development costs, we could be required to expend substantial funds for and commit significant resources to the following:

         o        additional engineering and other technical personnel;

         o        advanced design, production and test equipment;

         o        manufacturing services that meet changing customer needs;

         o        technological changes in manufacturing processes; and

         o        manufacturing capacity.

         Our future operating results will depend to a significant extent on our ability to continue to provide new products that compare favorably on the basis of cost and performance with the design and manufacturing capabilities competitive third-party suppliers and technologies. We will need to sufficiently increase our net sales to offset these increased costs, the failure of which would adversely affect our operating results.

Lithium ion batteries pose certain safety risks that could affect our financial condition and results of operations.

         Due to the high energy density inherent in lithium batteries, our batteries can pose certain safety risks, including the risk of fire. Although we incorporate safety procedures in research, development and manufacturing processes that are designed to minimize safety risks, we can provide no assurances that these safety measures are entirely effective. Should an accident occur, whether at the manufacturing facilities or from the use of the products, it could result in significant production delays or claims for damages resulting from injuries. Due to limits imposed in our product liability insurance policy, such losses might not be covered by our insurance policy, and if large enough, could have a material and negative effect on our financial condition and results of operations.


         National, state and local laws impose various environmental controls on the manufacture, storage, use and disposal of lithium batteries and/or certain chemicals used in the manufacture of lithium batteries. Any changes in those laws and regulations could impose costly compliance requirements on us or otherwise subject us to future liabilities.

We depend on certain suppliers, and any disruption with those suppliers could delay product shipments and adversely affect our relationships with customers.

         Certain materials used in products are available only from a limited number of suppliers. Further, we may elect to develop relationships with a single or limited number of suppliers for materials that are otherwise generally available. We have volume purchase agreements with our major suppliers. Although we believe that alternative suppliers are available to supply materials that could replace materials currently used and that, if necessary, we would be able to redesign our products to make use of such alternatives, any interruption in the supply from any supplier could delay product shipments and adversely affect our relationships with customers.

We cannot control the cost of our raw materials, which may adversely impact our profit margin and financial position.


         Our principal raw materials are liquid electrolyte and lithium cobalt oxide. The prices for these raw materials are subject to market forces largely beyond our control, including energy costs, organic chemical feedstocks, market demand, and freight costs. The prices for these raw materials have varied significantly, including a significant increase in the year ended September 30, 2004 and a significant decrease in the quarter ended December 31, 2004. Prices have remained relatively stable since January 1, 2005, but they may vary significantly in the future. Significant increases in the prices of raw materials will weaken our margins and reduce our ability to achieve profitability. If we are unable to bear future price increases in raw materials, our prospects will be harmed, perhaps materially.


If we experience customer concentration, we may be exposed to all of the risks faced by our remaining material customers.


         Our largest customer accounted for 14.71% of our revenues for the fiscal year ended September 30, 2004 and 13.22% for the six months ended March 31, 2005. Our seven largest customers accounted for approximately 51.57% of our revenues during the period from October 1, 2004 through March 30, 2005. Unless we maintain multiple customer relationships, it is likely that we will experience periods during which we will be highly dependent on a limited number of customers. Dependence on a few customers could make it difficult to negotiate attractive prices for our products and could expose us to the risk of substantial losses if a single dominant customer stops conducting business with us. We can provide no assurance that our largest customer will remain a customer of ours in future periods.

If we are unable to obtain or maintain quality certifications for our facilities, we may lose existing customers and fail to attract new customers.

         We have obtained ISO14001 and ISO9001 certification as well as UL and EU certifications for all of our facilities that permit us to offer our products in the target markets of the European Union and North America. In order to continue to offer our products in those markets we must maintain these certifications. Maintaining these certifications may be costly. If our certifications are canceled or approvals withdrawn, or if necessary additional standards are not obtained in a timely fashion, our ability to continue to serve these targeted market and retain our customers may be impaired, which could materially affect our revenue and results of operations. In addition, our failure to obtain or maintain these certifications could impair our ability to attract new customers. For example, most mobile phone original equipment manufacturers require these certifications; our failure to maintain these certifications would adversely affect our ability to sell to any such manufacturers and could materially adversely affect our business prospects.

We may be exposed to potential risks relating to our internal controls over financial reporting and our ability to have those controls attested to by our independent auditors.

         As directed by Section 404 of the Sarbanes-Oxley Act of 2002 ("SOX 404"), the Securities and Exchange Commission adopted rules requiring public companies to include a report of management on the company's internal controls over financial reporting in their annual reports, including Form 10-KSB. In addition, the independent registered public accounting firm auditing a company's financial statements must also attest to and report on management's assessment of the effectiveness of the company's internal controls over financial reporting as well as the operating effectiveness of the company's internal controls. We are not subject to these requirements for our current fiscal year ending September 30, 2005, accordingly we have not evaluated our internal control systems in order to allow our management to report on, and our independent auditors to attest to, our internal controls as required by these requirements of SOX 404. Under current law we will be subject to these requirements beginning with our annual report for the fiscal year ending September 30, 2006. We can provide no assurance that we will comply with all of the requirements imposed thereby. There can be no positive assurance that we will receive a positive attestation from our independent auditors. In the event we identify significant deficiencies or material weaknesses in our internal controls that we cannot remediate in a timely manner or we are unable to receive a positive attestation from our independent auditors with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements.

Our protection of intellectual property may not allow us to effectively prevent others from using our business model or our technology.

         Our success depends on the knowledge, ability, experience and technological expertise of our employees and on the legal protection of patents and other proprietary rights. We have had patents issued and have patent applications pending in China. If (i) our pending patent applications do not result in patents, (ii) the claims allowed under any existing patents are not sufficiently broad to protect our technology, or (iii) any patents issued to us are challenged, invalidated or circumvented, then the resulting ability of third parties to utilize the subject technology will have an adverse effect on our business.

         We also claim proprietary rights in various unpatented technologies, know-how, trade secrets and trademarks relating to products and manufacturing processes. We protect our proprietary rights in our products and operations through contractual obligations, including nondisclosure agreements. There can be no assurance as to the degree of protection these contractual measures may or will afford. If these contractual measures fail to protect our proprietary rights, any advantage those proprietary rights provided to us would be negated.

         Monitoring infringement of intellectual property rights is difficult and we cannot be certain that the steps we have taken will prevent unauthorized use of our intellectual property and know-how, particularly in foreign countries, such as China, where the laws may not protect our proprietary rights as fully as in the United States. Accordingly, other parties, including competitors, may duplicate our product offerings.

We may become involved in intellectual property or other disputes that could cause us to incur substantial costs, divert the efforts of our management, and require us to pay substantial damages or require us to obtain licenses, which may not be available on commercially reasonable terms, if at all.

         Third parties, including competitors, may already have patents on inventions, or may obtain patents on new inventions in the future, that could limit our ability to market and sell the products we provide now or new products we may offer in the future. Such third parties may claim that our products infringe their patent rights and assert claims against us. In addition, we have agreed in some of our contracts, and may in the future agree in other contracts, to indemnify third parties for any expenses or liabilities resulting from claimed infringements of the proprietary rights of third parties as it relates to the products we provide. We, or third parties that we are obligated to indemnify, may receive notifications alleging infringements of intellectual property rights relating to our business or the products previously sold by us. Litigation with respect to patents or other intellectual property matters, whether with or without merit, could be time-consuming to defend, result in substantial costs and diversion of management and other resources, cause delays or other problems in the marketing and sales of our products, or require us to enter into royalty or licensing agreements, any or all of which could have a material adverse effect on our business, operating results and financial condition. If any infringement claim is successful against us, we may be required to pay substantial damages or we may need to seek and obtain a license of the other party's intellectual property rights. We may be unable to obtain such a license on commercially reasonable terms, if at all. We may be required to redesign those products that use the infringed technology. Moreover, we may be prohibited from selling, using, or providing any of our products that use the challenged intellectual property. Although we carry general liability insurance, our insurance may not cover potential claims of this type or may not be adequate to cover us for all liability that may be imposed.

Our business may be adversely affected by obsolete inventories as a result of changes in demand for our products and change in life cycles of our products.

         The life cycles of some of our products depend heavily upon the life cycles of the end products in which our products are used. These types of end-market products with short life cycles require us to manage closely our production and inventory levels. Inventory may also become obsolete because of adverse changes in end-market demand. We may in the future be adversely affected by obsolete or excess inventories which may result from unanticipated changes in the estimated total demand for our products or the estimated life cycles of the end products into which our products are designed. In addition, some customers restrict how far back the date of manufacture for our products can be, and therefore some of our products inventory may become obsolete.

Our costs could substantially increase if we receive a significant number of warranty claims.

         We typically offer warranties ranging from six to eight months against any defects due to product malfunction. Although we provide for a reserve for this potential warranty expense, which is based on an analysis of historical warranty issues, unforeseen warranty exposure in excess of this reserve could adversely affect our operating results. If we experience a significant increase in warranty claims inconsistent with our history, our reputation and goodwill could be damaged.

Our holding company structure creates restrictions on the payment of dividends.

         We have no direct business operations, other than our ownership of our subsidiaries. While we have no current intention of paying dividends, should we decide in the future to do so, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. If future dividends are paid in Renminbi, fluctuations in the exchange rate for the conversion of Renminbi into U.S. dollars may adversely affect the amount received by U.S. stockholders upon conversion of the dividend payment into U.S. dollars.


                    Risks Related to Doing Business in China

Our operations are located in China and may be adversely affected by changes in the political and economic policies of the Chinese government.

         Our business operations may be adversely affected by the political environment in the PRC. The PRC has operated as a socialist state since 1949 and is controlled by the Communist Party of China. In recent years, however, the government has introduced reforms aimed at creating a "socialist market economy" and policies have been implemented to allow business enterprises greater autonomy in their operations. Changes in the political leadership of the PRC may have a significant effect on laws and policies related to the current economic reforms program, other policies affecting business and the general political, economic and social environment in the PRC, including the introduction of measures to control inflation, changes in the rate or method of taxation, the imposition of additional restrictions on currency conversion and remittances abroad, and foreign investment. Moreover, economic reforms and growth in the PRC have been more successful in certain provinces than in others, and the continuation or increases of such disparities could affect the political or social stability of the PRC.

         Although we believe that the economic reform and the macroeconomic measures adopted by the Chinese government have had a positive effect on the economic development of China, the future direction of these economic reforms is uncertain and the uncertainty may decrease the attractiveness of our company as an investment, which may. in turn have material and negative impact on the market price of our stock. In addition, the Chinese economy differs from the economies of most countries belonging to the Organization for Economic Cooperation and Development ("OECD"). These differences include:

         o        economic structure;

         o        level of government involvement in the economy;

         o        level of development;

         o        level of capital reinvestment;

         o        control of foreign exchange;

         o        methods of allocating resources; and

         o        balance of payments position.

         As a result of these differences, our business may not develop in the same way or at the same rate as might be expected if the Chinese economy were similar to those of the OECD member countries.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities.


         The PRC only recently has permitted provincial and local economic autonomy and private economic activities. The government of the PRC has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be adversely affected by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in compliance with all applicable legal and regulatory requirements. However, the central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.


         Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in the PRC or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures.


We currently enjoy a reduced tax rate and the loss of this benefit may adversely impact our net income.

         Under PRC laws and regulations our PRC subsidiary BAK Battery enjoys a reduced enterprise income tax rate as a foreign invested enterprise and a high tech enterprise in an economic development zone. As such, under the current tax scheme, we did not owe any tax during the first two years following the time at which we became profitable. For the following six years, through the end of the 2009 calendar year, we owe, or will owe, 50% of the current 15% enterprise income tax rate currently applicable in Shenzhen, or 7.5%. If we fail to qualify for a reduced tax program following the end of the 2009 calendar year, we would be required to pay tax at the full tax rate applicable in Shenzhen. We currently pay enterprise income tax at the 7.5% rate. If we are required to pay tax at a higher rate our net income would be reduced.

         We also benefit from favorable local tax treatment, the loss of which would adversely affect our results of operations. The current enterprise income tax rate in Shenzhen is 15%. If PRC law were to change to raise the enterprise income tax rate applicable in Shenzhen to the standard statutory tax rate, which currently is 33%, and we were required to pay tax at that rate, we would have to pay more taxes which would reduce our net income.


A downturn in the Chinese economy may slow down our growth and profitability.


         The growth of the Chinese economy has been uneven across geographic regions and economic sectors. We cannot predict when and at what rate the Chinese economy will grow, or what effect that will have our industry in particular. Our profitability will decrease if expenditures for lithium ion batteries decrease due to a downturn in the Chinese economy.


Future inflation in China may inhibit economic activity in China.


         In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation. During the past ten years, the rate of inflation in China has been as high as 20.7% and as low as -2.2%. These factors have led to the adoption by the PRC government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. While inflation has been more moderate since 1995, high inflation may in the future cause the PRC government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby adversely affect the market for our products.


Any recurrence of severe acute respiratory syndrome, or SARS, or another widespread public health problem, could adversely affect our operations.

         A renewed outbreak of SARS or another widespread public health problem in China, where all of our revenue is derived, and in Shenzhen, where our operations are headquartered, could have a negative effect on our operations.

         Our operations may be impacted by a number of health-related factors, including the following:

         o quarantines or closures of some of our offices which would severely disrupt our operations,

         o        the sickness or death of our key officers and employees, and

         o        a general slowdown in the Chinese economy.

         Any of the foregoing events or other unforeseen consequences of public health problems could adversely affect our operations.


Restrictions on currency exchange may limit our ability to receive and use our revenues effectively and to pay dividends.

         Because  all  of  our  revenues  are  in  the  form  of  Renminbi,  any restrictions on currency exchanges may limit our ability to use revenue generated in Renminbi to fund any future business activities outside China or to make dividend or other payments in U.S. dollars. Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the Renminbi for current account transactions, significant restrictions still remain, including primarily the restriction that foreign-invested enterprises may only buy, sell or remit foreign currencies, after providing valid commercial documents, at those banks authorized to conduct foreign exchange business. In addition, conversion of Renminbi for capital account items, including direct investment and loans, is subject to government approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items. If the currency exchange system prevents us from obtaining sufficient foreign currency, we may be unable to pay dividends or to fund business activities outside China or otherwise make payments in U.S. dollars. Shortages in China in the availability or foreign currency may also restrict our ability to pay dividends. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the Renminbi, especially with respect to foreign exchange transactions.


The value of our securities will be affected by the foreign exchange rate between U.S. dollars and Renminbi.

         The value of our common stock will be affected by the foreign exchange rate between U.S. dollars and Renminbi. For example, to the extent that we need to convert U.S. dollars into Renminbi for our operational needs and should the Renminbi appreciate against the U.S. dollar at that time, our financial position and the price of our common stock may be adversely affected. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of declaring dividends on our common stock or for other business purposes and the U.S. dollar appreciates against the Renminbi, the U.S. dollar equivalent of our earnings from our subsidiaries in China would be reduced.


         Until 1994, the Renminbi experienced a gradual but significant devaluation against most major currencies, including U.S. dollars, and there was a significant devaluation of the Renminbi on January 1, 1994 in connection with the replacement of the dual exchange rate system with a unified managed floating rate foreign exchange system. Since 1994, the value of the Renminbi relative to the U.S. Dollar has remained stable and has appreciated slightly against the U.S. dollar. Countries, including the United States, have argued that the Renminbi is artificially undervalued due to China's current monetary policies and have pressured China to allow the Renminbi to float freely in world markets. On July 21, 2005 the PRC government changed its policy of pegging the value of the Renminbi to the U.S. dollar. Under the new policy the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of designated foreign currencies. This change in policy has resulted in an approximate 2.0% appreciation in the Renminbi against the U.S. dollar. While the international reaction to the Renminbi revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in further and more significant appreciation of the Renminbi against the U.S. dollar.

         Any significant revaluation of the Renminbi may materially and adversely affect our cash flow, revenues, earnings and financial position, and the value of any dividends payable in U.S. dollars. For example, an appreciation of the Renminbi against the U.S. dollar would make any Renminbi denominated investment or expenditure more costly to us, to the extent that we use U.S. dollars that we must convert into Renminbi for such purpose.


We may be unable to enforce our rights due to policies regarding the regulation of foreign investments in China.


         The PRC's legal system is a civil law system based on written statutes in which decided legal cases have little value as precedents, unlike the common law system prevalent in the United States. The PRC does not have a well-developed, consolidated body of laws governing foreign investment enterprises. As a result, the administration of laws and regulations by government agencies may be subject to considerable discretion and variation, and may be subject to influence by external forces unrelated to the legal merits of a particular matter. China's regulations and policies with respect to foreign investments are evolving. Definitive regulations and policies with respect to such matters as the permissible percentage of foreign investment and permissible rates of equity returns have not yet been published. As a result, we may not be aware of any violations of these policies and rules until some time after the violation. Statements regarding these evolving policies have been conflicting and any such policies, as administered, are likely to be subject to broad interpretation and discretion and to be modified, perhaps on a case-by-case basis. The uncertainties regarding such regulations and policies present risks that may affect our ability to achieve our business objectives. If we are unable to enforce any legal rights we may have under our contracts or otherwise, our ability to compete with other companies in our industry could be materially and negatively affected. In addition, any litigation in China may be protracted and result in substantial cost and diversion of resources and management attention.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in China based upon U.S. or other foreign laws against us or our management.

         Almost all of our current operations are conducted in China. Moreover, all of our directors and officers are nationals or residents of China. All or a substantial portion of the assets of these persons are located outside the United States. As a result, it may not be possible to effect service of process within the United States or elsewhere outside China upon these persons. In addition, there is uncertainty as to whether the courts of China would recognize or enforce judgments of U.S. courts obtained against us or such officers and/or directors predicated upon the civil liability provisions of the securities law of the United States or any state thereof, or be competent to hear original actions brought in China against us or such persons predicated upon the securities laws of the United States or any state thereof.

Recent PRC regulations relating to acquisitions of PRC companies by foreign entities may create regulatory uncertainties that could restrict or limit our PRC subsidiary, including its ability to pay dividends.

         The PRC State Administration of Foreign Exchange, or SAFE, issued a public notice in January 2005 concerning foreign exchange regulations on mergers and acquisitions in China. The public notice states that if an offshore company controlled by PRC residents intends to acquire a PRC company, such acquisition will be subject to strict examination by the relevant foreign exchange authorities. The public notice also states that the approval of the relevant foreign exchange authorities is required for any sale or transfer by the PRC residents of a PRC company's assets or equity interests to foreign entities, such as us, for equity interests or assets of the foreign entities.

         In April 2005, SAFE issued another public notice further explaining the January notice. In accordance with the April notice, if an acquisition of a PRC company by an offshore company controlled by PRC residents has been confirmed by a Foreign Investment Enterprise Certificate prior to the promulgation of the January notice, the PRC residents must each submit a registration form to the local SAFE branch with respect to their respective ownership interests in the offshore company, and must also file an amendment to such registration if the offshore company experiences material events, such as changes in the share capital, share transfer, mergers and acquisitions, spin-off transaction or use of assets in China to guarantee offshore obligations. The April notice also provides that failure to comply with the registration procedures set forth therein may result in a restrictions on our PRC resident shareholders and our PRC subsidiaries, including the PRC company's ability to distribute profits to its offshore parent company. Pending the promulgation of detailed implementation rules, the relevant government authorities are reluctant to commence processing any registration or application for approval required under the SAFE notices.

         As it is uncertain how the SAFE notices will be interpreted or implemented, we cannot predict how they will affect our business operations or future strategy. For example, we may be subject to more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings.

PRC regulations limit the payment of dividends by our PRC subsidiary

         PRC regulations currently permit the payment of dividends only out of accumulated profits as determined in accordance with PRC accounting standards and regulations. Our subsidiary in China is also required to set aside a portion of its after tax profits according to PRC accounting standards and regulations to fund certain reserve funds. Currently, our subsidiary in China is the only source of revenues or investment holdings for the payment of dividends. If it does not accumulate sufficient profits under PRC accounting standards and regulations to first fund certain reserve funds as required by PRC accounting standards, we will be unable to pay any dividends.

                        Risks Related to our Common Stock

The market price for our common stock may be volatile.

         The market price for our common stock is likely to be highly volatile and subject to wide fluctuations in response to factors including the following:


         o        the depth and liquidity of the market for our common stock,


         o actual or anticipated fluctuations in our quarterly operating results,

         o        announcements of new services by us or our competitors,

         o        changes in financial estimates by securities analysts,

         o        conditions in the lithium ion battery market,

         o changes in the economic performance or market valuations of other companies involved in lithium ion battery production,


         o        our sales of common stock,

         o        investor perceptions of us and our business,

         o changes in the estimates of the future size and growth rate of our markets,


         o announcements by our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments,

         o        additions or departures of key personnel, and

         o potential litigation, or conditions in the mobile telephone market.


         In addition, the stock market in general, and the OTCBB in particular, have experienced significant price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of listed companies. These broad market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance. In the past, securities class action litigation has often been instituted following periods of volatility in the market price of a company's securities. A securities class action suit against us could result in substantial costs, potential liabilities and the diversion of our management's attention and resources.


We have no present intention to pay dividends.


         Neither during the preceding two fiscal years nor during the nine month period ended June 30, 2005 did we pay dividends or make other cash distributions on our common stock, and we do not expect to declare or pay any dividends in the foreseeable future. Should we decide in the future to do so, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. We intend to retain any future earnings for working capital and to finance current operations and expansion of our business.

A large portion of our common stock is controlled by a small number of stockholders.


         43.4% of our common stock is held by Xiangqian Li, our President and Chief Executive Officer and Chairman of our Board, and 44.6% of our common stock is held by our directors and executive officers, collectively. As a result, our directors and executive officers are able to influence the outcome of stockholder votes on various matters, including the election of directors and extraordinary corporate transactions including business combinations. Furthermore, the current ratios of ownership of our common stock reduce the public float and liquidity of our common stock which can in turn affect the market price of our common stock.


There is currently a limited trading market for our common stock.


         Our common stock is traded in the over-the-counter market through the Over-the-Counter Electronic Bulletin Board. Our common stock may never be included for trading on any stock exchange or through any other quotation system (including, without limitation, the NASDAQ Stock Market).

Sales of substantial amounts of our common stock in the market could cause the price to fall

         There is only limited trading activity in our securities. The sale of a substantial amount of our common stock in the market would result in significant fluctuations in the market price of our common stock and could cause our common stock price to fall.

Our common stock could be subject to additional regulation as a "penny stock," which may reduce the liquidity of our common stock.


         If the trading price of our common stock falls below $5.00 per share, the open-market trading of our common stock will be subject to the "penny stock" rules. The "penny stock" rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser's written consent to the transaction before the purchase.


         Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These additional burdens imposed on broker-dealers may restrict the ability of broker-dealers to sell the common stock and may affect a stockholder's ability to resell the common stock.

         Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. We cannot provide assurance that broker-dealers will not engage in fraudulent activities involving our securities.


We are responsible for the indemnification of our officers and directors.


         Our Bylaws provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of us. If we are required to indemnify any persons under this policy, the costs involved could be material and we may be unable to recover any of these funds.

We recently adopted amendments to our Bylaws that could entrench our Board of Directors and prevent a change in control.

         Effective January 20, 2005, we adopted Amended and Restated Bylaws. The Amended and Restated Bylaws (i) increased the percent of stockholders required to call special meetings of stockholders from 10% to 30%, (ii) eliminated a provision allowing stockholders to fill vacancies in the Board if such vacancies were not filled by the Board, (iii) include a new provision providing that no contract or transaction between us and one or more of our directors or officers is void if certain criteria are met and (iv) allow for the amendment of our Bylaws by the Board of Directors rather than our stockholders. Collectively, these provisions may allow our Board of Directors to entrench the current members and prevent a change in control of our company in situations where a change in control would be beneficial to our stockholders.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements that involve risks and uncertainties. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "could," "expect," "plan,"
"intend," "anticipate," "believe," "estimate," "predict," "potential," or "continue," or the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined in the "Risk Factors" section beginning on page 4 in this prospectus. These factors may cause our actual results to differ materially from any forward-looking statement.

         Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform such statements to actual results or to changes in our expectations.

                            MARKET FOR COMMON EQUITY,
                 RELATED STOCKHOLDER MATTERS AND DIVIDEND POLICY


         There is no established public trading market for our common stock. However, over-the-counter trades are quoted on the NASD's Over-the-Counter Bulletin Board under the symbol "CBBT.OB." On September 30, 2005, the last reported sales price for our common stock was $7.28 per share.


         The following table sets forth, for the quarters indicated, the range of closing high and low bid prices of our common stock as reported by the NASD Over-the-Counter Bulletin Board, as adjusted for all previously effected stock splits. These prices do not include retail markup, markdown or commission and may not represent actual transactions.

                                                                  Common Stock
                                                                ----------------
By Quarter Ended                                                 High      Low
----------------                                                ------    ------

Fiscal 2003
-------------------------------------

March 31, 2003....................                              $.39      $.37

June 30, 2003.....................                              $.60      $.60

September 30, 2003................                              $1.01     $1.01

December 31, 2003.................                              $1.01     $1.01

Fiscal 2004
-------------------------------------

March 31, 2004....................                              $1.01     $1.01

June 30, 2004.....................                              $1.01     $1.01

September 30, 2004................                              $1.45     $1.02

December 31, 2004.................                              $3.50     $1.25

Fiscal 2005
-------------------------------------

March 31, 2005....................                              $7.30     $2.80
-------------------------------------


June 30, 2005.....................          $7.95           $5.00
-------------------------------------

September 30, 2005................          $7.75           $6.54


-----------



         As of September 30, 2005, there were 48,878,396 shares of our common stock outstanding held by approximately 148 stockholders of record.

         We have never paid any cash dividends on our common stock. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Should we decide in the future to do so, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. We currently intend to retain future earnings, if any, to finance operations and the expansion of our business.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         The following discussion should be read in conjunction with our consolidated financial statements and the notes thereto and the other financial information appearing elsewhere in this document. In addition to historical information, the following discussion and other parts of this document contain certain forward-looking information. Our financial statements are prepared in U.S. dollars and are in accordance with accounting principles generally accepted in the United States. When used in this discussion, the words "believes," "anticipates," "expects," and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those projected due to a number of factors beyond our control. We do not undertake to publicly update or revise any of the forward-looking statements even if experience or future changes show that the indicated results or events will not be realized. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.


         Factors that might cause actual results, performance or achievements to differ materially from those projected or implied in such forward-looking statements include, among other things: (i) the impact of competitive products;
(ii) changes in law and regulations; (iii) adequacy and availability of insurance coverage; (iv) limitations on future financing; (v) increases in the cost of borrowings and unavailability of debt or equity capital; (vi) the effect of adverse publicity regarding our products; (vii) our inability to gain and/or hold market share; (viii) exposure to and expense of resolving and defending product liability claims and other litigation; (ix) consumer acceptance of our products; (x) managing and maintaining growth; (xi) customer demands; (xii) market and industry conditions including pricing and demand for products, (xiii) the success of product development and new product introductions into the marketplace; (xiv) the departure of key members of management; (xv) our ability to efficiently market our products; as well as other risks and uncertainties that are described from time to time in our filings with the Securities and Exchange Commission.

         Net income does not reflect certain annual appropriations to reserve funds in accordance with PRC regulations. These appropriations are reflected in the statement of retained earnings as a reduction in retained earnings.

Overview


         China BAK Battery, Inc. is a holding company whose China-based subsidiaries, BAK International and BAK Battery, are focused on the manufacture, commercialization and distribution of a wide variety of standard and customized lithium ion rechargeable batteries for use in a wide array of applications. We also have internal research and development facilities engaged primarily in furthering lithium ion and lithium polymer related technologies. We believe that our technologies allow us to offer batteries that are flexibly configured, lightweight and generally achieve longer operating time than many competing batteries currently available. We have focused on manufacturing a family of replacement lithium batteries for mobile phones. We also supply rechargeable lithium ion batteries for use in various other portable electronic applications, including high-power handset telephones, laptop computers, digital cameras, video camcorders, MP3 players and general industrial applications.

         We manufacture three types of batteries: steel cell, aluminum cell and cylindrical cell. We deliver our products to packing plants operated by third parties where the bare cells are packed in accordance with specifications established by certain manufacturers of mobile phones and other electronic products. We operate sales and service branches in six principal coastal cities and Beijing in the Peoples Republic of China. The majority of our income is generated from the sale of steel cells. However, we believe there is growth potential for aluminum and cylindrical cells because of their wide applications. Our current growth strategy includes entering into the original equipment manufacture ("OEM") battery market for top mobile phone brands and portable electronic applications worldwide. We have developed a program for producing high power lithium ion battery cells which may allow us inroads into additional battery markets such as those for power tools. We have begun marketing our high power lithium ion battery cells; however, we have not yet received any revenues from the sale of this product.

                              Results of Operations

Results of operations for the three months ended June 30, 2005 as compared to the three months ended June 30, 2004.


Revenues


         Revenues increased to approximately $24.15 million for the three months ended June 30, 2005 as compared to approximately $15.18 million for same period of the prior year, an increase of approximately $8.97 million or 59%. Our revenues increased during the period as a result of increased sales volume. Revenues from sales of aluminum case cell batteries increased to approximately $7.84 million for the period as compared to approximately $6.03 million in the prior year period, an increase of $1.81 million, primarily due to increased sales volume. Revenues relating to steel case batteries increased to approximately $15.99 million from approximately $9.12 million in the prior year period, an increase of approximately $6.87 million or 75.33%, primarily due to increased sales volume. The Company was able to gain market share both domestically and internationally during the period because, in our belief, our production volume and technological advantage gives us an advantage over our competitors with regard to supply ability and cost. We also believe that our gain in market share was due in part to our decision to maintain low pricing, the improved quality of our products and the improvements we made in manufacturing efficiencies.


Gross Profit


         Gross profit for the three months ended June 30, 2005 was approximately $7.61 million or 31.5% of revenues as compared to gross profit of approximately $3.74 million or 24.6% of revenues for the same period of the prior year.

         The increase in gross profit, as a percentage of revenues, resulted primarily from a combination of increased unit selling prices and decreased unit manufacturing costs of steel cell batteries stemming from a decrease in prices for most raw materials used in the steel case cell manufacturing process, and an increase of finished goods rate in the manufacturing process. Steel case cell battery selling prices increased by 7.8% during the period, while cost of steel case cell units decreased by about 9.6%, resulting in an overall increase in gross profit from 19.09% to 32.13% of revenues. In the aluminum case cell market, price increases averaged 2.89% and unit costs increased by 2.99%, thereby reducing gross profit. As such, gross profits in aluminum case segment decreased from 28.37% to 28.30% of revenues. Prior to 2004, we sold our products primarily into the replacement battery market (as opposed to the OEM market). Products in the replacement market face lower prices and, consequently, lower gross profit margins. We are continuing to pursue a strategy of increasing sales into the higher profit margin OEM segment.

         Continued vertical integration of the manufacturing process, increasing production efficiencies, and low labor costs collectively served to contain costs. We believe that we can continue to achieve cost savings from these activities that will help to offset potential raw material and other price increases during the remainder of 2005 and beyond. If we can continue to achieve increased sales into the higher profit margin OEM segment, we believe that we are positioned to maintain gross profit margins at or near the 25% range for the remainder of our 2005 fiscal year. Management continues to focus on cost containment and savings based on increased economies of scale in order to maintain gross profit margins.

         Some entities include all costs associated with their distribution system in cost of goods sold while other companies may record a portion of their distribution costs in selling expense. Because of this disparity in financial reporting, gross margins between our company and other companies may not be comparable. With the exception of transportation and freight charges which we include under selling expenses, we believe we include most other costs of our distribution system.

Selling Expenses

         Selling expenses increased to approximately $976,000 for the three month period ended June 30, 2005 as compared to approximately $475,000 for the same period of the prior year, an increase of approximately $501,000 or about

105%, due to additional salary expense relating to additional employees in sales
and  marketing  as  well  as  increased  sales  and  marketing  efforts,   which
contributed to increased sales.

         Salaries related to selling efforts increased to approximately $603,000 from approximately $238,000 for the same period of the prior year, an increase of approximately $365,000. We had 86 employees engaged in sales and marketing as of June 30, 2005 as compared to 63 as of June 30, 2004. As a result of the introduction of a formal and coordinated marketing campaign and increased professional advertisements and exhibitions, marketing expenses increased to approximately $190,600 from approximately $151,000 incurred in the same period of the prior year, an increase of approximately $39,600. Transportation, filing fees, trademarks, and other related selling and marketing expenses increased to approximately $182,400 from approximately $85,900 for the same period of the prior year, an increase of approximately $96,500 and due to the increased selling effort. Marketing or advertising costs consist primarily of promoting ourselves and our products through printed advertisements in trade publications and displaying our products through attendance of industry trade exhibitions. We do not pay slotting fees, engage in cooperative advertising programs, participate in buydown programs or similar arrangements. No material estimates are required to determine our marketing or advertising costs.

General and Administrative Expenses

         General and administrative expenses increased to approximately $1,069,000 for the three months ended June 30, 2005 as compared to approximately $927,000 for the same period of the prior year, an increase of approximately $142,000 or 15.3%. The increase in general and administrative expenses was due in part to the increase in the number of employees. As a percentage of revenues, general and administrative expenses were 4.4% and 6.1% as of June 30, 2005 and June 30, 2004, respectively. Despite increased general and administrative expense, we believe that general and administrative expenses remain manageable relative to revenues.

         Salaries and benefits, including training, increased to approximately $501,000 for the three month period ended June 30, 2005 from approximately
$360,000 for the three month period ended June 30, 2004, an increase of approximately $141,000 or 39%. We had 182 employees in machinery and engineering positions as of June 30, 2005, as compared to 31 employees as of the same period for the prior year.

Research and Development Expenses

         Research and development expenses decreased to approximately $129,000 for the three months ended June 30, 2005 as compared to approximately $139,000 for the same period of the prior year, a decrease of approximately $10,000 or 7.2%.

Bad Debts

         Bad debt expense totaled approximately $599,000 for the three months ended June 30, 2005 as compared to a bad debt recovery of approximately $(335,000) for the same period of the prior year. As a percentage of revenues, bad debts were approximately 2.5% and (2.2%) for the three months ended June 30, 2005 and 2004, respectively. Bad debt expenses increased this much is primarily due to a small amount of outstanding accounts receivable to certain small business customers, which caused deferred account receivable and an increase of provision forbad debt. The company will deal with these accounts receivable periodically. Management believes that it will not have material adverse effect on the company. Also we believe that the reserve for bad debts as of June 30, 2005 is adequate and will adjust future reserves as we gain more experience with our customers.

Depreciation and Amortization

         Depreciation and amortization totaled approximately $806,000 for the three months ended June 30, 2005 as compared to approximately $453,000 for the same period of the prior year, an increase of approximately $353,000 or 78%. The increase in depreciation and amortization principally reflects our expansion or manufacturing facilities and related acquisitions.

Operating Income

         As a result of the above, operating income totaled approximately $4.03 million for the three months ended June 30, 2005 as compared to operating income of approximately $2.08 million for the same period of the prior year, an increase of approximately $1.95 million or 94%.

         As a percentage of revenues, operating income was 17% for the three months ended June 30, 2005 as compared to 14% for the same period of the prior year. The growth in operating income as a percentage of revenues was substantially due to the increase in gross profit.

Finance Costs

         Finance costs increased to approximately $371,400 for the three month period ended June 30, 2005 as compared to approximately $364,600 for the same period of the prior year, an increase of approximately $6,800 or 1.85%.

         We had approximately $61 million in short term loans and notes payable as of June 30, 2005 as compared to approximately $50 million outstanding as of June 30, 2004. Short term loans and notes payable are comprised of various short term bank loans and promissory notes, with interest ranging from 5.02% to 6.14 %, and maturities of generally less than twelve months. The increase in interest bearing debt caused the increase in finance costs. The funds were used for working capital purposes based on the increase in revenues.

Net Income

         Primarily  as a  result  of  increased  sales  during  the  period,  we increased our net income to approximately $3.4 million as compared to approximately $1.6 million for the same period of the prior year, an increase of approximately $1.8 million or about 113%.

Results of operations for the nine months ended June 30, 2005 as compared to the nine months ended June 30, 2004.

Revenues

         Revenues increased to approximately $75 million for the nine months ended June 30, 2005 as compared to approximately $47 million for same period of the prior year, an increase of approximately $28 million or 60%. This increase was the result of increased sales volume and increased rate of finished products of Grade A. Our products are classified by Grade A, B, C, D, and the unit selling price of battery cells is determined by grade, the higher grade, the higher price. The unit selling price of the products of same grade is not increased as compared to the same period last year, however, the rate of finished products of Grade A increased, which result in increased products of Grade A, as a result, the averaged unit selling price increased. Revenues from the sales of aluminum case cell batteries increased to approximately $23.64 million for the period as compared to approximately $10.64 million in the prior year period, an increase of $13.00 million. Revenues relating to steel case batteries increased to approximately $50.33 million from approximately $34.75 million in the prior year period, an increase of approximately $15.58 million or 45%. We were able to gain market share both domestically and internationally during the period because, in our belief, our production volume and technological advantage gives us an advantage over our competitors with regard to supply ability and cost. We also believe that our gain in market share was due in part to our decision to maintain low pricing, the improved quality of our products and the improvements we made in manufacturing efficiencies.

Gross Profit

         Gross profit for the nine months ended June 30, 2005 was approximately $18.9 million or 25% of revenues as compared to gross profit of approximately $11.2 million or 24% of revenues for the same period of the prior year.

         The increase in gross profit, as a percentage of revenues, primarily resulted from increased gross profit of steel case cell batteries resulting from increased unit selling prices and decreased unit costs. Steel case cell battery selling prices increased by 3% during the period, while cost of steel case cell units decreased by about 7%, resulting in an overall increase in gross profit from 17.25% to 25.10% of revenues. In the aluminum case cell market, price decreases averaged 4% and unit costs increased by 13%, thereby reducing gross profit. As a result, gross profits in aluminum case segment decreased from 30.31% to 18.27% of revenues. Prior to 2004, we sold our products primarily into the replacement battery market (as opposed to the OEM market). Products in the replacement market face lower prices and, consequently, lower gross profit margins. We are continuing to pursue a strategy of increasing sales into the higher profit margin OEM segment.

         Continued vertical integration of the manufacturing process, increasing production efficiencies, and low labor costs collectively served to contain costs. We believe that we can continue to achieve cost savings from these activities that will help to offset potential raw material and other price increases during the remainder of 2005 and beyond. If we can continue to achieve increased sales into the higher profit margin OEM segment, we believe that we are positioned to maintain gross profit margins at or near the 25% range for the remainder of our 2005 fiscal year. Management continues to focus on cost containment and savings realized based on increased economies of scale in order to maintain gross profit margins.

         Some entities include all costs associated with their distribution system in cost of goods sold while other companies may record a portion of their distribution costs in selling expense. Because of this disparity in financial reporting, gross margins between our company and other companies may not be comparable. With the exception of transportation and freight charges which we include under selling expenses, we believe we include most other costs of our distribution system.


Selling Expenses


         Selling expenses increased to approximately $2.68 million for the nine month period ended June 30, 2005 as compared to approximately $1.31 million for the same period of the prior year, an increase of approximately $1.37 million or about 105%, due to additional salary expense relating to additional employees in sales and marketing as well as increased sales and marketing efforts, which contributed to increased sales.

         Salaries related to selling efforts increased to approximately $1.55 million from approximately $0.52 million for the same period of the prior year, an increase of approximately $1.03 million. We had 86 employees engaged in sales and marketing as of June 30, 2005 as compared to 63 as of June 30, 2004. As a result of the introduction of a formal and coordinated marketing campaign, marketing expenses increased to approximately $0.69 million from approximately $0.59 million incurred in the same period of the prior year, an increase of approximately $0.10 million. Increases in transportation, filing fees, trademarks, and other related selling and marketing expenses resulting from the increased selling and marketing efforts accounted for the majority of the increase.

         Marketing or advertising costs consist primarily of promoting ourselves and our products through printed advertisements in trade publications and displaying our products through attendance of industry trade exhibitions. We do not pay slotting fees, engage in cooperative advertising programs, participate in buydown programs or similar arrangements. No material estimates are required to determine our marketing or advertising costs.


General and Administrative Expenses


         General and administrative expenses increased to approximately $2.88 million for the nine months ended June 30, 2005 as compared to approximately $2.85 million for the same period of the prior year, an increase of approximately $30,000 or 1%. The increase in general and administrative expenses was due in part to the increase in the number of employees. As a percentage of revenues, general and administrative expenses were 3.9% and 6.1% as of June 30, 2005 and June 30, 2004, respectively. Despite increased general and administrative expense, we believe, general and administrative expenses remained manageable relative to revenues.

         Salaries and benefits, including training, increased to approximately $1.52 million for the six month period ended June 30, 2005 from approximately $0.44 million for the six month period ended June 30, 2004, an increase of approximately $1.08 million or 245%. We had 182 employees in machinery and engineering positions as of June 30, 2005, as compared to 31 employees as of the same period for the prior year. Increases in office expenses, insurance, professional fees, maintenance, recruitment, and other administrative expenses accounted for the remainder of the increase in this category.


Research and Development Expenses


         Research and development expenses decreased to approximately $314,600 for the nine months ended June 30, 2005 as compared to approximately $345,500 for the same period of the prior year, a decrease of approximately $30,900 or 8.9%.


Bad Debts


         Bad debt expense totaled approximately $944,000 for the nine months ended June 30, 2005 as compared to bad debt recovery of approximately $(227,000) for the same period of the prior year, an increase of $1,171,000 or (516%). This increase is primarily due to a small amount of outstanding accounts receivable to certain small business customers, which caused deferred account receivable and an increase of provision forbad debt. The company will deal with these accounts receivable periodically. Management believes that it will not have material adverse effect on the company. As a percentage of revenues, bad debts were approximately 1.3% and (0.5%) for the nine months ended June 30, 2005 and 2004, respectively. We believe that the reserve for bad debts as of June 30, 2005 is adequate and will adjust future reserves as we gain more experience with our customers.


Depreciation and Amortization


         Depreciation and amortization totaled approximately $2.3 million for the nine months ended June 30, 2005 as compared to approximately $1.0 million for the same period of the prior year, an increase of approximately $1.3 million or 130%. The increase in depreciation and amortization principally reflects our expansion of manufacturing facilities and related acquisitions.


Operating Income


         As a result of the above, operating income totaled approximately $9.75 million for the nine months ended June 30, 2005 as compared to operating income of approximately $5.89 million for the same period of the prior year, an increase of approximately $3.86 million or 65%.

         As a percentage of revenues, operating income was 13.0% for the nine months ended June 30, 2005 as compared to 12.6% for the same period of the prior year. The growth in operating income as a percentage of revenues was substantially due to the increase in gross profit.


Finance Costs


         Finance costs increased to approximately $1.33 million for the nine month period ended June 30, 2005 as compared to approximately $523,000 for the same period of the prior year, an increase of approximately $807,000 or 155%.

         We had approximately $61 million in short term loans and notes payable as of June 30, 2005 as compared to approximately $50 million outstanding as of June 30, 2004. Short term loans and notes payable are comprised of various short term bank loans and promissory notes, with interest ranging from 5.02 % to 6.14 %, and maturities of generally less than twelve months. The increase in interest bearing debt caused the increase in finance costs. The funds were used for working capital purposes based on the increase in revenues.

Net Income


         Primarily as a result of increased sales during the period, we increased our net income to approximately $7.73 million as compared to approximately $5.14 million for the same period of the prior year, an increase of approximately $2.59 million or about 50.4%.


Results of operations for the year ended September 30, 2004 as compared to the year ended September 30, 2003

Revenues

         Revenues increased to approximately $63.74 million for the year ended September 30, 2004 as compared to approximately $20.05 million for the prior year, an increase of approximately $43.69 million or 218%. Our revenues increased during the period as a result of inroads made into the aluminum case cell market where revenues increased to approximately $13.08 million for the year ended September 30, 2004 as compared to approximately $280,000 in the prior year, an increase of $12.8 million. Revenues relating to steel case batteries increased to approximately $50.41 million from approximately $19.68 million in the prior year, an increase of approximately $30.73 million or 156%. In fiscal year 2004, our customers continued to demand price concessions, while simultaneously raising the bar with respect to quality and service requirements. In response to these conditions, we relied on the time-tested approach of cost containment and price reductions. Despite continued pricing pressure resulting in selling price reductions during the year in both aluminum case and steel case markets, we were able to gain market share both domestically and internationally because, in our belief, our production volume and technological advantage gives us an advantage over our competitors with regard to supply ability and cost.

Gross Profit

         Gross profit for the year ended September 30, 2004 was approximately $15.46 million or 24.3% of revenues as compared to gross profit of approximately $5.87 million or 29.3% of revenues for the prior year.

         The reduction in gross profit, as a percentage of revenues, resulted from a combination of reduced unit selling prices and increased unit manufacturing costs stemming from an increase in prices for most raw materials used in the manufacturing process. Steel case cell battery selling prices decreased by 12.4% during fiscal 2004, while cost of steel case cell units decreased by only about 5.5%, resulting in an overall decrease in gross profit from 28% to 22.8% of revenues. In the aluminum case cell market, price reductions averaged 21.9% and unit costs increased by 10.6%, thereby reducing gross profit. As such, gross profits in aluminum case segment decreased from 45.2% to 22.4% of revenues. We did, however, gain market share due in part to our decision to maintain low pricing, the improved quality of our products and the improvements we made in manufacturing efficiencies. Prior to 2004, we sold our products primarily into the replacement battery market (as opposed to the OEM market). Products in the replacement market face lower prices and, consequently, lower gross profit margins. Our profit margins should increase as we move into the OEM segment.

         Continued vertical integration of the manufacturing process, increasing production efficiencies, and low labor costs collectively served to contain costs and we anticipate that these activities will position us to maintain gross profit margins at or near the 22% range during our current fiscal year. Cost savings realized from the above initiatives will help to offset potential raw material and other price increases during 2005 and beyond. Management continues to focus on cost containment and savings realized based on increased economies of scale in order to maintain gross profit margins near 2004 levels.

         Some entities include all costs associated with their distribution system in cost of goods sold while other companies may record a portion of their distribution costs in selling expense. Because of this disparity in financial reporting, gross margins between our company and other companies may not be comparable. With the exception of transportation and freight charges which we include under selling expenses, we believe we include most other costs of our distribution system.

Selling Expenses

         Selling expenses increased to approximately $1.87 million for the year ended September 30, 2004 as compared to approximately $442,000 for the prior year, an increase of approximately $1.43 million or about 325%.

         Salaries related to selling efforts increased to approximately $740,000 from approximately $80,000 for the prior year, an increase of approximately $660,000. More sales and marketing efforts were required to continue gaining market share and to grow revenues. We had 67 employees engaged in sales and marketing as of September 30, 2004 as compared to 51 as of September 30, 2003. In connection with the introduction of a formal and coordinated marketing campaign, marketing expenses increased to approximately $610,000 from approximately $230,000 incurred in the prior year, an increase of approximately $380,000. Transportation, filing fees, promotion, trademarks, and other related selling and marketing expenses increased to approximately $520,000 from approximately  $132,000  for  the  prior  year,  an  increase  of  approximately
$388,000.

         Marketing or advertising costs consist primarily of promoting ourselves and our products through printed advertisements in trade publications and displaying our products through attendance and industry trade exhibitions. We do not pay slotting fees, engage in cooperative advertising programs, participate in buydown programs or similar arrangements. No material estimates are required to determine our marketing or advertising costs.

General and Administrative Expenses

         General and administrative expenses grew to approximately $3.05 million for the year ended September 30, 2004 as compared to approximately $786,000 for the prior year, an increase of approximately $2.26 million or 288%. As a percentage of revenues, general and administrative expenses were 4.8% and 3.9% in 2004 and 2003, respectively. Despite efforts related to increasing manufacturing facilities, general and administrative expenses remained manageable relative to revenues.


         Salaries and benefits, including training, increased to approximately $1.27 million from approximately $260,000 as compared to the prior year, an increase of approximately $1.01 million or 388%. We had 99 employees in machinery and engineering positions as of September 30, 2004, as compared to 27 employees as of the prior year end. Increases in office expenses, insurance, professional fees, maintenance, recruitment, and other administrative expenses accounted for the remainder of the increase in this category.


Research and Development Expenses

         Research and development expenses increased to approximately $329,000 for the year ended September 30, 2004 as compared to approximately $117,000 for the prior year, an increase of approximately $212,000 or 182%. Increase in research and development staff to 107 as of September 30, 2004 from 58 as of the prior year end was the primary factor accounting for the increase in this category. New initiatives, such as rechargeable lithium polymer batteries research and development, and an increase in patent applications and maintenance required incremental staff hiring contributed to the increase.

Bad Debts

         Bad debt expense totaled approximately $327,000 for the year ended September 30, 2004 as compared to approximately $448,000 for the prior year, a decrease of $121,000 or 27%. As a percentage of revenues, bad debts were approximately 1/2% and 2.2% for 2004 and 2003, respectively. We believe that the reserve for bad debts as of September 30, 2004 is adequate and will adjust future reserves as we gain more experience with our customers.

Depreciation and Amortization

         Depreciation and amortization totaled approximately $1.73 million for the year ended September 30, 2004 as compared to approximately $380,000 for the prior year, an increase of approximately $1.35 million or 357%. The increase in depreciation and amortization principally reflects our expansion or manufacturing facilities and related acquisitions.

Operating Income

         Operating income totaled approximately $8.15 million for the year ended September 30, 2004 as compared to operating income of approximately $3.70 million for the year ended September 30, 2003, an increase of approximately $4.45 million or 120%.

         As a percentage of revenues, operating income was 12.8% in 2004 as compared to 18.5% for the prior year. The reduction in operating income as a percentage of revenues was substantially due to the reduction in gross profit.

Finance Costs

         Finance costs increased to approximately $1.01 million for the year ended September 30, 2004 as compared to approximately $123,000 for the prior year, an increase of approximately $887,000 or 721%.

         We had approximately $49.89 million in short term loans and notes payable as of September 30, 2004 as compared to approximately $9.58 million outstanding as of September 30, 2003. Short term loans and notes payable are comprised of various short term bank loans and promissory notes, with interest ranging from 4.54% to 5.84%, and maturities of generally less than twelve months. The increase in interest bearing debt caused the increase in finance costs. The funds obtained were used to construct new manufacturing facilities and purchase associated equipment, which resulted in approximately $40.31 million in capital costs. The remaining funds were used for working capital purposes based on the increase in revenues.

Provision for Income Taxes

         We enjoy a temporary favorable tax treatment as a result of locating our main production facilities in the Shenzhen Special Enterprise Zone. We anticipate a tax rate of 7.5% of profits for the next two fiscal years before reverting to the anticipated standard corporate rate of 15%.

         Taxes increased to approximately $394,000 for the year ended September 30, 2004 as compared to no taxes for the previous year. We commenced paying taxes at the annual rate of 7.5% in 2004; however, because these taxes are based on a calendar year we only paid taxes for the final nine months of fiscal 2004, resulting in an effective rate of 5.5%.

Net Income

         Primarily as a result of increased sales during fiscal 2004, we increased our net income to approximately $6.75 million as compared to approximately $3.58 million for the prior year, an increase of approximately $3.17 million or about 89%.


Results of operations for the year ended September 30, 2003 as compared to the year ended September 30, 2002.


Revenues

         Revenues increased to approximately $20.05 million for the year ended September 30, 2003 as compared to approximately $3.05 million for the prior year, an increase of approximately $17.0 million or 557%.

         We completed our first full year of sales in fiscal 2003 as compared to four months of sales in fiscal 2002. Also, during 2003 we commenced our semi-automated manufacturing process as compared to a primarily labor intensive manufacturing processes in 2002.

Gross Profit

         Gross profit for the year ended September 30, 2003 was approximately $5.87 million or 29.3% of revenues as compared to approximately $801,000 or 26.2% of revenues for the prior year.

         The increase in gross profit as a percentage of revenues was due to commencement of semi-automated manufacturing processes during 2003 leading to manufacturing efficiencies. Also, based on increased volume of raw material purchases during 2003 we were able to reduce the unit cost of production by approximately 32% when compared to the prior year. Finally, we commenced sales of aluminum case cells and cylindrical cells during fiscal 2003. Both of these segments experienced higher gross profits than steel case cells, contributing to an overall increase in gross profit.

Other Income

         Other income for the year ended September 30, 2003 was $0 as compared to other income of approximately $412,000 for the year ended September 30, 2002. During 2002, we provided engineering technical support consisting of assembling and adjusting a lithium ion battery testing and aging machine, resulting in this income.

Selling Expenses

         Selling expenses increased to approximately $442,000 for the year ended September 30, 2003 as compared to approximately $16,000 for the prior year, an increase of approximately $426,000.

         We commenced selling and marketing activities during fiscal 2003. We had 51 employees in sales as of September 30, 2003 as compared to 12 as of September 30, 2002. We incurred approximately $230,000 in marketing expenditures during fiscal 2003 as compared to $0 in fiscal 2002.

General and Administrative Expenses

         General and administrative expenses grew to approximately $786,000 for the year ended September 30, 2003 as compared to approximately $167,000 for the prior year, an increase of approximately $619,000 or 370%. As a percentage of revenues, general and administrative expenses were 3.9% and 5.5% for 2003 and 2002, respectively.

Research and Development Expenses

         Research and development expenses increased to approximately $117,000 for the year ended September 30, 2003 as compared to approximately $30,000 for the prior year, an increase of approximately $87,000 or 290%. Whereas in fiscal 2002 we were primarily engaged in setting up operations, during fiscal 2003 we commenced ancillary activities including research and development.

Bad Debts

         Bad debt expense totaled approximately $448,000 for the year ended September 30, 2003 as compared to approximately $47,000 for the prior year, an increase of approximately $401,000 or 853%. As a percentage of revenues, bad debts were approximately 2.2% and 1.5% for 2003 and 2002 respectively. We believe that the reserve for bad debts as of September 30, 2003 is adequate and we will adjust future reserves as we gain more experience with our customers.

Depreciation and Amortization

         Depreciation and amortization totaled approximately $380,000 for the year ended September 30, 2003 as compared to approximately $264,000 for the prior year, an increase of approximately $116,000 or 44%. The increase in depreciation and amortization principally reflects our increased acquisition of manufacturing equipment during fiscal 2003 when compared to the prior year.

Operating Income

         Operating income totaled approximately $3.70 million for fiscal 2003 as compared to approximately $718,000 for fiscal 2002, an increase of approximately $2.98 million or 415%. As a percentage of revenues, operating income was 18.5% for fiscal 2003 and 23.5% for fiscal 2002. The reduction in operating income was primarily due to generating no other income as compared to generating other income of approximately $412,000 during fiscal 2002.

Finance Costs

         We incurred approximately $123,000 in finance costs for the year ended September 30, 2003 as compared to approximately ($1,000) income for the prior year. Interest earned on cash deposits exceeded interest paid on short term borrowings during fiscal 2002.

         We had approximately $9.58 million in outstanding short term loans and notes payable as of September 30, 2003 as compared to approximately $363,000 as of September 30, 2002. Short term loans and notes payable are comprised of various short term bank loans and promissory notes, with interest ranging from 4.54% to 5.84%, and maturities of generally less than twelve months. The increase in interest bearing debt was the primary reason for the increase in finance costs when compared to the prior year. We increased our borrowings in order to acquire equipment necessary for the expansion of our manufacturing operations and for working capital purposes.

Net Income

         Net income for the year ended September 30, 2003 was approximately $3.58 million as compared to approximately $720,000 for the year ended September 30, 2002. The increase is primarily attributable to increased sales and the corresponding increase in gross profit for the year ended September 30, 2003 as compared to the prior year.

                         Liquidity and Capital Resources


         We have historically financed our liquidity requirements from a variety of sources, including short term borrowings under bank credit agreements, promissory notes and issuance of capital stock. As of June 30, 2005 we had cash and cash equivalents in the amount of approximately $23.72 million as compared to approximately $10.33 million as of September 30, 2004. Included in cash and cash equivalents are cash deposits that are pledged to banks in the amount of approximately $22.07 million and $7.12 million at June 30, 2005 and September 30, 2004, respectively. Typically, banks will require borrowers to maintain deposits of approximately 20% to 100% of the outstanding loan balances. The individual bank loans have maturities ranging from 5 to 12 months which coincides with the periods the cash remains pledged to the banks.

         There was a working capital deficiency of approximately $17.99 million as of June 30, 2005 as compared to a working capital deficiency of approximately $26.23 million as of September 30, 2004, a decrease of $8.24 million. The decrease in working capital deficiency was primarily attributable to the increase in cash and accounts receivable, due primarily to increased sales, and the decrease in accounts payable and inventories. We had short term borrowings, maturing in less than one year, of approximately $61.40 million as of June 30, 2005 as compared to approximately $49.89 million for the year ended September 30, 2004, or an increase of approximately $11.51 million.


         Our principal raw materials are liquid electrolyte and lithium cobalt oxide. The prices for these raw materials are subject to market forces largely beyond our control, including energy costs, organic chemical feedstocks, market demand, and freight costs. The prices for these raw materials have varied significantly, including a significant increase in the year ended September 30, 2004 and a significant decrease in the quarter ended December 31, 2004. Prices have remained relatively static since January 1, 2005, but they may vary significantly in the future. We may not be able to adjust our product prices, especially in the short term, to recover the costs of increases in these raw materials. Our future profitability may be adversely affected to the extent we are unable to pass on higher raw material and energy costs to our customers.


         As of June 30, 2005, principal and interest payments due under our contractual obligations were as follows:

                                               Payments Due
                                              (In thousands)

                                    Less than                          More than
                        Total        1 Year     1-3 Years   3-5 Years   5 Years
                        ---------   ---------   ---------   ---------   -------


Term debt ...........   $  37,516   $  37,516        --          --        --

Lines of Credit......   $  23,889   $  23,889        --          --        --

Operating Leases.....   $     114   $      61   $      53        --        --

Capital Leases.......        --          --          --          --        --

         As of June 30, 2005, we had the following principal amounts outstanding under our credit facilities and other debt agreements:

                                                                          Maximum
                                                                      Amount Available  Amount Borrowed
                                                                      ----------------  ---------------
                                                                                June 30, 2005
                                                                                (In thousands)
Comprehensive Credit Facility - Agricultural Bank of China .............   $24,165         $22,765
Comprehensive Credit Facility - Shenzhen Development Bank ..............   $18,124         $10,874
Comprehensive Credit Facility - Shuibei Branch, Shenzhen Commercial Bank   $ 6,041         $ 5,998
Comprehensive Credit Facility - Binhai Branch and Shenzhen Branch, China   $ 4,833         $ 4,833
Minsheng Bank
                                                                           -----------------------
               Total for Credit Facilities .............................   $53,163         $44,470
                                                                           -----------------------

Other borrowings from Agricultural Bank of China .......................                   $ 5,604
Other borrowings from Shenzhen Development Bank ........................                   $ 5,739
Other borrowings from Shuibei Branch, Shenzhen Commercial Bank .........                   $   763
Other borrowings from Binhai Branch and Shenzhen Branch, China .........                   $ 4,829
Minsheng Bank
Total for Other borrowings .............................................                   $16,935
                                                                                           -------
Total ..................................................................                   $61,405
                                                                                           =======

-------------------
         Other  borrowing   refers  to  the  amount  borrowed   outside  of  the
         Comprehensive Credit Facility and therefore is not reflected in the amounts borrowed thereunder.

         We refinanced our short term debt throughout the early part of 2005. The refinanced debt arrangements bear interest at rates ranging from 5.022% to 6.138% and have maturity dates ranging from six to twelve months. These debt arrangements are generally guaranteed by BAK Battery, BAK International, Xiangqian Li, our director, Chairman of the Board, President, and Chief
Executive Officer, and Jilin Provincial Huaruan Technology Company Limited by Shares, a PRC company ("Huaruan Technology"). Pursuant to the refinancing, we deposited approximately $6.04 million of restricted cash and pledged approximately $7.49 million of inventory and $9.55 million of equipment and machinery as security for our Comprehensive Credit Facility with Shenzhen Development Bank. In addition, Mr. Li pledged 19,053,887 of his shares of our common stock to guarantee our obligations under the Comprehensive Credit Facility with Shenzhen Development Bank. Furthermore, if at any point during the term of the Comprehensive Credit Facility with Shenzhen Development Bank (i) our liabilities exceed 70% of our assets, (ii) our sales revenue declines by 10% or
(iii) our net asset value declines by 10% compared to the same point during previous year, all outstanding debt including interest and penalties due thereunder will accelerate and become immediately due and payable. We are currently and we believe we will continue to be in compliance with these financial tests. The indebtedness to Shenzhen Commercial Bank is guaranteed by Mr. Li and by an unaffiliated third party guarantor. If we fail to obtain debt or equity financing to meet our debt obligations or fail to obtain extensions of maturity dates of these obligations as they become due, our overall liquidity and capital resources will be adversely affected as a result of our efforts to satisfy these obligations. There is no assurance that we will be able to obtain the same terms for any refinancing of short term debt or renewal of credit facilities or that we will be able to obtain refinancing at all.


         On September 30, 2004 BAK Battery borrowed approximately $1.81 million from Changzhou Lihai Investment Consulting Co., Ltd., an unaffiliated party. This transaction constituted a violation of applicable PRC law prohibiting loans between PRC companies and was therefore fully repaid during the three months ended December 31, 2004. Due to the repayment, we do not believe we will become subject to any actions or proceedings that would have adverse consequences on our business operations in the PRC.

         On January 18, 2005, BAK International completed a private offering of its securities. The offering resulted in the issuance of an aggregate of 8,600,433 shares of BAK International's common stock for gross offering proceeds of $17 million, or an offering price of $1.98 per share. Investors in the offering participated in the exchange transaction with CBBI and received an aggregate of 8,600,433 restricted shares of our common stock, along with attendant registration rights. Net proceeds from the financing have been $15.7 million used as follows: approximately $4.25 million to expand production facilities; approximately $1.8 million for the enhancement of existing products and for research and development of new product offerings; and approximately $9.65 million for working capital purposes.


         On September 16, 2005 the Company issued an aggregate of 7,899,863 shares of its common stock to certain accredited investors as that term is defined in Rule 502 of Regulation D promulgated under the Securities Act of 1933, as amended, at a purchase price of $5.50 per share. The net proceeds from this transaction will be used to purchase equipment and for working capital.

         We are currently constructing a new production facility at our BAK Industrial Park. The facility encompasses 174,784 square meters with an estimated construction cost of $42.5 million. We have paid approximately 90% of the cost of construction, with the balance to be paid prior to the expected completion date of December 2005. Upon completion, our new facility will give us the ability to manufacture approximately 24.2 million units per month, which in turn may allow us to significantly increase our revenues. We are also presently undergoing certification as an OEM manufacturer for Motorola, Inc. To date, we have expended approximately $2.5 million in the certification process. Most of the certification process is complete and we expect certification by October 2005. We anticipate that upon certification we will be required to spend an additional $2 million for production equipment to enable us to fill anticipated orders. We estimate that we will receive orders from Motorola commencing in December 2005, with our first OEM revenues to be received by January 2006. An additional 2,000 employees are anticipated to be employed to satisfy the production demands from Motorola, Inc. We will need to finance the expenditures related to providing OEM services through available working capital, debt or equity financing.

         As we complete construction on our BAK Industrial Park, we anticipate being able to extend the maturity of some or all of our short term debt. We are seeking additional capital from other sources in order to meet our capital requirements for expansion and ongoing liquidity needs. There is no assurance that we will be able to obtain this additional capital or that we will be able to obtain it on favorable terms. The additional capital could include debt or equity financing, which could be dilutive to existing stockholders. If we are unable to secure such financing, we may not be able to complete all of our planned capital expansion.


         The forecast of the period of time through which our financial resources will be adequate to support operations is a forward-looking statement that involves risks and uncertainties. Our actual funding requirements may differ materially from those presently anticipated as a result of unforeseen factors or circumstances.

Off-Balance Sheet Transactions

         In the ordinary course of business practices in China, we enter into transactions with banks or other lenders where we guarantee the debt of other parties. These parties may be related to or unrelated to the Company. Conversely, The Company's debt with lenders may also be guaranteed by other parties whether they are related or unrelated to the Company.

         Under generally accepted accounting principles, these transactions may not be recorded on the balance sheet of China BAK, Inc. or may be recorded in amounts different than the full contract or notional amount of the transaction. Our primary off balance sheet arrangements would result from our loan guaranties in which China BAK, Inc. would provide contractual assurance of the debt or provide guaranty the timely re-payment of principal and interest of the guaranteed party. Typically, no fees are received for this service. Thus in those transactions, China BAK, Inc. would have a contingent obligation related to the guaranty of payment in the event the underlying loan to the borrower enters into default

         Transactions described above require accounting treatment under FASB Interpretation 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others ("FIN 45"). Under that standard, the Company would be required to recognize the fair value of guarantees issued or modified after December 31, 2002 for non-contingent guaranty obligations, and also a liability for contingent guaranty obligations based on the probability that the guaranteed party will not perform under the contractual terms of the guaranty agreement.

         China BAK, Inc. had contingent guaranty obligations at June 30, 2005 requiring recognition or disclosure under FIN 45. The Company has at June 30, 2005 guaranteed the timely re-payment of principal and interest of three parties to a bank. The maximum amount of exposure to the Company would be the principal amount of the guaranty obligation that has been disclosed in Note 7 A 2 in the accompanying financial statements. No revenue, expenses or cash flows arose from these arrangements during the period.


Critical Accounting Policies

         In preparing its consolidated financial statements in conformity with accounting principles generally accepted in the United States, we use statistical analysis, estimates and projections that affect the reported amounts and related disclosures and may vary from actual results. We consider the following accounting policies to be both those that are most important to the portrayal of our financial condition and that require the most subjective judgment. If actual results differ significantly from management's estimates and projections, there could be an effect on our financial statements.

Revenue Recognition, Returns and Warranties

         Revenue from sales of our products is recognized upon shipment or delivery, depending on the sales order, provided that persuasive evidence of a sales arrangement exists, title and risk of loss have transferred to the customer, the sales amount is fixed and determinable, sales and value-added tax laws have been complied with, and collection of the revenue is reasonably assured.

         We reduce revenue based upon estimates of future credits to be granted to customers. Credits are granted for reasons such as product returns due to quality issues including product warranties claims, volume-based incentives, and other special pricing arrangements. Management utilizes our historical experience to estimate the allowance for product returns and warranty claims and revises those estimates periodically based on changes in actual experience, market conditions and contract terms.

         In addition, management monitors collectibility of accounts receivable primarily through review of the accounts receivable aging. When facts and circumstances indicate the collection of specific amounts or from specific customers is at risk, we assess the impact on amounts recorded for bad debts and, if necessary, will record a charge in the period such determination is made.

Inventory Valuation Allowances


         Inventory is valued net of allowances for unsaleable or obsolete raw materials, work-in-process and finished goods. Allowances are determined quarterly by comparing inventory levels of individual materials and parts to historical usage rates, current backlog and estimated future sales and by analyzing the age of inventory, in order to identify specific components of inventory that are judged unlikely to be sold. In addition to this specific identification process, statistical allowances are calculated for remaining inventory based on historical write-offs of inventory for salability and obsolescence reasons. Inventory is written-off in the period in which the disposal occurs. Actual future write-offs of inventory for salability and obsolescence reasons may differ from estimates and calculations used to determine valuation allowances due to changes in customer demand, customer negotiations, technology shifts and other factors.


Changes in Accounting Standards

         In December 2004, the FASB issued SFAS No. 151, "Inventory Costs, an amendment of ARB No. 43, Chapter 4," which will become effective for us beginning October 1, 2005. This standard clarifies that abnormal amounts of idle facility expense, freight, handling costs and wasted material should be expenses as incurred and not included in overhead. In addition, this standard requires that the allocation of fixed production overhead costs to inventory be based on the normal capacity of the production facilities. We are currently evaluating the potential impact of this issue on its financial position and results of operations, but management does not believe the impact of the change will be material.

                                    BUSINESS

General

         Our current operations were originally a business division of our affiliate, BAK Battery, which was originally formed as a Chinese limited liability company in August 2001. As of January 17, 2005, all legal procedures of BAK International's acquisition of 100% of the equity shares in BAK Battery were completed. Thereafter, we entered into a stock exchange transaction on January 20, 2005 with the shareholders of BAK International, pursuant to which we acquired from them all of the issued and outstanding common capital stock of BAK International in exchange for 39,826,075 shares of our common stock. As a result of this exchange transaction, we succeeded to the operations of BAK International and BAK Battery.

Overview

         We presently serve as a holding company for our China-based subsidiaries, BAK International and BAK Battery. Our subsidiaries are focused on the manufacture, commercialization and distribution of a wide variety of standard and customized lithium ion rechargeable batteries for use in a wide array of applications. We also have internal research and development facilities engaged primarily in furthering lithium ion related technologies. We believe that our technologies allow us to offer batteries that are flexibly configured, lightweight and generally achieve longer operating time than many competing batteries currently available. We have focused on manufacturing a family of replacement lithium batteries for mobile phones. We also supply rechargeable lithium ion batteries for use in various other portable electronic applications, including high-power handset telephones, laptop computers, digital cameras, video camcorders, MP3 players and general industrial applications. Although we have developed a marketable prototype of our lithium polymer battery, we are continuing our research and development efforts related to this line of products. Given the current progress of these efforts, we are as yet unable to determine when we will begin to offer lithium polymer batteries to the marketplace.

         We manufacture three types of batteries: steel cell, aluminum cell and cylindrical cell. We deliver our products to packing plants operated by third parties where the bare cells are packed in accordance with specifications established by certain manufacturers of mobile phones and other electronic products. We operate sales and service branches in six principal coastal cities and Beijing in the PRC. The majority of our income is generated from the sale of steel cells. However, we believe there is growth potential for aluminum and cylindrical cells because of their wide applications. Our current growth strategy includes entering into the original equipment manufacture ("OEM") battery market for top mobile phone brands and portable electronic applications worldwide. We have developed a program for producing high power lithium ion battery cells which will allow us inroads into additional battery markets such as those for power tools. We have begun marketing our high power lithium ion battery cells; however, we have not yet received any revenues from the sale of this product.

Our Business Strategy

         We seek to maintain and strengthen our position as a provider of lithium ion batteries and related services while increasing the breadth of our product line and improving the quality of our products. In order to achieve our objective, we plan to pursue the key strategies described below.

         o Continuing to be a cost leader in an increasingly competitive market. We believe we can ensure competitive pricing by integrating a labor intensive production process with high-tech, proprietary manufacturing equipment. We believe our experience in designing and updating key manufacturing equipment and operating such equipment at a low cost gives us a cost advantage over our competitors.

         o Taking advantage of our ready production capacity and allowing for increased production capacity. We believe our production capacity makes us more reliable, flexible and responsive in terms of fulfilling our customers' requirements than other providers. As such, existing and potential competitors may find it more difficult to compete with our production capabilities. The completion of our new manufacturing facility, expected in June 2005, should only enhance our production capacity.

         o Enhanced R & D activities. Upon completion of our new facility, we will have the space to enhance our existing R&D capabilities through the addition of state of the art equipment and experienced personnel.


         o Developing our OEM business. We believe that by entering the OEM market for lithium ion and other types of battery cells, we will be able to significantly increase revenues. As such, we are currently undergoing Motorola, Inc.'s QSR certification which will give us the right to serve as an OEM provider for Motorola's products. The majority of the certification process has been completed and we anticipate receiving certification by December 2005. We estimate that we will receive orders from Motorola commencing in December 2005, with our first OEM revenues to be received by January 2006. We believe that obtaining Motorola's QSR Certification will position us to provide our batteries to other multinational corporations whose products require such batteries. We believe that our entry into the OEM market is important to our continued growth because the market for replacement batteries is becoming saturated.

         o Expanding our product lines to capture new market opportunities. We have developed high power lithium ion battery cells that can be used in power tools. Our product offering is currently undergoing testing by a potential customer. We hope to begin sales of our high power lithium battery during our fourth quarter of 2005. In addition, we are seeking to produce lithium polymer battery cells that can be used for various mobile phones, portable electronic applications, Bluetooth technology, etc. Lithium polymer battery cells are used for applications similar to those that utilize lithium ion aluminum battery cells. However, lithium polymer battery cells weigh less and are easier to shape. By entering these markets, we believe we can achieve future revenue growth and improved profit margins. In September 2005 we began production of lithium polymer batteries although we have not received any revenue from sales of lithium polymer batteries.


                         Principal Products and Services

Lithium Ion Battery

         We produce rechargeable lithium ion batteries. Rechargeable lithium ion batteries are used primarily for mobile telephones, digital cameras, video camcorders, MP3 players and general industrial applications.

         We began producing steel case lithium ion batteries in 2002. Our product mix is now approximately 69% steel case battery cells, 30% aluminum battery cells, and 1% cylindrical battery cells, and each type comes in a broad variety of battery types.

Services


         We have built a sales and service network covering seven principal coastal cities and Beijing in the PRC. Our service capabilities include a 24-hour customer response. Our other services include providing battery testing and test reporting; providing training courses regarding quality control and battery usage; gathering customer opinions on our products and services; evaluating customer requirements and fulfilling appropriate requests.


         We have two strategic policies for sales and service:


         o We built a sales and service network to cover seven principal coastal cities and Beijing in China.


         o        Our service capabilities include 24-hour customer response.

Features

         Performance standards. We believe our products meet or exceed international standards. Our lithium ion batteries have high capacity, low internal resistance, and a safety guarantee. Certificates or approvals we have received include: EU's CE attestation; UL authentication; International Organization for Standardization 9001: 2000, a quality management system certification, and International Organization for Standardization 14001: 1996, an environmental management system certification; and certificates from the major cell phone manufacturers of China, including China Saibao (the CEPREI certification body); Amoi Electronics Co., Ltd.; China Datang (Group) Corporation; Konka Group Co., Ltd.; Tianyu Communication Technology (Kunshan) Co., Ltd.; and Shenzhen Telsda Mobile Communication Industry Development Co., Ltd.

         Longer usage time and higher discharge rates. We believe our battery has a higher discharge voltage so it can provide a longer talking time for mobile phone users. Our products have a higher discharge capacity than other battery products. Therefore, with the same capacity, our battery can therefore provide a longer talking time. The higher discharge capacity is especially useful for mobile phones with color screens, which have a high demand on the battery's continuous discharge voltage.

         Performance at lower temperatures. Our lithium ion batteries perform well from -20 Celsius to +60 Celsius. At a temperature as low as -20 Celsius the batteries release 95% of the battery energy at 0.2C rate; and over 90% of the battery energy can be discharged at 1.0C. This feature allows improved cell phone battery duration, particularly in northern areas of the PRC.

                                    Suppliers


         The main components of lithium ion batteries are the cathode, anode, separator, and electrolyte. We have built a complete supply chain, putting together a group of material and equipment suppliers, primarily Chinese, except for ENTEK (a separator supplier in the US), from whom we buy on a purchase order basis. We may enter into volume purchase agreements with our major suppliers under which we purchase materials and equipment also on a purchase order basis. We have entered into such an agreement with Beijing CITIC Guoan Mengguli Electric Supply Ltd. Co., from whom we purchase the cathode material LiCoO2. These volume purchase agreements generally only specify nonmaterial terms; the material terms of each purchase is separately determined at the time of purchase order. We believe that alternative suppliers are available to supply materials and equipment if purchases were not available under any volume purchase agreement we may enter into. In addition, the Company may enter into a supply agreement with an electrical supplier in order to assure the supply of electrical power to its manufacturing facilities.


         Cathode material is primarily LiCoO2; LiMnO4 and LiCo1-xNixO2 are also used as cathode materials. Anode material mainly consists of carbon materials such as graphite, sourced primarily in China. The separator material is imported from Japan and the US. There are sufficient supplies of electrolytes in China, and we believe the quality to be very good. The table below describes the key sources of our key materials.


         As of June 30, 2005, our key material suppliers and key equipment suppliers were as follows:


                   Key Material Suppliers
------ ------------------ ------------------------------------------------------
 Item     Materials                       Main Suppliers
------ ------------------ ------------------------------------------------------
  1    Case and caps      Roofer Group Company, Yijinli technology company
                          Shenzhen Tongli Precision Stamping Products Co., Ltd.
------ ------------------ ------------------------------------------------------
  2    Cathode materials  CITIC Guoan
------ ------------------ ------------------------------------------------------
  3    Anode materials    Shanghai Shan Shan, Changsha graphite
------ ------------------ ------------------------------------------------------
  4    Aluminum foil      Aluminum Corporation of America, Shanghai
------ ------------------ ------------------------------------------------------
  5    Copper foil        Huizhou United Copper Foil
------ ------------------ ------------------------------------------------------
  6    Electrolyte        Zhangjiagang Guotai-Huarong New Chemical Materials
                          Co., Ltd.
------ ------------------ ------------------------------------------------------
  7    Separator          Ube Industries, ENTEK, CELGARD
------ ------------------ ------------------------------------------------------

                             Key Equipment Suppliers
------ -------------------------------- ----------------------------------------
 Item      Instruments                              Suppliers
------ -------------------------------- ----------------------------------------
  1    Coating machine                  Beijing 706 Factory
------ -------------------------------- ----------------------------------------
  2    Mixer                            Guangzhou Hongyun Machine
------ -------------------------------- ----------------------------------------
  3    Press machine                    SevenStar Huachuang
------ -------------------------------- ----------------------------------------
  4    Ultrasonic spot welding machine  Zhenjiang Tianhua Machinery and
                                        Electrical Co., Ltd.
------ -------------------------------- ----------------------------------------
  5    Laser seam welder                Wuhan Chutian Laser Group
------ -------------------------------- ----------------------------------------
  6    Vacuum oven                      Jiangshu Wujiang Songling
------ -------------------------------- ----------------------------------------
  7    Electrolyte filling machine      BAK (internally developed)
------ -------------------------------- ----------------------------------------
  8    Aging equipment                  Guangzhou Qingtian Industrial Co., Ltd.
------ -------------------------------- ----------------------------------------
  9    Testing and sorting equipment    Guangzhou Qingtian Industrial Co., Ltd.;
                                        Wuhan Kingnuo Electronics Co., Ltd.
------ -------------------------------- ----------------------------------------



                               Sales and Marketing


         Marketing Strategies. We have two key marketing strategies. Our first strategy is to be a leader in the worldwide replacement battery market. We believe we can secure and enhance our market share because of the quality of our products and our ability to maintain high production volume with low production cost. Our second marketing strategy is to enter the OEM market. To enter into this market we will be required to gain the approval of a key international manufacturer, such as Motorola, Inc., which is currently reviewing our products as part of its QSR certification process. We expect certification from Motorola by December 2005. We believe that obtaining Motorola's QSR certification will position us to provide our batteries to other multinational corporations whose products require such batteries. We believe that our entry into the OEM market is important to our continued growth because the market for replacement batteries is becoming saturated.

         Our Current Market. We have developed a sales and service network based in seven principal coastal cities and Beijing in the PRC. Our products have also been exported to the United States, Canada, South Africa, Japan, Singapore, Taiwan, and Hong Kong. From 2001, our annual sales have grown from $3 million to approximately $64 million for the year ended September 30, 2004. As of June 30, 2005, approximately 77.35% of sales were domestic, while 22.65% were made internationally.



                                   Competition

         We face competition in the production of lithium ion batteries not only within China but also from other parts of the world, particularly Japan and Korea. Sony Corp. first commercialized lithium ion batteries in 1992. However, Japan's market share of lithium ion battery production has decreased since 2000. We believe we are currently the seventh largest lithium ion battery manufacturer in the world, with a monthly output capacity of 15.0 million units and current monthly production of 11.8 million units. We also believe we are the second largest manufacturer in the Chinese market.

         We believe the following are the leading global manufacturers of lithium ion batteries::

         o Japan - Sanyo Electric Co., Sony Corp., Matsushita Electric Industrial Co., Ltd. (Panasonic), GS Group, NEC Corporation and Hitachi Ltd.;

         o        Korea - LG Chemical Ltd. and Samsung  Electronics  Co.,  Ltd.;
                  and

         o China - BYD Co. Ltd., Shenzhen BAK Battery Co., Ltd., Tianjin Lishen Battery Joint-Stock Co., Ltd., Henan Huanyu Group and Harbin Coslight Technology International Group Co., Ltd.

         We compete with these companies by striving to provide a higher quality product at a lower cost. We believe that by doing business in China we enjoy competitive advantages over similar companies doing business in Japan and Korea, including abundant labor resources, low cost raw materials and better access to China's extensive mobile phone market.

                                    Customers


         Our ten largest clients, based on orders, accounted for 49.64% of our sales during the period from October 1, 2004 to June 30, 2005, predominantly in China. Our 30 largest clients, based on orders, accounted for 77.47% of our sales during the period from October 1, 2004 to June 30, 2005, predominantly in China. At present, the bulk of our sales are in the replacement cell phone battery market. Over the past three years, we have developed relationships with key customers, including Konka Group Co., Ltd., SCUD (Fujian) Electronics Co., Ltd., Desay Power Tech. Co., Ltd. and Shenzhen Ya Litong Electronic Co., Ltd.



                            Research and Development

         We operate a state of the art research and development center performing proprietary research that has resulted in two issued patents in the PRC and 40 in the application process. We also outsource certain of our research and development matters to ChangChun Applied Chemistry Research Institute of the China Scientific Institute, Tstinghua University, JiLin University, the Electrochemistry Department of XiaMen University and Shenzhen University. In our in-house facility we employ over 100 staff members, led by three government recognized specialists. Upon the approval of the National Ministry of Personnel in October 2002, a Postdoctoral Workstation was established. The establishment of the Workstation serves as recognition by the PRC government of the strong capabilities of our in-house research team. The research and development center focuses research on projects relating to liquid lithium ion batteries, high power lithium ion batteries, solid lithium polymer ion batteries, and cylindrical and rectangular lithium ion batteries.


         During fiscal 2004 and 2003, we expended $328,779 and $116,789, respectively, on our research and development efforts. As of June 30, 2005 we had expended approximately $315,000 on research and development and approximately $1.2 million on equipment associated therewith since September 30, 2004 and we anticipate devoting an additional approximately $0.6 million to research and development activities in fiscal 2005, bringing the total research and development expenditures during fiscal 2005 to approximately $1.8 million.



                                    Employees


         The following table summarizes the functional distribution of our employees as of September 30, 2004 and June 30, 2005:

                      Department           September 2004            June 2005

         Officers                                10                      11
         Comprehensive Management               197                     205
         Human Resources                         19                      15
         Marketing                               67                      76
         PMS Department                          21                      17
         Technical Department                    47                      33
         Research & Development                 107                     108
         Purchasing                              29                      23
         Financial Department                    18                      19
         PMC Department                          45                      69
         After Sales Department                  33                      26
         Quality Control                        242                     209
         Engineering                             99                     152
         Manufacturing                         5,428                   4,245
         ----------------------------- ----------------------- -----------------
         TOTALS                                6,362                   5,208

         None of our personnel are represented under collective bargaining agreements. We consider our relations with our employees to be good.


                                   Facilities

         We currently lease 5,500 square meters in the aggregate for office space and manufacturing facilities. We lease 3,000 square meters for office space and manufacturing operations pursuant to a lease which runs from June 1, 2003 to June 10, 2008. Our rent due under that lease is $2,468 a month. We also lease 2,500 square meters for office space and manufacturing facilities pursuant to a lease with a term beginning December 16, 2004 and ending December 16, 2006. We owe lease payments of $2,329 a month during the term of this second lease.


         In addition, we are completing construction of 174,784 square meters of new facilities comprised of manufacturing facilities, warehousing and packaging facilities, dormitory space and administrative offices at the BAK Industrial Park. We have completed construction and put into use an additional production facility, four manufacturing facilities, a warehouse and packaging facility, two dormitories and one dining hall. The only area that has not been completed is the administrative area, which we expect to complete in December 2005. At present, we have no payment obligations related to these facilities, however, we continue to make payments regarding the construction of the facility as costs arise.


         Upon completion of the construction of the BAK Industrial Park, we will cease to lease the 5,500 square meters that we currently lease for office space and manufacturing facilities. We will face no material penalties when we cancel these leases.


                                Legal Proceedings

         We are not a party to any legal proceedings, nor are we aware of any contemplated proceedings.


                  Intellectual Property and Proprietary Rights

         We rely primarily on a combination of copyright laws and contractual restrictions to establish and protect our intellectual property rights. We currently have two issued patents in the PRC and 40 are in the application process. We require our management and key technical personnel to enter into agreements requiring them to keep confidential all information relating to our customers, methods, business and trade secrets during and after their employment with us.

         We have very strict control over the core technologies for which we can not apply for patents. Every employee who is related to these proprietary technologies must sign "special technology non-disclosure agreement". We have also established an internal department to protect property rights. In this department, there are professionals including attorneys, engineers, information managers and archives managers responsible for the application and protection of proprietary rights. We have also developed a series of rules regarding "property right non-disclosure", "property right archives management", "information collection and analysis" and "innovation encouragement". While we actively take steps to protect our proprietary rights, such steps may not be adequate to prevent the infringement or misappropriation of our intellectual property. This is particularly the case in China where the laws may not protect our proprietary rights as fully as in the United States. Infringement or misappropriation of our intellectual property could materially harm our business. BAK Battery has registered the following Internet and WAP domain name (the English version of our website can be found at www.bak.com.cn.en).

                        DIRECTORS AND EXECUTIVE OFFICERS


         The following table provides information about our executive officers and directors and their respective ages and positions as of June 30, 2005. The directors listed below will serve until our next annual or special meeting of stockholders at which directors are elected:


             NAME         AGE                  POSITION HELD
             ----         ---                  -------------

          Xiangqian Li     36     Director, Chairman of the Board, President and
                                  Chief Executive Officer

          Yongbin Han      35     Chief Financial Officer and Secretary

          Huanyu Mao       53     Chief Technical Officer

         Xiangqian Li has served as our Director, Chairman of the Board, President and Chief Executive Officer since January 20, 2005. Mr. Li has been Chairman of Board of Directors and General Manager of BAK Battery since April 2001 and has also served as BAK Battery's general manager since December 2003. Previously, Mr. Li served as (i) Chairman of the Board of Directors and General Manager of Shenzhen BAK Li-ion Battery Co., Ltd. from December 2000 until March 2001; (ii) as Chairman of the Board of Directors and General Manager of Jilin Province Huaruan Technology Company Limited by Stocks ("Huaruan Technology") from March 2001 until June 2001; and (iii) as Chairman of the Board of Directors of Huaruan Technology from January 2001 until June 2003. Prior to 2001 Mr. Li was self employed. Mr. Li graduated from Lanzhou Railway Institute and holds a Bachelors degree in gas engineering. He is pursuing a Doctorate of quantity economics from Jilin University.

         Yongbin Han has served as our Chief Financial Officer and Secretary since January 20, 2005. Mr. Han is a Chinese certified public accountant and certified tax agent. Mr. Han has been Deputy General Manager of BAK Battery since April 2003. In that capacity he oversees the finance and accounting department. Previously, Mr. Han served as (i) Deputy General Manager of Huaruan Technology from January 2002 until April 2003 and (ii) Department Manager of Zhonghongxin Jianyuan Accounting Firm from July 1995 until July 2001. Mr. Han graduated from Changchun Tax Institute with a Bachelors degree in accounting.

         Huanyu Mao has served as our Chief Technical Officer since January 20, 2005. Dr. Mao has been Chief Scientist of BAK Battery since September 2004. From 1997 until September 2004 Dr. Mao served as Chief Engineer of Tianjin Lishen Company. Dr. Mao received a Doctorate degree in electrochemistry in conducting polymers from Memorial University of Newfoundland, Canada.

         Board Composition and Committees


         The board of directors is currently composed of one member, Xiangqian Li. All Board action requires the approval of a majority of the directors in attendance at a meeting at which a quorum is present. We intend to expand our board to include three "independent" directors by the end of October 2005.


         We currently do not have standing audit, nominating or compensation committees. We intend, however, to establish an audit committee and a compensation committee of the board of directors as soon as practicable. We envision that the audit committee will be primarily responsible for reviewing the services performed by our independent auditors, evaluating our accounting policies and our system of internal controls. The compensation committee will be primarily responsible for reviewing and approving our salary and benefits policies (including stock options), including compensation of executive officers.

         Director Compensation

         At present we do not pay our directors a fee for attending scheduled and special meetings of our board of directors. We intend to reimburse each director for reasonable travel expenses related to such director's attendance at board of directors and committee meetings. As noted above, we intend to expand our board to include "independent" directors. It is anticipated that the appointment of independent members of our board will require us to pay fees comparable to those paid by other public companies in our peer group.

         Indebtedness of Directors and Executive Officers

         None of our directors or officers or their respective associates or affiliates is indebted to us.

         Involvement in Certain Legal Proceedings

         In the normal course of business, various claims are made against us. At this time, in the opinion of management, there are no pending claims the outcome of which are expected to result in a material adverse effect on our consolidated financial position or results of operations.

         Family Relationships

         There are no family relationships among our directors or officers.

         Executive Compensation

         The following Summary Compensation Table sets forth all cash compensation paid to our chief executive officer for services rendered in all capacities to us during the noted periods. No executive officers received total annual salary and bonus compensation in excess of $100,000.

                           Summary Compensation Table


  Name and
 Principal                                Restricted   Securities
 Underlying                                  Stock     Underlying     All Other
 Positions      Year    Salary    Bonus     Awards       Options    Compensation
 ---------      ----    ------    -----     ------       -------    ------------

Xiangqian Li    2004     -0-       -0-        NA           NA            NA

                2003     -0-       -0-        NA           NA            NA

                2002     -0-       -0-        NA           NA            NA

         Stock Option Plan

         In May 2005, our board of directors adopted the China BAK Battery, Inc. 2005 stock option plan. We plan to submit the plan to a stockholder vote within 12 months of its adoption. The plan will be void if it is not approved by our stockholders.

         Our 2005 stock option plan provides for the grant of "nonqualified" stock options. These nonqualified stock options may be granted to our employees, non-employee directors and advisors and those of any of our subsidiaries or affiliates. However, advisors are only eligible to receive awards if they render bona fide services for us or any of our subsidiaries or affiliates. The exercise price of options granted pursuant to the plan must be at least equal to the fair market value of our common stock on the date of the grant. The plan authorizes the issuance of up to 4,000,000 shares of our common stock. We granted options to purchase 2,000,000 shares to approximately 55 individuals at fair market value on May 16, 2005, including options to purchase 200,000 shares granted to each of Yongbin Han, our Chief Financial Officer and Secretary, and Huanyu Mao, our Chief Technical Officer. We have 2,000,000 shares of our common stock remaining available for issuance under this plan.

         The plan will generally terminate on May 16, 2055. Generally, stock options granted under this plan may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of the optionee only by the optionee. However, exceptions can be made to this restriction. Options granted under our 2005 stock option plan expire immediately upon the termination of the optionee's service to us or to a subsidiary or affiliate of ours for misconduct, thirty-one days following termination if the termination is for reasons other than death, disability or cause, or 12 months following termination if the termination is due to death or disability. Upon a change in control, all outstanding stock options under our 2005 stock option plan either may be assumed or substituted for by the successor entity. If the successor entity determines not to assume or substitute for these stock options, the vesting provisions of such stock options will be accelerated, and the stock options will terminate upon the change of control if not previously exercised.

                             PRINCIPAL STOCKHOLDERS


         The following table sets forth, as of September 16, 2005, certain information with respect to the beneficial ownership of our common stock by (i) each director and officer of CBBI, (ii) each person known to CBBI to be the beneficial owner of five percent or more of the outstanding shares of common stock of CBBI, and (iii) all directors and officers of CBBI as a group. Unless otherwise indicated, the person or entity listed in the table is the beneficial owner of, and has sole voting and investment power with respect to, the shares indicated. Certain principal stockholders are selling stockholders in this offering.



                                    Amount and Nature of Beneficial Ownership(1)

                                          Number                   Percent of
Name of Beneficial Owner               of Shares(2)             Voting Stock(3)
------------------------               ------------             ---------------


Xiangqian Li                           21,233,437(4)                 43.4%


Huanyu Mao                                249,805                     *

Yongbin Han                               312,256                     *


Directors and executive officers
as a group (3 persons)                 21,795,498                    44.6%
--------------------
*Denotes less than 1% of the outstanding shares of common stock.


(1) On September 16, 2005, there were 48,878,396 shares of common stock outstanding and no issued and outstanding preferred stock. Each person named above has the sole investment and voting power with respect to all shares of common stock shown as beneficially owned by the person, except as otherwise indicated below.


(2) Under applicable SEC rules, a person is deemed to be the "beneficial owner" of a security with regard to which the person directly or indirectly, has or shares (a) the voting power, which includes the power to vote or direct the voting of the security, or (b) the investment power, which includes the power to dispose, or direct the disposition, of the security, in each case irrespective of the person's economic interest in the security. Under these SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of another security.


(3) In determining the percent of voting stock owned by a person on September 16, 2005, (a) the numerator is the number of shares of common stock beneficially owned by the person, including shares the beneficial ownership of which may be acquired within 60 days upon the exercise of options or warrants or conversion of convertible securities, and (b) the denominator is the total of (i) the 48,878,396 shares in the aggregate of common stock outstanding on September 16, 2005, and (ii) any shares of common stock which the person has the right to acquire within 60 days upon the exercise of options or warrants or conversion of convertible securities. Neither the numerator nor the denominator includes shares which may be issued upon the exercise of any other options or warrants or the conversion of any other convertible securities.


(4) Mr. Li is a party to an Escrow Agreement pursuant to which he has agreed to place 2,179,550 shares of his common stock into escrow for the benefit of the selling stockholders in the event we fail to satisfy certain "performance thresholds", as defined in the Escrow Agreement, which Escrow Agreement is incorporated by reference as a material exhibit to this registration statement. Mr. Li is also a party to a Lock-up Agreement pursuant to which he has agreed, except for distributions of his shares of common stock required under the Escrow Agreement, not to transfer his common stock for a period commencing January 20, 2005 and ending 12 months after the date our common stock is listed on either the Nasdaq Stock Market or another national stock exchange or quotation medium. The Lock-up Agreement is incorporated by reference as a material exhibit to this registration statement. Mr. Li is also a party to a Pledge Agreement pursuant to which he has agreed to pledge 19,053,887 shares of his common stock to Shenzhen Development Bank (Longgang Branch) as security for a comprehensive credit facility of the Company.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS


         BAK Battery has several  outstanding  short term bank notes  payable to
(i) Agricultural Bank of China (Longgang Branch) (ii) Shenzhen Commercial Bank (Shuibei Branch) (iii) Shenzhen Development Bank (Longgang Branch) and China Minsheng Bank (Binhai/Shenzhen Branches) respectively, the proceeds of which were used primarily to fund the operations of our manufacturing facility located at the BAK Industrial Park and for general working capital requirements. At June 30, 2005, we had aggregate amounts due and payable under these debt arrangements of approximately $61.40 million. The debt arrangements bear interest at rates ranging from 5.022% to 6.138% and have maturity dates ranging from six to twelve months. This indebtedness is generally guaranteed by BAK International, Xiangqian Li, our director, Chairman of the Board, President and Chief Executive Officer, and Jilin Provincial Huaruan Technology Company Limited by Shares, a PRC company ("Huaruan Technology"). Mr. Li has also pledged 19,053,887 of his 21,233,437 shares of our common stock to secure certain of our indebtedness. Mr. Li is the controlling shareholder and an executive officer of Huaruan Technology. The indebtedness to Shenzhen Commercial Bank is guaranteed by Mr. Li and by an unaffiliated third party guarantor. None of Mr. Li, Huaruan Technology or the third party guarantor received or is entitled to receive any consideration for the above referenced guarantees.


         On October 18, 2003, we acquired intangible assets, including a patent and other patent rights, from Huaruan Technology, an entity controlled by Xiangqian Li, our President and Chief Executive Officer. The total consideration paid to Huaruan Technology was $3.86 million. The consideration paid to Huaruan Technology was recorded at fair market value.

         On September 30, 2004, BAK Battery entered into a Financial Advisory Agreement with HFG International, Ltd., a Hong Kong corporation, pursuant to which HFG International agreed to provide BAK Battery with consulting help in implementing an organizational structure that would facilitate accessing the capital markets of the United States. In consideration for these services, HFG International was paid a fee of $400,000 in conjunction with the consummation of BAK Battery's private placement. Timothy P. Halter, our former Chief Executive Officer, is the principal shareholder and an executive officer of HFG International. We believe the agreement was on terms at least as favorable to BAK Battery as those that could have been negotiated with an unaffiliated party providing similar services.

         On June 10, 2004, we issued 99,858 shares of our $ 0.001 par value common stock in full settlement of debt, in the amount of $49,929, owed to Harry Miller, our former President and Chief Executive Officer. The price of the transaction was $0.50 per share.

                        DESCRIPTION OF OUR CAPITAL STOCK


         Our authorized capital stock consists of 100,000,000 shares of common stock, having a par value of $0.001 per share.


         Common Stock. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. The Articles of Incorporation do not permit cumulative voting for the election of directors, which means that the holders of more than 50% of such outstanding shares voting for the election of directors can elect all of the directors to be elected, if they so choose; in such event, the holders of the remaining shares will not be able to elect any of our directors. Stockholders do not have preemptive rights to purchase shares in any future issuance of our common stock.

         The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

         All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

         Transfer Agent and Registrar. Our transfer agent is Securities Transfer
Corporation, 2591 Dallas Parkway, Suite 102, Frisco, Texas 75034.

                              SELLING STOCKHOLDERS


         The following table sets forth the names of the selling stockholders and for each selling stockholder the number of shares of common stock beneficially owned as of September 15, 2005, and the number of shares being registered. Except as otherwise indicated in the footnotes to the below table, each selling stockholder acquired its securities in BAK Battery's private placement of securities completed on January 20, 2005. Furthermore, except as set forth in the footnotes below, none of the selling stockholders has held a position as an officer or director of the company, nor has any selling stockholder had a material relationship of any kind with the company. All information with respect to share ownership has been furnished by the selling stockholders. The shares being offered are being registered to permit public secondary trading of the shares and each selling stockholder may offer all or part of the shares owned for resale from time to time. A selling stockholder is under no obligation, however, to sell any shares immediately pursuant to this prospectus, nor is a selling stockholder obligated to sell all or any portion of the shares at any time. Therefore, no estimate can be given as to the number of shares of common stock that will be sold pursuant to this prospectus or the number of shares that will be owned by the selling stockholders upon termination of the offering made hereby. We will file a supplement to this prospectus to name successors to any named selling stockholders who are able to use this prospectus to resell the securities registered hereby.

                                                                                                   Percent of
                                                                                  Shares of       Common Stock
                                               Shares of                        Common Stock         After
                                             Common Stock       Percent of          to be        Completion of
 Selling Stockholders(2)                       Owned(1)       Common Stock(3)     Registered       Offering(3)
The Pinnacle Fund, L.P. (4)                    2,109,636             4.3%         2,109,636            0%

Ying Wang                                        911,545             1.9%           911,545            0%

Gary Evans                                       758,862             1.6%           758,862            0%

Halter Financial Group, Inc.(5)                  587,754             1.2%           587,754            0%

Chinamerica Fund, LP(6)                          505,908             1.0%           505,908            0%

Westpark Capital L.P.(7)                         505,908             1.0%           505,908            0%

Lake Street Fund, LP(8)                          478,083             1.0%           478,083            0%


Xuechun Zhang                                    379,673             *              379,673            0%

Xin An                                           288,367             *              288,367            0%

Wanpei Chen                                      252,954             *              252,954            0%

Jayhawk China Fund(9)                            252,954             *              252,954            0%

Xiaohui Wang                                     224,825             *              224,825            0%



                                       46

Leong Sing Lye                                   217,540             *              217,540            0%

Fred Astman                                      164,420             *              164,420            0%

MidSouth Investor Fund, L.P.(10)                 164,420             *              164,420            0%

Steve Kircher                                    151,772             *              151,772            0%

Kevin Halter, Jr.                                134,062             *              134,062            0%

Stephen S. Taylor, Jr.                           126,477             *              126,477            0%

Bellfield Capital Partners LP(11)                101,182             *              101,182            0%

Incline Capital, L.P.(12)                        101,182             *              101,182            0%

David Moy                                         80,945             *               80,945            0%

Yuxin Zhang                                       74,942             *               74,942            0%

Feng Li                                           67,135             *               67,135            0%

Chongying Gong                                    64,857             *               64,857            0%

Merry Lee Carnall                                 50,591             *               50,591            0%

Ray Chapman                                       50,591             *               50,591            0%

Lighthouse Capital Insurance Company(13)          50,591             *               50,591            0%

David Ofman                                       50,591             *               50,591            0%

David A. Spinney                                  50,591             *               50,591            0%

Si Zhang                                          50,591             *               50,591            0%

G. Marshall Abbott                                37,943             *               37,943            0%

Scott Hood                                        37,943             *               37,943            0%

Bob Schiesser(14)                                 37,943             *               37,943            0%

Mark DeSalvo                                      32,884             *               32,884            0%

BOT Holdings, Inc.(15)                            25,295             *               25,295            0%

Michael Columbos                                  25,295             *               25,295            0%

David L. Ebershoff                                25,295             *               25,295            0%

Harold E. Gear                                    25,295             *               25,295            0%

William H. & Sandra L. Hedden                     25,295             *               25,295            0%

Larry Kelley (16)                                 25,295             *               25,295            0%

Robert Kirkland                                   25,295             *               25,295            0%

Robert O. McDonald(17)                            25,295             *               25,295            0%

Moldow Family Trust(18)                           25,295             *               25,295            0%

William Rosen                                     25,295             *               25,295            0%

Stephen S. Taylor, Sr.                            25,295             *               25,295            0%



                                       47

Harry Gabel                                       22,766             *               22,766            0%

264646 Alberta Ltd.(19)                           17,707             *               17,707            0%

Yarek Bartos                                      17,707             *               17,707            0%

Earl Fawcett                                      17,707             *               17,707            0%

Kelly Fraser                                      17,707             *               17,707            0%

Andrew Goodacre                                   17,707             *               17,707            0%

Richard Macdermott                                15,177             *               15,177            0%

783036 Alberta Ltd.(20)                           12,648             *               12,648            0%

Dennis B. Bleackley                               12,648             *               12,648            0%

Luciano M. Bruno                                  12,648             *               12,648            0%

Chapel Rock Holdings Ltd.(21)                     12,648             *               12,648            0%

Stephen Sun Chiao                                 12,648             *               12,648            0%

Trevor Colby                                      12,648             *               12,648            0%

Trevor & Dylan Colby (22)                         12,648             *               12,648            0%

Donna H. Dodson                                   12,648             *               12,648            0%

James Gilkison                                    12,648             *               12,648            0%

WN Gray                                           12,648             *               12,648            0%

Terral D. Hagman                                  12,648             *               12,648            0%

J.M.C. Investments Ltd.(23)                       12,648             *               12,648            0%

John Mackay                                       12,648             *               12,648            0%

Steven Perry                                      12,648             *               12,648            0%

Paul Plowman                                      12,648             *               12,648            0%

John B. Trescot                                   12,648             *               12,648            0%

John H. Trescot, Jr.                              12,648             *               12,648            0%

Jack Coldwell                                     10,118             *               10,118            0%

Richard Dahl                                      10,118             *               10,118            0%

Danich Investments Ltd.(24)                       10,118             *               10,118            0%

Fabmar Investments Ltd.(25)                       10,118             *               10,118            0%

Robert Geddes                                     10,118             *               10,118            0%

Dwight L. McLennan                                10,118             *               10,118            0%

Sandeep G. Aggarwal/Prof. Corp.(26)               10,118             *               10,118            0%

Ken Bell                                           7,589             *                7,589            0%

Imtiaz Bhiman                                      7,589             *                7,589            0%



                                       48

Adam Carpenter                                     7,589             *                7,589            0%

Gary Allard                                        5,059             *                5,059            0%

A. J. Charbonneau                                  5,059             *                5,059            0%

G-Mac Welding Ltd.(27)                             5,059             *                5,059            0%

Calvin Gabel                                       5,059             *                5,059            0%

Steve Horth                                        5,059             *                5,059            0%

Don A. Leeb                                        5,059             *                5,059            0%

Eric Pedersen                                      5,059             *                5,059            0%

Robert G. & Judith T. Rader(28)                    5,059             *                5,059            0%

Doug Riopelle and Linda Benham-Riopelle            5,059             *                5,059            0%

Gerald Slamko                                      5,059             *                5,059            0%

Steve Tobias                                       5,059             *                5,059            0%

William Tobman                                     5,059             *                5,059            0%

Ann T. Garrett                                     2,530             *                2,530            0%

James B. & Pauline Lisle                           2,530             *                2,530            0%



Total                                          9,934,762            20.32%        9,934,762            0%

--------------------
*Denotes less than 1% of the outstanding shares of common stock.

(1) On September 30, 2005, there were 48,878,396 shares of common stock outstanding and no issued and outstanding preferred stock. All of the shares of common stock being registered pursuant to this registration statement are being registered on behalf of the selling stockholders and were outstanding prior to the filing of this registration statement. Following the offering, there will be 48,878,396 shares of common stock outstanding and no issued and outstanding preferred stock.


(2) Each person named in the selling stockholder above has the sole investment and voting power with respect to all shares of common stock shown as beneficially owned by the person, except as otherwise indicated below. Under applicable SEC rules, a person is deemed to be the "beneficial owner" of a security with regard to which the person directly or indirectly, has or shares (a) the voting power, which includes the power to vote or direct the voting of the security, or (b) the investment power, which includes the power to dispose, or direct the disposition, of the security, in each case irrespective of the person's economic interest in the security. Under these SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of another security. None of the selling stockholders who are not natural persons are reporting companies under the Securities Exchange Act of 1934.


(3) In determining the percent of common stock owned by a person on September 16, 2005, (a) the numerator is the number of shares of common stock beneficially owned by the person, including shares the beneficial ownership of which may be acquired within 60 days upon the exercise of options or warrants or conversion of convertible securities, and (b) the denominator is the total of (i) the 48,878,396 shares in the aggregate of common stock outstanding on September 16, 2005, and (ii) any shares of common stock which the person has the right to acquire within 60 days upon the exercise of options or warrants or conversion of convertible securities. Neither the numerator nor the denominator includes shares which may be issued upon the exercise of any other options or warrants or the conversion of any other convertible securities. For purposes of this selling stockholders table, the calculation for determining the percent of common stock owned by a person after completion of the offering is the same, and assumes that no new shares of common stock will be issued by us prior to the completion of the offering.


(4) Barry Kitt has sole voting and investment control over the securities held by The Pinnacle Fund, L.P.

(5) The shares hereby Halter Financial Group, Inc. were acquired in June 2004 in a private purchase transaction with Harry Miller, the former controlling stockholder of the company. Timothy P. Halter, the sole officer and director of Halter Financial Group, Inc., served as our sole officer and director from June 2004 through January 20, 2005. Mr. Halter also exercises sole investment and voting control over the securities held by Halter Financial Group.

(6) Beau Johnson and Christopher Efird have shared voting and investment control over the securities held by Chinamerica Fund, LP.

(7) Patrick Brosnahan has sole voting and investment control over the securities held by Westpark Capital L.P.

(8) Scott Hood and Fred Astman have shared voting and investment control over the securities held by Lake Street Fund, LP.

(9) Kent C. McCarthy has sole voting and investment control over the securities held by Jayhawk China Fund.

(10) Buzz Heidtke has sole voting and investment control over the securities held by MidSouth Investor Fund, L.P.

(11)     Dave  Brigante  has  sole  voting  and  investment   control  over  the
         securities held by Bellfield Capital Partners LP.

(12) Mark Hood has sole voting and investment control over the securities held by Incline Capital, L.P.

(13) David E. Richardson has sole voting and investment control over the securities held by Lighthouse Capital Insurance Company.

(14) Mr. Schiesser is an affiliate of Canaccord Capital Corporation, a licensed broker/dealer in Canada. Mr. Schiesser purchased the securities to be registered in the ordinary course of business and had no agreements or understandings, directly or indirectly, with any person to distribute his securities at the time of purchase.

(15) Tom Brinkerhoff has sole voting and investment control over the securities held by BOT Holdings, Inc.

(16)     Held as trustee for the Kelley Revocable Trust.

(17) Mr. McDonald is an affiliate of Capital West Securities, a licensed broker/dealer. Mr. McDonald purchased the securities to be registered in the ordinary course of business and had no agreements or understandings, directly or indirectly, with any person to distribute his securities at the time of purchase.

(18) Charles Moldow has sole voting and investment control over the securities held by Moldow Family Trust.

(19) Victor Walls has sole voting and investment control over the securities held by 264646 Alberta Ltd.

(20) Ralph Miller has sole voting and investment control over the securities held by 783036 Alberta Ltd.

(21) Wayne Hucik and Susan Hucik have shared voting and investment control over the securities held by Chapel Rock Holdings Ltd.

(22)     Held as joint tenants with right of survivorship.

(23) Brian Carpenter and Jeanne Carpenter have shared voting and investment control over the securities held by JMC Investments Ltd.

(24) Dan Remenda has sole voting and investment control over the securities held by Danich Investments Ltd.

(25) Eugene Fabro and Adrienne Fabro have shared voting and investment control over the securities held by Fabmar Investments Ltd.

(26) Sandeep G. Aggarwal has sole voting and investment control over the securities held by Sandeep G. Aggarwal/Prof. Corp.

(27) Grant McNaughton and Donna McNaughton have shared voting and investment control over the securities held by G-Mac Welding Ltd.


(28)     Hold as trustees for the Rader Living Trust.



                         SHARES ELIGIBLE FOR FUTURE SALE


         Upon completion of the offering, we will have 48,878,396 shares of common stock outstanding. A current stockholder who is our "affiliate," defined in Rule 144 as a person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, us, will be required to comply with the resale limitations of Rule 144.


         Purchasers of shares in the offering, other than affiliates, may resell their shares immediately. Sales by affiliates will be subject to the volume and other limitations of Rule 144, including certain restrictions regarding the manner of sale, notice requirements, and the availability of current public information about us. The volume limitations generally permit an affiliate to sell, within any three month period, a number of shares that does not exceed the greater of one percent of the outstanding shares of common stock or the average weekly trading volume during the four calendar weeks preceding his sale. A person who ceases to be an affiliate at least three months before the sale of restricted securities beneficially owned for at least two years may sell the restricted securities under Rule 144 without regard to any of the Rule 144 limitations.

                              PLAN OF DISTRIBUTION

         The 9,934,762 shares being offered by the selling stockholders may be sold or distributed from time to time by the selling stockholders or their transferees directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents or may acquire shares as principals. Such sales or distributions may be made at prevailing market prices, at prices related to such prevailing market prices, or at variable prices negotiated between the sellers and purchasers that may vary. The distribution of the shares may be effected in one or more of the following methods:

         o ordinary brokerage transactions, including long or short sales,

         o transactions involving cross or block trades, or otherwise on the OTC Bulletin Board,

         o purchases by brokers, dealers, or underwriters as principals and subsequent resale by the purchasers for their own accounts pursuant to this prospectus,

         o sales "at the market" to, or through, market makers or into an existing market for the shares,

         o        sales  not  involving  market  makers or  established  trading
                  markets,   including  direct  sales  to  purchasers  or  sales
                  effected through agents,

         o transactions involving options, swaps, or other derivatives, whether exchange-listed or otherwise, or

         o transactions involving any combination of the foregoing or any other legally available means.

         In addition, a selling stockholder may enter into hedging transactions with one or more broker-dealers who may engage in short sales of shares in the course of hedging the positions they assume with the selling stockholder. A selling stockholder may also enter into options or other transactions with one or more broker-dealers requiring the delivery of the shares by such broker-dealers with the possibility that such shares may be resold thereafter pursuant to this prospectus.

         A broker, dealer, underwriter, or agent participating in the distribution of the shares may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders and/or purchasers of the shares for whom such person may act as an agent, to whom such person may sell as principal, or both; and such compensation as to a particular person may be in excess of customary commissions. The selling stockholders and any broker-dealers acting in connection with the sale of the shares being registered may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, as amended, or the Securities Act, and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act. We know of no existing arrangements between any of the selling stockholders and any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares, nor can we presently estimate the amount, if any, of such compensation.

         Although we will receive no proceeds from the sale of shares pursuant to this prospectus, we have agreed to bear the costs and expenses of the registration of the shares, including legal and accounting fees, and such costs and expenses are estimated to be approximately $213,000.

         We have informed the selling stockholders that while they are engaged in a distribution of the shares included in this prospectus they will be required to comply with certain anti-manipulative rules contained in Regulation M under the Exchange Act. With certain exceptions, Regulation M prohibits any selling stockholder, any affiliated purchaser, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security that is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         There have been no changes in and/or disagreements with Schwartz Levitsky Feldman L.L.P., independent registered public accounting firm, on accounting and financial disclosure matters.

                                  LEGAL MATTERS


         Certain legal matters in this offering, including the legality of the common stock offered pursuant to this prospectus, will be passed upon for us and the selling stockholders by Andrews Kurth LLP, 1717 Main Street, Suite 3700, Dallas, Texas 75201.


                                     EXPERTS

         Our financial statements included in this prospectus have been audited by Schwartz Levitsky Feldman L.L.P., independent registered public accounting firm, as stated in the opinion, which has been rendered upon the authority of said firm as experts in accounting and auditing.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

         No "Expert" or "Counsel" as defined by Item 509 of Regulation S-B promulgated pursuant to the Securities Act, whose services were used in the preparation of this Form SB-2, was hired on a contingent basis or will receive a direct or indirect interest in us.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

         Our Amended and Restated Bylaws, filed as Exhibit 3.3 hereto, provide that we must indemnify our directors to the fullest extent permitted under Nevada law and may indemnify, if so authorized by our board of directors, our officers and any other person whom we have the power to indemnify against liability, reasonable expense or other matter whatsoever. The effect of these provisions is potentially to indemnify our directors and officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with us.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         Our Amended and Restated Bylaws also permit us to maintain insurance on behalf of our company and any person whom we have the power to indemnify.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission under the Securities Act of 1933 with respect to the shares of common stock offered in this offering prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement, or the exhibits which are part of the registration statement. You should refer to the registration statement and its exhibits for additional information that is not contained in this prospectus. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

         We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and we are required to file reports, any proxy statements and other information with the Securities and Exchange Commission. You can read our Securities and Exchange Commission files, including this registration statement, over the Internet at the Securities and Exchange Commission's web site at http://www.sec.gov. You may also read and copy any documents we file with the Securities and Exchange Commission at its public reference facility at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

                             CHINA BAK BATTERY, INC.
                     (Formerly known as Medina Coffee, Inc.)
                                 AND SUBSIDIARY
                    REVISED CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2004 AND 2003
                       Together With Report of Independent
                        Registered Public Accounting Firm
               THREE AND NINE MONTHS ENDED JUNE 30, 2005 AND 2004
                                   (Unaudited)
                        (Amounts expressed in US Dollars)



                                TABLE OF CONTENTS


Report of Independent Registered Public Accounting Firm                      F-1


Revised Consolidated Balance Sheets as at September 30, 2004 and
     June 30, 2005                                                           F-2

Revised Consolidated Statements of Operations for the Years Ended
     September 30, 2004 and 2003 and for the Three and Nine Months Ended
     June 30, 2005 and 2004                                                  F-3

Revised Consolidated Statements of Changes in Stockholders' Equity
     for the Years Ended September 30, 2004 and 2003 and for the
     Period Ended June 30, 2005                                              F-4

Revised Consolidated Statements of Cash Flows for the Years Ended
     September 30, 2004 and 2003 and for the Three and Nine Months
     Ended  June 30, 2005 and 2004                                     F-5 - F-6

Notes to Revised Consolidated Financial Statements as at
     September 30, 2004 and 2003                                      F-7 - F-30

Notes to the Unaudited Consolidated Financial Statements for the
     Three and Nine Months Ended June 30, 2005 and 2004              F-30 - F-42

Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTANTS
TORONTO, MONTREAL, OTTAWA






             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Stockholders of
China BAK Battery, Inc.
(Formerly known as Medina Coffee, Inc.)
and Subsidiary

We have audited the accompanying revised consolidated balance sheet of China BAK Battery, Inc. (formerly known as Medina Coffee, Inc.) as of September 30, 2004, and the related revised consolidated statements of changes in stockholders' equity, operations and cash flows for each of the two years ended September 30, 2004 (all expressed in United States dollars). These revised consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these revised consolidated financial statements based on our audits.

We conducted our audits in accordance with the Standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the revised consolidated financial statements referred to above present fairly, in all material respects, the financial position of China BAK Battery, Inc. (formerly known as Medina Coffee, Inc.) as of September 30, 2004 and the results of its operations and its cash flows for each of the two years ended September 30, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America.

As described in Notes 7 and 13 the Company has not yet obtained final approval from the relevant authorities for the acquisition of land use rights to the property which it occupies. However, the Company has commenced construction of its facilities on the property and has reflected the costs incurred to date as long-term assets on the balance sheet described as "property and equipment - building", "construction in process" and "land use rights", with the expectation that approval will be obtained within the next fiscal year. The Company may be at risk as more fully set out in the notes mentioned above should the application be rejected. The accompanying revised consolidated financial statements do not include any adjustments that might result should its application not be approved.





Toronto, Ontario, Canada
December 30, 2004 except for notes 1 and 18 a), b), c),
  as to which the date is January 20, 2005, note
  19, as to which the date is March 22, 2005 and
  note 18 d), as to which the date is September 16, 2005   Chartered Accountants




                             CHINA BAK BATTERY, INC.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
                       Revised Consolidated Balance Sheets
                   As at June 30, 2005 and September 30, 2004
                        (Amounts expressed in US Dollars)



                                     Assets
                                     ------
                                                                               June 30,           September 30,
                                                                                   2005                    2004
                                                                   (Unaudited- note 21)
                                                                                    $                       $
Current Assets
     Cash                                                                     1,647,781               3,212,176
     Cash - Restricted                                                       22,073,231               7,120,069
     Accounts Receivable, Net                                                37,056,547              20,999,561
     Inventories                                                             13,093,761              29,535,985
     Prepaid Expenses                                                         1,527,601               1,330,645
     Notes Receivable                                                           289,978                  18,122
     Accounts Receivable - Related Party                                        295,477                 911,093
                                                                   --------------------    --------------------
          Total Current                                                      75,984,376              63,127,651
                                                                                                      3,327,393
                                                                   --------------------    --------------------

Long-Term Assets
     Property, Plant, & Equipment                                            36,266,563              19,875,583
     Construction in Progress                                                24,727,567              23,656,190
     Land Use Rights                                                          4,029,038               4,029,038
     Less Accumulated Depreciation                                           (4,673,566)             (2,370,774)
                                                                   --------------------    --------------------
         Long-Term Assets, Net                                               60,349,602              45,190,037
                                                                   --------------------    --------------------

Other Assets
     Other Receivables                                                           94,293                 225,972
     Intangible Assets, Net                                                      49,596                  58,362
                                                                   --------------------    --------------------
          Total other                                                           143,889                 284,334
                                                                   --------------------    --------------------

     Total Assets                                                           136,477,867             108,602,022
                                                                   ====================    ====================

                      Liabilities and Stockholders' Equity
                      ------------------------------------
Current Liabilities
     Accounts Payable                                                        20,479,444              23,570,087
     Bank Loans, Short Term                                                  37,515,858              27,304,162
     Short Term Loans                                                              --                 1,812,316
     Notes Payable, Other                                                    23,888,792              20,772,559
     Land Use Rights Payable                                                  3,751,028               3,750,756
     Construction Costs Payable                                               4,062,261               6,347,846
     Customer Deposits                                                             --                   369,390
     Accrued Expenses                                                         3,871,277               5,247,656
     Other Liabilities                                                          407,215                 181,223
                                                                   --------------------    --------------------
          Total Current                                                      93,975,875              89,355,995
                                                                   --------------------    --------------------
CONTINGENCIES AND COMMITMENTS (NOTE 13)

Stockholders' Equity
     Common Stock - $.001 Par Value; 100,000,000
     Shares Authorized; 40,978,533 and 32,378,100 Shares
     Issued and outstanding at June 30, 2005
     and September 30, 2004, respectively                                        40,978                  32,378
     Additional Paid In Capital                                              27,571,722              12,051,693
     Accumulated Comprehensive Loss                                              (1,669)                   (144)
     Reserves                                                                 2,854,017               1,724,246
     Retained Earnings                                                       12,036,944               5,437,854
                                                                   --------------------    --------------------
                                                                             42,501,992              19,246,027
                                                                   --------------------    --------------------

     Total Liabilities and Stockholders' Equity                             136,477,867             108,602,022
                                                                   ====================    ====================


The accompanying notes are an integral part of these revised consolidated financial statements.



                             CHINA BAK BATTERY, INC.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
                  Revised Consolidated Statements of Operations
               For The Years Ended September 30, 2004 and 2003 and
           For The Three and Nine Months Ended June 30, 2005 and 2004


                                    Three Months   Three Months     Nine Months    Nine Months
                                        Ended          Ended           Ended          Ended        September      September
                                      June 30,       June 30,        June 30,       June 30,       30, 2004       30, 2003
                                        2005           2004            2005           2004
                                    (Unaudited -   (Unaudited -    (Unaudited -   (Unaudited -
                                      note 21)       note 21)        note 21)       note 21)
                                          $              $               $              $               $              $

Revenues, Net of Returns              24,154,543     15,183,988      75,159,215     46,934,456      63,746,202     20,045,496

Cost of Goods Sold                    16,547,598     11,442,431      56,286,898     35,713,698      48,285,847     14,173,003
                                    ------------   ------------    ------------   ------------    ------------   ------------

Gross Profit                           7,606,945      3,741,557      18,872,317     11,220,758      15,460,355      5,872,493
                                    ------------   ------------    ------------   ------------    ------------   ------------

Expenses:
   Selling                               975,859        474,640       2,678,830      1,310,829       1,869,275        442,112
   General and Administrative          1,068,895        927,296       2,877,091      2,851,748       3,052,992        785,612
   Research and Development              128,835        139,166         314,626        345,471         328,779        116,789
   Bad Debts Expenses (Recovery)         598,608       (334,746)        944,095       (227,151)        326,990        448,285
   Depreciation and Amortization         805,753        452,805       2,311,558      1,046,689       1,732,707        379,551
                                    ------------   ------------    ------------   ------------    ------------   ------------
     Total Expenses                    3,577,950      1,659,161       9,126,200      5,327,586       7,310,743      2,172,349
                                    ------------   ------------    ------------   ------------    ------------   ------------

Operating Income                       4,028,995      2,082,396       9,746,117      5,893,172       8,149,612      3,700,144

Other Expense
   Finance Costs                         371,404        364,649       1,333,118        522,629       1,006,056        122,798
   Other Expense                           8,745         (9,319)         33,624          5,239           2,916          1,315
                                    ------------   ------------    ------------   ------------    ------------   ------------

Net Income Before Provision for        3,648,846      1,727,066       8,379,375      5,365,304       7,140,640      3,576,031
   Income Tax

Provision for Income Taxes               286,672        129,449         650,514        226,843         394,333           --
                                    ------------   ------------    ------------   ------------    ------------   ------------

Net Income                             3,362,174      1,597,617       7,728,861      5,138,461       6,746,307      3,576,031
                                    ============   ============    ============   ============    ============   ============

Net Income Per Common and
  Common Equivalent Share:

Basic                                       0.08           0.05            0.21           0.16            0.21           0.11
                                    ============   ============    ============   ============    ============   ============
Diluted                                     0.08           0.05            0.21           0.16            0.21           0.11
                                    ============   ============    ============   ============    ============   ============
Weighted Average Shares
Outstanding:
Basic                                 40,978,533     32,378,100      37,481,654     32,378,100      32,378,100     32,378,100
                                    ============   ============    ============   ============    ============   ============
Diluted                               41,192,819     32,378,100      37,593,436     32,378,100      32,378,100     32,378,100
                                    ============   ============    ============   ============    ============   ============


The accompanying notes are an integral part of these revised consolidated financial statements.



                             CHINA BAK BATTERY, INC.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
       Revised Consolidated Statements of Changes in Stockholders' Equity
                 For The Years Ended September 30, 2004 and 2003
                     and For The Period Ended June 30, 2005
                        (Amounts expressed in US Dollars)



                                                   Par                                                 Accumulated
                                                 Value    Additional                                         Other
                               Number of        Common       Paid-In       Retained                  Comprehensive    Stockholders'
                                  Shares         Stock       Capital       Earnings       Reserves   Income (Loss)           Equity
-----------------------------------------------------------------------------------------------------------------------------------
                                                $             $              $              $               $                $
Balance -
  September 30, 2002          32,378,100        32,378     1,175,775        598,265        107,585            --          1,914,003

Net Income                          --            --            --        3,576,031           --              --          3,576,031

Transfer to Reserves                --            --            --         (543,998)       543,998            --               --

Foreign Currency
  Translation                       --            --            --             --             --               (49)             (49)
-----------------------------------------------------------------------------------------------------------------------------------
Balance -
  September 30, 2003          32,378,100        32,378     1,175,775      3,630,298        651,583             (49)       5,489,985

Contribution of Cash by
  Stockholders                      --            --      10,875,918           --             --              --         10,875,918

Net Income                          --            --            --        6,746,307           --              --          6,746,307

Transfer to Reserves                --            --            --       (1,072,663)     1,072,663            --               --

Deemed Distribution to
  Shareholder -                    --            --            --             --             --              --               --
  Intangible Assets                --            --            --       (3,866,088)          --              --         (3,866,088)

Foreign Currency
  Translation                      --            --            --             --             --               (95)             (95)
-----------------------------------------------------------------------------------------------------------------------------------
Balance -
September 30, 2004            32,378,100        32,378    12,051,693      5,437,854      1,724,246            (144)      19,246,027

Contribution of Cash by
  Stockholders                 8,600,433         8,600    16,991,400           --             --              --         17,000,000

Cost of Raising Capital             --            --      (1,471,371)          --             --              --         (1,471,371)

Net Income                          --            --            --        7,728,861           --              --          7,728,861

Transfer to Reserves                --            --            --       (1,129,771)     1,129,771            --               --

Foreign Currency
  Translation                       --            --            --             --             --            (1,525)          (1,525)
-----------------------------------------------------------------------------------------------------------------------------------
Balance -
  June 30, 2005               40,978,533        40,978    27,571,722     12,036,944      2,854,017          (1,669)      42,501,992
===================================================================================================================================
(Note 3)












The accompanying notes are an integral part of these revised consolidated financial statements.



                             CHINA BAK BATTERY, INC.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
                  Revised Consolidated Statements of Cash Flows
               For The Years Ended September 30, 2004 and 2003 And
           For The Three and Nine Months Ended June 30, 2005 and 2004
                        (Amounts Expressed in US Dollars)

                                           Three Months   Three Months    Nine Months    Nine Months
                                              Ended          Ended           Ended          Ended
                                             June 30,       June 30,       June 30,       June 30,    September 30,  September 30,
                                               2005           2004           2005           2004          2004           2003
                                           (Unaudited)    (Unaudited)    (Unaudited)    (Unaudited)
                                                $              $              $              $              $              $
Cash Flows from Operating Activities

Net Income                                   3,362,174      1,597,617      7,728,861      5,138,461      6,746,307      3,576,031
  Adjustments to reconcile net income to
   net cash from operating activities:
  Bad Debt Expense (Recovery)                  598,608       (334,746)       944,095       (227,151)       326,990        448,285
  Depreciation and Amortization                805,753        452,805      2,302,792      1,041,425      1,732,707        379,551
  Changes in Assets and Liabilities:
    Accounts Receivable                     (6,937,384)    (2,569,990)   (17,001,081)    (8,581,859)   (14,543,660)    (5,786,874)
    Inventory                                 (968,669)   (11,373,735)    16,442,224    (16,569,448)   (21,542,204)    (6,908,083)
    Prepaid Expenses                            (9,851)    (8,729,862)      (196,956)   (11,951,915)      (605,800)       (52,609)

    Account Receivable -
      Related Party                            266,512       (191,131)       615,616       (778,780)          --             --

    Other Receivables                           55,176     (1,318,402)       131,679     (1,737,873)          --             --

    Note Receivable                            (45,518)        93,354       (271,856)      (165,471)       (18,122)          --
    Accounts Payable                         2,669,338     10,699,405     (3,090,643)    19,841,706     18,405,499      4,311,720
    Customer Deposits                         (208,450)        48,681       (369,390)      (568,827)      (286,001)       593,776

    Accrued Expenses                           482,740     (2,559,693)    (1,376,379)        17,586      3,464,904        723,825

    Construction Costs Payable               1,512,958        853,364     (2,285,585)       853,364      6,347,846           --

    Other Liabilities                          (28,863)            10        225,992         60,419         60,408        120,864

    Land Use Right Payable                        --        3,750,983            272      3,750,983           --             --
                                           -----------    -----------    -----------    -----------    -----------    -----------
      Net Cash Flows from
      Operating Activities                   1,554,524     (9,581,340)     3,799,641     (9,877,380)        88,874      2,593,514
                                           -----------    -----------    -----------    -----------    -----------    -----------

Cash Flows from Investing Activities

  Acquisition of Land Use Rights                  --       (4,029,038)          --       (4,029,038)          --             --
  Acquisition of Property and Equipment     (3,499,367)    (3,980,237)   (16,382,214)    (7,683,891)   (14,906,846)    (4,095,998)
  Construction in Progress                  (3,081,415)    (6,870,481)    (1,071,377)   (17,713,807)   (23,379,077)      (555,395)

  Investment in Intangible Assets                 --          (36,000)          --          (41,225)       (47,285)       (17,302)
                                           -----------    -----------    -----------    -----------    -----------    -----------

      Net Cash Flows from
      Investing Activities                  (6,580,782)   (14,915,756)   (17,453,591)   (29,467,961)   (38,333,208)    (4,668,695)
                                           -----------    -----------    -----------    -----------    -----------    -----------







The accompanying notes are an integral part of these revised consolidated financial statements.



                             CHINA BAK BATTERY, INC.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
                  Revised Consolidated Statements of Cash Flows
               For The Years Ended September 30, 2004 and 2003 And
           For The Three and Nine Months Ended June 30, 2005 and 2004
                        (Amounts Expressed in US Dollars)


                                          Three Months   Three Months    Nine Months   Nine Months
                                              Ended         Ended          Ended          Ended
                                            June 30,       June 30,       June 30,       June 30,    September 30,  September 30,
                                              2005           2004           2005           2004           2004          2003
                                          (Unaudited)    (Unaudited)    (Unaudited)    (Unaudited)
                                               $              $              $              $              $              $

Cash Flows from Financing Activities
  Proceeds from Borrowings                 36,655,909     43,120,535     85,405,447     63,964,116     57,740,719      9,722,901

  Repayment of Borrowings                 (29,350,774)   (12,242,289)   (73,889,834)   (23,814,848)   (17,429,652)      (507,424)

  Cash Pledged To Bank                    (11,517,394)    (6,122,000)   (14,953,162)    (7,348,900)    (6,299,377)      (820,692)

  Loans to Related Parties                       --             --             --             --         (235,840)      (554,614)

  Deemed Distribution to
    Shareholders -
    Intangible Assets                            --             --             --       (3,866,088)    (3,866,088)          --

  Proceeds from Issuance of
    Capital Stock                                --             --       15,528,629     10,873,899     10,875,918           --
                                          -----------    -----------    -----------    -----------    -----------    -----------
        Net Cash flows from
        Financing Activities               (4,212,259)    24,756,246     12,091,080     39,808,179     40,785,680      7,840,171
                                          -----------    -----------    -----------    -----------    -----------    -----------

Effect of Exchange Rate Changes on Cash          --              (73)        (1,525)           (24)           (95)           (49)

Net Increase in Cash                       (9,238,517)       259,077     (1,564,395)       462,814      2,541,251        577,913

Cash - Beginning of Period                 10,886,298        874,662      3,212,176        670,925        670,925         93,012
                                          -----------    -----------    -----------    -----------    -----------    -----------

Cash - End of Period                        1,647,781      1,133,739      1,647,781      1,133,739      3,212,176        670,925
                                          ===========    ===========    ===========    ===========    ===========    ===========
Supplemental Cash Flow Disclosures:

  Interest Paid                               423,931        363,899      1,298,634        490,107      1,007,287        122,798
                                          ===========    ===========    ===========    ===========    ===========    ===========

  Income Taxes Paid                           311,231        179,770        449,245        179,770           --             --
                                          ===========    ===========    ===========    ===========    ===========    ===========






The accompanying notes are an integral part of this financial statement.

                             China BAK Battery, Inc.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
               Notes to Revised Consolidated Financial Statements
                           September 30, 2004 and 2003
                        (Amounts expressed in US Dollars)




1.   RECAPITALIZATION TRANSACTION

     On January 20, 2005, China BAK Battery, Inc. ("The Company" or "China BAK") completed a stock exchange transaction with the stockholders of BAK International Limited, a Hong Kong company, or BAK International. The exchange was consummated under Nevada law pursuant to the terms of a Securities Exchange Agreement dated effective as of January 3, 2005 by and among China BAK, BAK International and the stockholders of BAK International. Pursuant to the Securities Exchange Agreement, the Company issued 39,826,075 shares of common stock, par value $0.001 per share, to the stockholders of BAK International (31,225,642 Shares are original shareholders of BAK and 8,600,433 Shares to new investors), representing approximately 97.2% of the China BAK post-exchange issued and outstanding common stock, in exchange for 100% of the outstanding capital stock of BAK International. The Company presently carries on the business of Shenzhen BAK Battery Co., Ltd., a Chinese corporation and BAK International's wholly-owned subsidiary, or BAK Battery.

     The reverse merger transaction has been accounted for as a recapitalization of BAK International whereby the historical financial statements and operations of BAK become the historical financial statements of the
     Registrant with no adjustment to the carrying value of the assets and liabilities. The accompanying financial statements reflect the recapitalization of the shareholders equity as if the transaction occurred as of the beginning of the first period presented.


     Simultaneous  with the share exchange  between Shenzhen BAK Battery Co. LTD
     (BAK) and BAK International LTD, five shareholders with ownership interests of approximately 1.85% of the total shares outstanding of 31,225,642 in BAK elected not to become shareholders in BAK International LTD. Concurrently, there were seven new shareholders in BAK International LTD who were not previous shareholders in BAK.

     In connection with the share exchange, the 5 exiting shareholders sold their rights to their shares in BAK International to the remaining BAK shareholders as well as the new BAK International shareholders for cash. After the share exchange transaction was completed, there was exactly the same number of shares outstanding in BAK International as had been in BAK.

     As the transaction has been accounted for as a recapitalization of BAK as if the share exchange had occurred on the first day of the earliest period presented, the transfer of shares from the 5 exiting shareholders had no impact on stockholder's equity or net income in the accompanying financial statements.



2.   ORGANIZATION AND PRINCIPAL ACTIVITIES

     BAK International Limited was incorporated in Hong Kong on December 29, 2003 under the Companies Ordinance as BATCO International Limited and subsequently changed its' name to BAK International Limited on November 3, 2004. BAK International Limited acquired 100% of the outstanding shares of Shenzhen BAK Battery Co., Ltd ("BAK") for a total consideration of USD$11.5 million on November 6, 2004. Simultaneously the former shareholders of BAK acquired 96.8% of the issued shares of BAK International Limited.

                             China BAK Battery, Inc.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
               Notes to Revised Consolidated Financial Statements
                           September 30, 2004 and 2003
                        (Amounts expressed in US Dollars)




     Consequently, the shareholders of BAK International Limited are substantially the same as the former shareholders as BAK therefore the transaction has been accounted for as a recapitalization of BAK with no adjustment to the historical basis of the assets and liabilities of BAK and the operations consolidated as though the transaction occurred as of the beginning of the first accounting period presented in these financial statements. See note 18 - Subsequent Events.

     Shenzhen BAK Battery Co., Ltd. ("BAK") was founded on August 3, 2001 as a China-based company specializing in lithium ion (known as "Li-ion" or "Li-ion cell") battery cell production, for use in the replacement battery market, primarily for cell phones in the Peoples Republic of China (PRC).

     The Company is subject to the consideration and risks of operating in the PRC. These include risks associated with the political and economic environment, foreign currency exchange and the legal system in the PRC.

     The economy of PRC differs significantly from the economies of the "western" industrialized nations in such respects as structure, level of development, gross national product, growth rate, capital reinvestment, resource allocation, self-sufficiency, rate of inflation and balance of payments position, among others. Only recently has the PRC government encouraged substantial private economic activities. The Chinese economy has experienced significant growth in the past several years, but such growth has been uneven among various sectors of the economy and geographic regions. Actions by the PRC government to control inflation have significantly restrained economic expansion in the recent past. Similar actions by the PRC government in the future could have a significant adverse effect on economic conditions in PRC.

                             China BAK Battery, Inc.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
               Notes to Revised Consolidated Financial Statements
                           September 30, 2004 and 2003
                        (Amounts expressed in US Dollars)




2.   ORGANIZATION AND PRINCIPAL ACTIVITIES (cont'd)

     Many laws and regulations dealing with economic matters in general and foreign investment in particular have been enacted in the PRC. However, the PRC still does not have a comprehensive system of laws, and enforcement of existing laws may be uncertain and sporadic.

     The Company's operating assets and primary sources of income and cash flows are of interests in the PRC. The PRC economy has, for many years, been a centrally-planned economy, operating on the basis of annual, five-year and ten-year state plans adopted by central PRC governmental authorities, which set out national production and development targets. The PRC government has been pursuing economic reforms since it first adopted its "open-door" policy in 1978. There is no assurance that the PRC government will continue to pursue economic reforms or that there will not be any significant change in its economic or other policies, particularly in the event of any change in the political leadership of, or the political, economic or social conditions in, the PRC. There is also no assurance that the Company will not be adversely affected by any such change in governmental policies or any unfavorable change in the political, economic or social conditions, the laws or regulations, or the rate or method of taxation in the PRC.

     As many of the economic reforms which have been or are being implemented by the PRC government are unprecedented or experimental, they may be subject to adjustment or refinement, which may have adverse effects on the Company. Further, through state plans and other economic and fiscal measures, it remains possible for the PRC government to exert significant influence on the PRC economy.

     The Company's financial instruments that are exposed to concentration of credit risk consist primarily of cash and cash equivalents, and accounts receivable from customers. Cash and cash equivalents are maintained with major banks in the PRC. The Company's business activity is primarily with customers in the PRC. The Company periodically performs credit analysis and monitors the financial condition of its clients in order to minimize credit risk.

     Any devaluation of the Renminbi (RMB) against the United States dollar would consequently have adverse effects on the Company's financial performance and asset values when measured in terms of the United States dollar. Should the RMB significantly devalue against the United States dollar, such devaluation could have a material adverse effect on the Company's earnings and the foreign currency equivalent of such earnings. The Company does not hedge its RMB - United States dollar exchange rate exposure.

     On January 1, 1994, the PRC government introduced a single rate of exchange as quoted daily by the People's Bank of China (the "Unified Exchange Rate"). No representation is made that the RMB amounts have been, or could be, converted into US$ at that or any rate. This quotation of exchange rates does not imply free convertibility of RMB to other foreign currencies. All foreign exchange transactions continue to take place either through the Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rate quoted by the People's Bank of China. Approval of foreign currency payments by the People's Bank of China or other institutions requires submitting a payment application form together with suppliers' invoices, shipping documents and signed contracts.

                             China BAK Battery, Inc.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
               Notes to Revised Consolidated Financial Statements
                           September 30, 2004 and 2003
                        (Amounts expressed in US Dollars)




3.   BASIS OF PRESENTATION

     Audited Financial Statements

     The revised consolidated financial statements are prepared in accordance with generally accepted accounting principles used in the United States of America and include the accounts of BAK International Limited and Shenzhen BAK Battery Co, Ltd. for all periods presented.


     Unaudited interim financial statements

     Note 21 includes full disclosure related to the unaudited financial statements for the three and nine months ended June 30, 2005 and 2004.


4.   SUMMARY OF PRINCIPAL ACCOUNTING POLICIES

     A.   Cash And Cash Equivalents

     Cash and cash equivalents include cash on hand and any other highly liquid investments purchased with an original maturity of three months or less. The carrying amounts approximate fair value because of the short-term maturity of those instruments. As stated in the following Note 8, a portion of the Company's cash is restricted cash, which has been pledged to its bank to secure short-term bank loans. This restricted cash is not as liquid as other cash, and has been reflected in the attached revised consolidated financial statements.

                             China BAK Battery, Inc.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
               Notes to Revised Consolidated Financial Statements
                           September 30, 2004 and 2003
                        (Amounts expressed in US Dollars)




4.   SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (cont'd)

     B.   Accounts Receivable

     In order to determine the fair value of the Company's accounts receivable, the Company records a provision for doubtful accounts to cover estimated credit losses. Management reviews and adjusts this allowance periodically based on historical experience and its evaluation of the collectibility of outstanding accounts receivable. The Company evaluates the credit risk of its customers utilizing historical data and estimates of future performance.

     C.   Inventory

     Inventories are stated at the lower of cost or net realizable value. Cost is calculated on the moving average basis and includes all costs to acquire and other costs incurred in bringing the inventories to their present location and condition. The Company evaluates the net realizable value of its inventories on a regular basis and records a provision for loss to reduce the computed moving-average cost if it exceeds the net realizable value.

     D.   Property, Plant And Equipment

     Property, plant and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.

     When  assets  are  retired  or  disposed  of,  the  cost  and   accumulated
     depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.

     The Company recognizes a scrap value of 5% of the cost basis and depreciation is calculated on a straight-line basis over the estimated useful life of the assets. The estimated useful lives are as follows:

                  Buildings                                        30 - 40 years
                  Plant and machinery                               5 - 12 years
                  Motor vehicles                                         8 years
                  Office equipment and furnishings                       5 years
                  Leasehold Improvements                             2 - 5 years

     E.   Intangible Assets

     Trademarks are carried at cost and are amortized using the straight-line method over the estimated useful lives of 5 years from the date the Company acquired the trademark. Management is of the opinion that no impairment loss is considered necessary at year-end.

     F.   Fair Value Of Financial Instruments

     The carrying value of financial instruments including cash, receivables, accounts payable and accrued expenses and debt, approximates their fair value at September 30, 2004 and 2003 due to the relatively short-term nature of these instruments.

                             China BAK Battery, Inc.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
               Notes to Revised Consolidated Financial Statements
                           September 30, 2004 and 2003
                        (Amounts expressed in US Dollars)




4.   SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (cont'd)

     G.   Construction In Progress

     Construction in progress represents buildings, machinery and other long-term assets under construction or installation, which is stated at cost less any impairment losses, and is not depreciated. Cost comprises the direct costs of purchase, construction and installation. Construction in progress is reclassified to the appropriate category of long-term assets when completed and ready for use. Management is of the opinion that no impairment loss is considered necessary at year-end.

     H.   Income Taxes

     The Company accounts for income tax under the provisions of Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the revised consolidated financial statements or tax returns. Deferred income taxes are provided using the liability method. Under the liability method, deferred income taxes are recognized for all significant temporary differences between the tax and financial statement bases of assets and liabilities. In addition, the Company is required to record all deferred tax assets, including future tax benefits of capital losses carried forward, and to record a "valuation allowance" for any deferred tax assets where it is more likely than not that the asset will not be realized.

     In accordance with the relevant income tax laws applicable to enterprises operating in the Shenzhen Special Economic Zone of the PRC, the profits of the Company are fully exempt from income tax for five years ("tax holiday"), commencing from the first profit making year of operations, followed by a 50% exemption for the immediate next three years ("tax preferential period"), after which the profits of the Company will be taxable at the full rate, currently 15%.

     Had this tax holiday not been available, income tax expense would have increased by approximately US$692,000 for the year ended September 30, 2004, and US$537,000 for the year ended September 30, 2003, respectively.

     I.   Government Subsidies

     Subsidies from the government are recognized at their fair values when received or there is reasonable assurance that they will be received, and all attached conditions are complied with.

     Revenue from government sponsored grants or subsidies are recognized as research activities are performed or as development milestones are completed under the terms of the agreement. Costs incurred in connection with the performance of activities under these agreements are expensed as incurred. The Company defers revenue recognition related to payments received during the current year for research activities to be performed in the following year.

     During the year ended September 30, 2004, the Company received a repayable grant from the Long Gang Technology and Science Bureau in the amount of approximately $181,000. The grant was awarded to further the research of the LiNiCo2 which is an advanced mode material in the Li-on battery cell. The term of the grant is for a two year period with repayment of principal together with interest at the rate of 3% per annum due on December 26, 2005. The grant is recorded as a liability in the accompanying revised consolidated financial statements.

                             China BAK Battery, Inc.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
               Notes to Revised Consolidated Financial Statements
                           September 30, 2004 and 2003
                        (Amounts expressed in US Dollars)




4.   SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (cont'd)

     I.   Government Subsidies (cont'd)

     During the year ended September 30, 2003, the Company received a non-repayable grant from the Shenzhen Technology and Finance Bureau in the amount of approximately $120,000. The grant was awarded to further the Company's research and development activities. The grant was recorded as an offset to research and development expenses in the accompanying revised consolidated financial statements.

     J.   Related Parties

     Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Parties are also considered to be related if they are subject to common control or common significant influence. Related parties may be individuals or corporate entities.

     K.   Impairment Of Long-Term Assets

     In accordance with the provisions of SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the Company's policy is to record an impairment loss against the balance of a long-lived asset in the period when it is determined that the carrying amount of the asset may not be recoverable. This determination is based on an evaluation of such factors as the occurrence of a significant event, a significant change in the environment in which the business assets operate or if the expected future non-discounted cash flows of the business was determined to be less than the carrying value of the assets. If impairment is deemed to exist, the assets will be written down to fair value. Management also evaluates events and circumstances to determine whether revised estimates of useful lives are warranted. As of September 30, 2004, management expects its long-lived assets to be fully recoverable.

     L.   Foreign Currency Translation

     The Company maintains its books and accounting records in Renminbi ("RMB"), the PRC's currency, being the functional currency. Translation of amounts from RMB in United States dollars ("US$") has been made at the following exchange rates for the respective years:

                  September 30, 2004:
                           Balance Sheet -                  RMB 8.27670 to US$ 1
                           Operating Statement -            RMB 8.26688 to US$ 1
                  September 30, 2003 -
                           Balance Sheet -                  RMB 8.27710 to US$ 1
                           Operating Statement -            RMB 8.27699 to US$ 1

     Foreign currency transactions in RMB are reflected using the temporal method. Under this method, all monetary items are translated into the functional currency at the rate of exchange prevailing at the balance sheet date. Non-monetary transactions are translated at historical rates. Income and expenses are translated at the rate in effect on the transaction dates. Transaction gains and losses, if any, are included in the determination of net income for the period. Transaction losses included in net income amounted to US$6,766 and US$1,989 at September 30, 2004 and 2003, respectively.

                             China BAK Battery, Inc.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
               Notes to Revised Consolidated Financial Statements
                           September 30, 2004 and 2003
                        (Amounts expressed in US Dollars)





4.   SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (cont'd)

     L.   Foreign Currency Translation (cont'd)

     In translating the revised consolidated financial statements of the Company from its functional currency into its reporting currency in United States dollars, balance sheet accounts are translated using the closing exchange rate in effect at the balance sheet date and income and expense accounts are translated using the average exchange rate prevailing during the reporting period. Adjustments resulting from the translation, if any are included in cumulative other comprehensive income (loss) in stockholder's equity.

     The RMB is not readily convertible into United States dollars or other foreign currencies. The foreign exchange rate between the United States dollar and the RMB has been stable at approximately 1RMB to US$.1205 for the last few years. No representation is made that the RMB amounts could have been or could be, converted into United States dollars or any other currency at that rate or any other rate.

     M.   Use Of Estimates

     The preparation of revised consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the revised consolidated financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     N.   Revenue Recognition, Returns And Warranties

     BAK recognizes revenue when the significant risks and rewards of ownership have transferred pursuant to PRC law, including factors such as when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed and determinable, sales and value-added tax laws have been complied with, and collectibility is reasonably assured. BAK generally recognizes product sales when the product is shipped. In the event goods are returned from a customer, revenue is reduced, and the returned goods are placed back into inventory during the period that the returned goods are received by BAK.


     Concurrent with the recognition of revenue, BAK records a warranty reserve for product returns. The Company estimates the amount of claims made based upon the historical experience with product returns and warranty claims. While the Company's policy is to allow customers to return products or make warranty claims for a period up to six to eight months after the sale, the historical experience indicates that the vast majority of claims are made with 30 days. Hence, the Company provides for a certain percentage of its monthly sales that it estimates will result in product returns or warranty claims.


     O.   Employees' Benefits And Pension Obligations

     Mandatory contributions are made to the Government's health, retirement benefit and unemployment schemes at the statutory rates in force during the period, based on gross salary payments. The cost of these payments is charged to the statement of income in the same period as the related salary cost. While the Company has purchased all required insurance for management personnel, the Company is not in compliance with the similar requirements for other of its employees. See Note 13, Contingencies and Commitments.

                             China BAK Battery, Inc.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
               Notes to Revised Consolidated Financial Statements
                           September 30, 2004 and 2003
                        (Amounts expressed in US Dollars)




4.   SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (cont'd)

     O.   Employees' Benefits And Pension Obligations (cont'd)

     In accordance with certain regulations of the Shenzhen Municipal Government, all enterprises established in Shenzhen are required to contribute to a retirement insurance fund administered by the Shenzhen Municipal Government at rates ranging from 8% to 9% of the basic salaries or a minimum changes of RMB155 per person per month of the company's existing PRC staff.

     P.   Comprehensive Income/(Loss)

     The Company has adopted the provisions of Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). SFAS No. 130 establishes standards for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose revised consolidated financial statements. SFAS No. 130 defines comprehensive income (loss) to include all changes in equity except those resulting from investments by owners and distributions to owners, including adjustments to minimum pension liabilities, accumulated foreign currency translation, and unrealized gains or losses on marketable securities.

     Q.   Concentration Of Credit Risk

     Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of trade accounts receivable. The Company performs ongoing credit evaluations with respect to the financial condition of its creditors, but does not require collateral. In order to determine the value of the Company's accounts receivable, the Company records a provision for doubtful accounts to cover probable credit losses. Management reviews and adjusts this allowance periodically based on historical experience and its evaluation of the collectibility of outstanding accounts receivable.

     R.   Research And Development Costs

     Research and development costs are charged to operations when incurred and are included in operating expenses. The amounts charged in 2004 and 2003 were $328,779 and $116,789, respectively.

     S.   Advertising Costs

     Advertising costs consist primarily of promoting the Company and the Company's products through printed advertisements in trade publications and displaying the Company's products through attendance at industry trade exhibitions. The Company does not pay slotting fees, engage in cooperative advertising programs, participate in buydown programs or similar arrangements.

     Advertising costs, except for costs associated with direct-response advertising, are charged to operations when incurred. The costs of direct-response advertising are capitalized and amortized over the period during which future benefits are expected to be received. The Company did not incur any direct-response advertising costs in 2004 and 2003, respectively. Advertising costs included in selling expenses in the accompanying revised consolidated financial statements amounted to $201,200 and $65,900 in 2004 and 2003 respectively.

                             China BAK Battery, Inc.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
               Notes to Revised Consolidated Financial Statements
                           September 30, 2004 and 2003
                        (Amounts expressed in US Dollars)




4.   SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (cont'd)

     T.   Shipping And Handling Costs

     Shipping and handling cost represents cost incurred by the company to transport its products. The company incurs shipping and handling costs primarily by transporting goods using its own delivery vehicles or by contracting with professional carriers.

     The majority of goods are sold to customers in the Zhujiang Delta. For those sales the Company uses its own delivery vehicles. Transportation and Freight charges incurred for Company owned vehicles amounted to $57,579 and $22,569 for 2004 and 2003, respectively. The charges incurred for transportation by professional carriers amounted to $26,402 and $7,800 for 2004 and 2003, respectively.

     For Sales made abroad the company incurs transportation charges for delivery to the Port of Hong Kong which amounted to $18,621 and $ 6,537 for 2004 and 2003 respectively. All other transportation charges are borne by the customer directly.

     The Company does not bill the customer for any transportation charges incurred. All transportation charges incurred by the company are recorded as Selling Expenses in the accompanying revised consolidated financial statements.

     U.   Earning Per Share

     Basic and diluted earnings per share is computed by dividing net income available by the weighted average number of common shares outstanding for the period since the Company does not have any stock options, warrants or other dilutive instruments. The weighted average outstanding common shares reflect the effects of the share exchange transaction as described in Note 1.

     V.   Classification Of Operating Costs And Expenses

     The Company records its operating costs and expenses generally with the following classifications:

     Cost of Goods Sold
     ------------------
     Cost of goods sold consists primarily of raw materials, direct labor and manufacturing overhead. Manufacturing overhead consists of an allocation of purchasing and receiving costs, inspection fees, warehousing, office expenses, utilities, supplies, factory and equipment repairs and maintenance, safety equipment and supplies, packing materials, and loading fees.

     Selling Expenses
     ----------------
     Selling Expenses consist primarily of transportation and freight charges, travel and entertainment, maintenance, payroll, payroll taxes and benefits, advertising and promotion, office expenses, telephone and utilities, insurance, sales commissions and exports fees.

     General and Administrative Expenses
     -----------------------------------
     General and Administrative expenses consist primarily of general office expenses, travel and entertainment, transportation, payroll, payroll taxes and benefits, maintenance, telephone and utilities, printing, advertising and promotion, professional fees, continuing education, licenses and fees.

                             China BAK Battery, Inc.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
               Notes to Revised Consolidated Financial Statements
                           September 30, 2004 and 2003
                        (Amounts expressed in US Dollars)




4.   SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (cont'd)

     W.   Recent Pronouncements

     In July 2002, the FASB issued SFAS No. 146 "Accounting for Restructuring Costs." SFAS 146 applies to costs associated with an exit activity (including restructuring) or with a disposal of long-lived assets. Those activities can include eliminating or reducing product lines, terminating employees and contracts and relocating plant facilities or personnel. Under SFAS 146, the Company will record a liability for a cost associated with an exit or disposal activity when that liability is incurred and can be measured at fair value. SFAS 146 will require the Company to disclose information about its exit and disposal activities, the related costs, and changes in those costs in the notes to the interim and annual revised consolidated financial statements that include the period in which an exit activity is initiated and in any subsequent period until the activity is completed. SFAS 146 is effective prospectively for exit or disposal activities initiated after December 31, 2002, with earlier adoption encouraged. Under SFAS 146, a company cannot restate its previously issued revised consolidated financial statements and the new statement grandfathers the accounting for liabilities that a company had previously recorded under Emerging Issues Task Force Issue 94-3.

     In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure - an amendment of SFAS Statement No. 123, "Accounting for Stock Based Compensation" which provides alternative methods for accounting for a change by registrants to the fair value method of accounting for stock-based compensation. Additionally, SFAS 148 amends the disclosure requirements of SFAS 123 to require disclosure in the significant accounting policy footnote of both annual and interim revised consolidated financial statements of the method of accounting for stock based-compensation and the related pro forma disclosures when the intrinsic value method continues to be used. The statement is effective for fiscal years beginning after December 15, 2002, and disclosures are effective for the first fiscal quarter beginning after December 15, 2002.

     In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities".

     The changes in SFAS No. 149 improve financial reporting by requiring that contracts with comparable characteristics are accounted for similarly. This statement is effective for contracts entered into or modified after June 30, 2003 and all of its provisions should be applied prospectively.

     In May 2003, the FASB issued SFAS No. 150, "Accounting For Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 changes the accounting for certain financial instruments with characteristics of both liabilities and equity that, under previous pronouncements, issuers could account for as equity. The new accounting guidance contained in SFAS No. 150 requires that those instruments be classified as liabilities in the balance sheet.

     SFAS  No.  150  affects  the  issuer's   accounting   for  three  types  of
     freestanding financial instruments. One type is mandatory redeemable shares, which the issuing company is obligated to buy back in exchange for cash or other assets. A second type includes put options and forward purchase contracts, which involves

                             China BAK Battery, Inc.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
               Notes to Revised Consolidated Financial Statements
                           September 30, 2004 and 2003
                        (Amounts expressed in US Dollars)





4.   SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (cont'd)

     W.   Recent Pronouncements (cont'd)

     instruments that do or may require the issuer to buy back some of its shares in exchange for cash or other assets. The third type of instruments that are liabilities under this SFAS is obligations that can be settled with shares, the monetary value of which is fixed, tied solely or predominantly to a variable such as a market index, or varies inversely with the value of the issuers' shares. SFAS No. 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety.

     Most of the provisions of Statement 150 are consistent with the existing definition of liabilities in FASB Concepts Statement No. 6, "Elements of Financial Statements". The remaining provisions of this SFAS are consistent with the FASB's proposal to revise that definition to encompass certain obligations that a reporting entity can or must settle by issuing its own shares. This SFAS shall be effective for financial instruments entered into or modified after May 31, 2003 and otherwise shall be effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of a non-public entity, as to which the effective date is for fiscal periods beginning after December 15, 2004.

     In December, 2004 the FASB issued SFAS No. 153 "Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29. The guidance in APB No. 29, "Accounting for Non-monetary Transactions", is based on the principle that exchanges of non-monetary assets should be measured on the fair value of the assets exchanged. The guidance included certain exceptions to that principle. This statement amends APB No. 29 to eliminate the exception for non-monetary exchanges for similar productive assets and replaces it with the general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement shall be effective for non-monetary exchanges occurring in fiscal periods beginning after June 15, 2005. The Company does not believe that the adoption of this statement will have a material effect on its revised consolidated financial statements.

     In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" ("FIN45"). FIN 45 elaborates on the existing disclosure requirements for most guarantees, including loan guarantees such as standby letters of credit. It also clarifies that at the time a company issues a guarantee, the company must recognize an initial liability for the fair market value of the obligations it assumes under the guarantees and must disclose that information in its interim and annual revised consolidated financial statements. The initial recognition and measurement provisions of FIN 45 apply on a prospective basis to guarantees issued or modified after December 31, 2002.

     In January 2003, and as revised in December 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" "Interpretation No. 46"), an interpretation of Accounting Research Bulletin ("ARB") No. 51", "Revised consolidated financial statements".
     Interpretation No. 46 addresses consolidation by business enterprises of variable interest entities, which have one or both of the following characteristics: (i) the equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated support from other parties, which is provided through another interest that will absorb some or all of the expected losses of the entity; (ii) the equity investors lack one or more of the following essential characteristics of a controlling financial interest: the direct or indirect ability to make decisions about the entity's activities through voting

                             China BAK Battery, Inc.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
               Notes to Revised Consolidated Financial Statements
                           September 30, 2004 and 2003
                        (Amounts expressed in US Dollars)




4.   SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (cont'd)

     W.   Recent Pronouncements (cont'd)

     rights or similar rights; or the obligation to absorb the expected losses of the entity if they occur, which makes it possible for the entity to finance its activities; the right to receive the expected residual returns of the entity if they occur, which is the compensation for the risk of absorbing the expected losses.

     Interpretation No. 46, as revised, also requires expanded disclosures by the primary beneficiary (as defined) of a variable interest entity and by an enterprise that holds a significant variable interest in a variable interest entity but is not the primary beneficiary.

     Interpretation No. 46, as revised, applies to small business issuers no later than the end of the first reporting period that ends after December 15, 2004. This effective date includes those entities to which

     Interpretation No. 46 had previously been applied. However, prior to the required application of Interpretation No. 46, a public entity that is a small business issuer shall apply Interpretation No. 46 to those entities that are considered to be special-purpose entities no later than as of the end of the first reporting period that ends after December 15, 2003.

     Interpretation No. 46 may be applied prospectively with a cumulative-effect adjustment as of the date on which it is first applied or by restating previously issued financial statements for one or more years with a cumulative-effect adjustment as of the beginning of the first year restated.

     Management does not expect these recent pronouncements to have a material impact on the Company's consolidated financial position or results of operations.

5.   ACCOUNTS RECEIVABLE

     The Company's accounts receivable at September 30, 2004 and 2003 are summarized as follows:

                                                               2004         2003
                                                                $            $

     Accounts receivable                                 21,763,923    7,220,263
     Less:  Allowance for doubtful accounts                 764,362      461,980
                                                         ----------   ----------

     Accounts receivable, net                            20,999,561    6,758,283
                                                         ==========   ==========

                             China BAK Battery, Inc.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
               Notes to Revised Consolidated Financial Statements
                           September 30, 2004 and 2003
                        (Amounts expressed in US Dollars)





6.   INVENTORIES

     The Company's inventories at September 30, 2004 and 2003 are summarized as follows:

                                                               2004         2003
                                                                $            $

     Raw materials                                        9,934,263    2,643,542
     Work in progress                                     1,872,465      425,698
     Finished goods                                      17,729,257    4,924,541
                                                         ----------   ----------

     Total                                               29,535,985    7,993,781
                                                         ==========   ==========

7. LONG-TERM ASSETS
                                                               2004         2003
                                                                $            $

     Building                                             4,535,876         --
     Machinery                                           14,242,696      536,088
     Vehicles                                               486,480      342,630
     Office Equipment                                       304,773       90,019
     Leasehold improvements                                 305,758         --
                                                         ----------   ----------

     Cost                                                19,875,583    4,968,737
                                                         ----------   ----------
     Less:  Accumulated Depreciation
     Building                                                19,024         --
     Machinery                                            2,006,717      595,103
     Vehicles                                                79,097       26,477
     Office Equipment                                        53,402       22,036
     Leasehold improvements                                 212,534         --
                                                         ----------   ----------

     Accumulated Depreciation                             2,370,774      643,616
                                                         ----------   ----------

     Net Book Value                                      17,504,809    4,325,121

     Land Use Rights                                      4,029,038         --
     Construction in Progress                            23,656,190      555,395
                                                         ----------   ----------

     Long-Term Assets - Net                              45,190,037    4,880,516
                                                         ==========   ==========


     Total depreciation expense for the years ended September 30, 2004 and 2003 was $1,727,158 and $378,875, respectively.

                             China BAK Battery, Inc.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
               Notes to Revised Consolidated Financial Statements
                           September 30, 2004 and 2003
                        (Amounts expressed in US Dollars)





7.   LONG-TERM ASSETS (cont'd)

     Construction in Progress consists of the following at September 30:

                                                               2004         2003
                                                                $            $


     Land Use Fees                                        1,109,976      120,821
     Architect and engineering                                 --         13,109
     Construction costs                                  18,258,222       12,082
     Land Excavation
                                                          2,401,050         --
     Construction materials                                 790,864         --
     Capitalized research and design                        143,403         --
     Other indirect costs                                   952,675      409,383
                                                         ----------   ----------


     Total                                               23,656,190      555,395
                                                         ==========   ==========



     Other  indirect   costs  include  road  repairs,   water  and  sewer  fees,
     temporarily electric fees, environmental fees, equipment rental and other administrative costs.


     The Company has funded much of the construction costs with cash flow from operations and as such no interest expense has been capitalized. The Company anticipates that the construction of the industry park will be completed and placed into service by the end of 2005.

     Land Use Rights


     BAK has not yet obtained the certificate of land use right. The bureau of city planning and land resource of Shenzhen have not yet approved the application of BAK since the original zoning for the use of the land conflicted with the city planning for education and biology and which is presently being resulted to business use. According to the agreement with the local government of Kuichong Township of Longgang district of Shenzhen, BAK had paid approximately US$279,000 for the down payment of the land use right and US$3,750,000 is still outstanding. It is anticipated that the outstanding balance will be paid within the next twelve months. The local government of Kuichong Township of Longgang district of Shenzhen has however granted permission for BAK to commence the construction of the new production plant pending a decision from the bureau of city planning. The Company anticipates that it will receive the approval from the bureau of city planning in the near future. See Note 13, Contingencies and Commitments.


8.   INTANGIBLE ASSETS

                                                               2004         2003
                                                                $            $

     Trademarks                                              63,904       17,302
     Less:  Accumulated amortization                          5,542          676
                                                         ----------   ----------
     Net book value                                          58,362       16,626
                                                         ==========   ==========


     Amortization expense for the years ended September 30, 2004 and 2003 was US $5,549 and US $676, respectively.

                             China BAK Battery, Inc.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
               Notes to Revised Consolidated Financial Statements
                           September 30, 2004 and 2003
                        (Amounts expressed in US Dollars)




9.   BANK INDEBTEDNESS AND NOTES PAYABLE

     As of September 30, 2004 and 2003, the Company had several outstanding short-term bank notes, which were used primarily to fund the construction in progress. The notes, which had a cumulative balance of US$ 27,304,162 and US$ 3,479,480 for each respective year, carried interest rates ranging from 4.536% to 5.841% and have maturity dates ranging from 5 to 12 months. Each note, except for US$2,416,422, is guaranteed by Development and Construction (Group) Company Limited By Shares ("Changchun Co.") of Changchun Economic & Technology Development District, and/or Jilin Province Huaruan Technology Company, Ltd. (a corporation owned by Xiangqian Li, BAK's Chairman), related parties, and others who are not related. Neither Huaran, nor Mr. Li, receive any compensation for acting as guarantor.

     The Company is required to pledge cash in order to secure these short-term bank loans and note payable. The amounts of those pledges, for the years ending September 30, 2004 and 2003, are US$ 7,120,069 and US$ 820,692,
     respectively. The cash pledged has been presented as "cash restricted" on the balance sheet.

     On September 30, 2004, contrary to relevant PRC laws and regulations, the Company borrowed US$1,812,316 from Changzhou Lihai Investment Consulting Co., Ltd. The Company subsequently repaid this loan on October 11, 2004. Management believes that risk to the Company, due to this loan arrangement, is very limited.

     Notes payable, other represents promises to pay from customers received in the ordinary course of business. The notes can generally be exchanged at a discount for cash with financial institutions.

10.  RESERVES

     Pursuant to the accounting systems for business enterprises as promulgated by the PRC, the profits of the BAK, which are based on their PRC statutory financial statements, are available for distribution in the form of cash dividends only after they have satisfied all the PRC tax liabilities, provided for losses in previous years, and made appropriations to reserve funds (as discussed below), as determined at the discretion of the board of directors in accordance with the PRC accounting standards and regulations. With the exception of the restriction on distributions and dividends described in the preceding, the Company is not limited or otherwise restricted in making distributions by any other agencies or indentures.

     As stipulated by the relevant laws and regulations for enterprises operating in the PRC, Company's are required to make annual appropriations to two reserve funds, consisting of the statutory surplus and public welfare funds. In accordance with the relevant PRC regulations and the articles of association of the respective companies, the companies are required to allocate a certain percentage of their profits after taxation, as determined in accordance with the PRC accounting standards applicable to the companies, to the statutory surplus reserve until such reserve reaches 50% of the registered capital of the companies.

     Net income as reported in the US GAAP revised consolidated financial statements differs from that as reported in the PRC statutory revised consolidated financial statements. In accordance with the relevant laws and regulations in the PRC, the profits available for distribution are based on the statutory revised consolidated financial statements. If BAK has foreign currency available after meeting its operational needs, BAK may make its profit distributions in foreign currency to the extent foreign currency is available. Otherwise, it is necessary to obtain approval and convert such distributions at an authorized bank.

                             China BAK Battery, Inc.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
               Notes to Revised Consolidated Financial Statements
                           September 30, 2004 and 2003
                        (Amounts expressed in US Dollars)




11.  SIGNIFICANT CONCENTRATION

     The Company grants credit to its customers, generally on an open account basis.

     BAK's five largest customers accounted for 38% of the sales in 2004, in which only one customer was in excess of 10% of consolidated sales.

12.  RELATED PARTY TRANSACTIONS

     In October 2003, the Company acquired intangible assets from entities controlled by its chairman and controlling shareholder. The amount due to the chairman resulting from this transaction was effectively paid in cash, in the amount of US$3,866,088, and was recorded at the fair market value of the intangible asset. With respect to consideration paid by the Company in excess of the chairman's carrying cost of the intangible, such excess has been charged to retained earnings, as a distribution to the chairman, resulting in the acquired intangible being recorded by the Company at the chairman's original cost basis.

     The company has made short term advances to a former shareholder in the amount of approximately $911,000. The advance bears no interest and has no formal repayment terms. The advance is expected to be repaid during 2005.

     On September 30, 2004, BAK Battery Company entered into an agreement with HFG International LTD, in which HFG will provide financial consulting services to the Company substantially in the form of the following, for a period of one year in consideration of fee of $400,000.

     As part of the agreement HFG would provide the Company, among other things, advice on the development and implementation of restructuring plan resulting in an organizational structure that would facilitate the registration of the company's securities, assist the Company in engaging qualified professionals to assist in facilitating the Company's plan, assist the Company in identifying potential merger candidates, supervise and train management in preparation for the registration of its securities, assist in the preparation of the necessary documentation and to assist the Company with the solicitation of equity financing.

     The fee is to be paid from the proceeds of the equity capital raised by HFG on behalf of the Company. In January 2005 the Company was successful in raising $17,000,000 from qualified investors in a private placement offering. The fee to HFG will be recorded by the Company as a cost of raising capital in 2005. The principal stockholder in HFG is also the former Chief Executive Officer of Medina Coffee, Inc. The fee charged to the Company for the services of HFG is on essentially the same terms as those charged by HFG for financial consulting services performed for HFG's other clients.

                             China BAK Battery, Inc.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
               Notes to Revised Consolidated Financial Statements
                           September 30, 2004 and 2003
                        (Amounts expressed in US Dollars)




13.  CONTINGENCIES AND COMMITMENTS

     A.   Contingent liabilities

          1.   Land Use and Ownership Certificate:

               According to relevant PRC laws and regulations, a land use right certificate, along with government approvals for land planning, project planning, and construction need to be obtained before construction of building is commenced. An ownership certificate shall be granted by the government upon application under the condition that the aforementioned certificate and government approvals are obtained.

               BAK has not yet obtained the land use right certificate and government approvals relating to the construction of BAK Industrial Park (the Company's operating premises). However, BAK has applied to obtain the land use right certificate of approval.

               Management believes, under the condition that BAK is granted a land use right certificate and related approvals, there should be no legal barriers for BAK to obtain an ownership certificate for the premises presently under construction in BAK Industrial Park.

               However, in the event that BAK fails to obtain the land use right certificate relating to BAK Industrial Park and/or the government approvals required for the construction of BAK Industrial Park, there is the risk that the buildings constructed need to be vacated as illegitimate constructions. However, management believes that this possibility, while present, is very remote. At a result, no provision has been made in the revised consolidated financial statements for this potential occurrence.

          2.   2004  -  US$  1,208,153   Guaranteed  for  Shenzhen   Tongli,   a
               non-related party
               2004  -  US$  1,208,153   Guaranteed  for  Shenzhen  Zhengda,   a
               non-related party
               2004 - US$ 18,122 Notes Receivable Discounted

               The Company sells notes and accounts receivable from time to time to banks at a discount. At the time of the sale all rights and privileges of holding the note are transferred to the banks or suppliers. When notes are sold, the Company removes the asset from its book with a corresponding expense for the amount of the discount. The Company remains contingently liable on a portion of the amount outstanding in the event the note maker defaults. The company was contingently liable at September 30, 2004 and 2003 in the amounts of $18,122 and $0, respectively.

               No provision has been made in the revised consolidated financial statements for these contingencies.

               BAK leases various factory and office space under short term operating leases and is obligated under those leases in the amounts detailed below as of September 30, 2004.

          3. BAK and Development and Construction (Group) Company Limited By Shares ("Changchun Co.") of Changchun Economic & Technology Development District, have entered into a Cross-Guaranty Agreement, dated February 20, 2004 (the "Agreement"), pursuant to which the parties were obligated to guaranty a specified amount of each other's indebtedness to specifically identified lending

                             China BAK Battery, Inc.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
               Notes to Revised Consolidated Financial Statements
                           September 30, 2004 and 2003
                        (Amounts expressed in US Dollars)



13.  CONTINGENCIES AND COMMITMENTS (cont'd)

     A.   Contingent liabilities (cont'd)

               institutions. As of September 30, 2004, Chang Chu Jingkai had guaranteed indebtedness of the Company to Longgang Division, Shenzhen Branch, Agricultural Bank of China (Agricultural Bank) in the amount of USD$ 24,164,220 (The "BAK Indebtedness"). As of September 30, 2004, BAK has not guaranteed any indebtedness of Changchun Co. in accordance with the Agreement. On December 22, 2004, the Company received from Changchun Co. a letter of termination pursuant to which the Agreement was deemed terminated by Changchun Co. and the Company was relieved of all obligations to guaranty any indebtedness of Changchun Co. in the future. The termination of the Agreement in no way effects Changchun Co.'s continuing guaranty of the BAK Indebtedness.

          4.   Social Insurance of BAK's Employees:

               As described in Note 4 (O), BAK is required to cover employees with various types of social insurance. Although all insurances have been purchased for management employees, BAK has not fully covered other employees. Management believes that BAK needs to provide all employees with the required insurance.

               In the event that any current employee, or former employee, files a complaint with the government, not only will BAK be required to purchase insurance for such employee, but BAK may be subject to administrative fines. As the Company believes that these fines are nominal, no provision for any potential fines has been made in the accompanying financial statement.

     B.   Commitments

          1.   Capital Commitments

               BAK has commitments under construction contracts for the construction of factory, office, and employee residence buildings, amounting to $6,275,000. These contracts are contemplated to be completed at various dates up to the end of the 2005 calendar year.

          2.   Lease  commitment  for  factories:  2005 - US$ 717,127
                                                   2006 - US$ 159,273

14.  CAPITAL CONTRIBUTION

     During the year ended September 30, 2004 the existing stockholders contributed cash to the Company in the amount of $10,875,918 which has been recorded as an increase to additional paid-in capital in the accompanying revised consolidated financial statements.

15.  BUSINESS SEGMENT AND GEOGRAPHIC AREA DATA

     The Company currently operates one business segment: the replacement battery market. We manufacture of three types of batteries: steel cell, aluminum cell and cylindrical cell. Our products are delivered to packing plants operated by third parties primarily for use in mobile phones and other electronic devices. Revenues by product were as follows for 2004 and 2003:

                             China BAK Battery, Inc.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
               Notes to Revised Consolidated Financial Statements
                           September 30, 2004 and 2003
                        (Amounts expressed in US Dollars)



15.  BUSINESS SEGMENT AND GEOGRAPHIC AREA DATA (cont'd)

     Product Sales
     -------------
                                               2004                  2003
                                       -------------------   -------------------
                                           $           %         $          %
                                        (000's)                          (000's)

     Steel Cell                           50.41       79.1      19.68       98.2
     Aluminum Cell                        13.08       20.5        .28        1.4
     Cylindrical Cell                       .26         .4        .09         .4
                                       --------   --------   --------   --------
       Total                              63.75      100.0      20.05      100.0
                                       --------   --------   --------   --------

     Geographic Area Information
     ---------------------------

     Revenues
     Domestic Sales - PRC                 43.36       68.0      16.37       81.7
     Foreign Sales                        20.39       32.0       3.68       18.3
                                       --------   --------   --------   --------
       Total                              63.75      100.0      20.05      100.0
                                       --------   --------   --------   --------

     Property, Plant & Equipment - Net
     ---------------------------------
     Domestic - PRC                       45.19      100.0       4.88      100.0
     Foreign                               --          --        --          --
                                       --------   --------   --------   --------
       Total                              45.19      100.0       4.88      100.0
                                       --------   --------   --------   --------

     The above geographic area data includes trade revenues based on product shipment destination and property, plant and equipment based on physical location.

16.  INCOME TAXES

                                                       U.S.      PRC      Total
                                                     -------   -------   -------
                                                        $         $         $
                                                               (000's)
     Income Before Provision for Taxes

              2004                                      --       7,141     7,141
              2003                                      --       3,576     3,576

     Provision for Taxes
                                                                            2004
              Current                                   --         394       394
              Deferred                                  --        --        --
                                                     -------   -------   -------
                Total                                   --         394       394
                                                     -------   -------   -------
                                                                            2003
              Current                                   --        --        --
              Deferred                                  --        --        --
                                                     -------   -------   -------
                Total                                   --        --        --
                                                     -------   -------   -------

                             China BAK Battery, Inc.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
               Notes to Revised Consolidated Financial Statements
                           September 30, 2004 and 2003
                        (Amounts expressed in US Dollars)




16.  INCOME TAXES (cont'd)

     Principle reconciling items from income tax computed at the statutory rates are as follows:

                                                             2004          2003
                                                              $             $

     Computed Tax at statutory rate - PRC - 15%             1,071           537
     Non-Deductible Items                                      15          --
     Tax Holiday - PRC                                       (692)         (537)
                                                       ----------    ----------

       Total Provision for Taxes                              394          --
                                                       ----------    ----------

     As of September 30, 2004 and 2003, the Company has no deferred tax assets or liabilities and is not liable for any taxes in the United States or any other foreign jurisdictions outside the PRC.

17. WARRANTY RESERVES

         Warranty Reserves consists of the following at September 30:

                                                             2004          2003
                                                              $             $

     Balance, beginning of year                            95,874          --
     Add:  Provision for warranty claims                3,507,151     1,486,525
     Less:  Claims paid                                (3,382,522)   (1,390,651)
                                                       ----------    ----------
     Balance, end of year                                 220,503        95,874
                                                       ==========    ==========


     Warranty expense amounted to $3,507,151 and 1,486,525 for the years ended September 30, 2004 and 2003, respectively and is included in cost of goods sold in the accompanying revised consolidated financial statements.

18.  SUBSEQUENT EVENTS

     A. On November 6, 2004, BAK International Limited, a company controlled by the chairman of BAK, purchased 30,225,642 shares of BAK from existing shareholders for cash consideration of $11,500,000. This resulted in BAK becoming a wholly owned subsidiary of BAK International Limited. See Note 2.

          On January 20, 2005, BAK International Limited closed a private placement of its securities with unrelated investors whereby it issued an aggregate of 8,600,433 shares of common stock for gross proceeds of $17,000,000. The cash and shares of common stock will be held in escrow until the completion of the reverse merger transaction described in Note 1 and the filing of a registration statement with the Securities and Exchange Commission as described in the following paragraph.

                             China BAK Battery, Inc.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
               Notes to Revised Consolidated Financial Statements
                           September 30, 2004 and 2003
                        (Amounts expressed in US Dollars)



18.  SUBSEQUENT EVENTS (cont'd)

          On January 20, 2005, BAK International Limited acquired a 97.2% controlling interest in China BAK through a share exchange agreement, a reverse merger transaction. China BAK (formerly known as Medina Coffee, Inc.) (a Nevada public company) issued 39,826,075 shares of its common stock for all of the outstanding shares of BAK International Limited. The transaction has been accounted for as a recapitalization of BAK International Limited whereby the historical operations of BAK International Limited and its wholly owned subsidiary, BAK, become the historical operations of China BAK with no adjustments to the historical basis of the assets and liabilities.

     B. The company changed its year-end from December 31 to September 30 effective from September 30, 2004.

     C. In February 2005, the Company changed its name from Medina Coffee, Inc. to China BAK Battery, Inc.


     D. On September 16, 2005, the Company closed a private placement of its securities with unrelated investors whereby it issued an aggregate of 7,899,863 shares of its common stock, at $5.50 per share, for gross proceeds of $43,400,000. The Company had 48,878,396 shares of common stock outstanding after the offering. In addition, the Company issued warrants to purchase 631,989 shares of its common stock, at an exercise price of $7.92 per share, as part of the fee for the offering. Under the terms of this offering, the Company must file a registration statement with the Securities and Exchange Commission, within ten days following the effective date of the registration statement related to the January 20, 2005 private placement, covering the resale of the shares and warrants included in this offering


19.  RESTATEMENT TO CONSOLIDATED FINANCIAL STATEMENTS

     Based on the comments from the Securities and Exchange Commission, the company amended the consolidated statements of cash flows for the years ended September 30, 2004 and 2003 and extended or modified certain notes to the consolidated financial statements to provide additional information as detailed below. The consolidated balance sheets, consolidated statements of operations, consolidated statements of operations, consolidated statements of comprehensive income and consolidated statements of stockholders' equity remained unchanged, except for minor changes in wordings.

     The following table presents the effects of the aforementioned amendments to the consolidated statements of cash flows.

                                                              2004
                                                                   As previously
                                                   As restated         reported
                                                   -----------------------------
     Net cash provided from operating activities        88,874          209,689
     Net cash provided from investing activities   (38,333,208)     (38,333,200)
     Net cash provided from financing activities    40,785,680       40,664,762
     Effects of exchange rates changes on cash
         and cash equivalents                              (95)            --

                                                              2003
                                                                   As previously
                                                   As restated        reported
                                                   -----------------------------
     Net cash provided from operating activities (2,593,514) (2,593,563) Effects of exchange rates changes on cash
         and cash equivalents                              (49)            --




     The following notes have been extended or modified to provide additional information notes 1, 3, 4, 7, 10, 12, 13, 14, 15, 16, 17 and 18.

                             China BAK Battery, Inc.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
              Notes to Unaudited Consolidated Financial Statements
                             June 30, 2005 and 2004
                        (Amounts expressed in US Dollars)



RESTATEMENT TO CONSOLIDATED FINANCIAL STATEMENTS

     Based on the comments from the Securities and Exchange Commission, the company amended the consolidated balance sheets, consolidated statements of operations and consolidated statements of changes in stockholders' equity for the years ended September 30, 2004 and 2003 and extended or modified certain notes to the consolidated financial statements to provide additional information as detailed below. The restatements were made to retroactively reflect 1,152,458 of additional common shares issued in connection with the share exchange with Medina Coffee, Inc. (See Note 1). The effect of the restatement was to increase common stock outstanding as of the earliest date presented with a corresponding decrease to additional paid in capital. The restatement had no effect on total stockholders equity or net income in the accompany financial statements.

     The following table presents the effects of the aforementioned amendments to the basic and fully diluted earnings per share.


                                                               2004
                                                               ----
                                                                   As previously
                                                   As restated       reported
     Earnings Per Share - Basic and Diluted           $0.21            $0.22

                                                               2003
                                                               ----
                                                                   As previously
                                                   As restated       reported
     Earnings Per Share - Basic and Diluted           $0.11            $0.11


NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE AND NINE MONTHS ENDED JUNE 30, 2005 AND 2004

A.   BASIS OF PRESENTATION

     The condensed consolidated financial statements of China BAK Battery, Inc. (formerly known as Medina Coffee, Inc.) and Subsidiary (the "Company") included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"). Certain information and footnote disclosures normally included in financial statements prepared in conjunction with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. These condensed consolidated financial statements should be read in conjunction with the annual audited consolidated financial statements and the notes thereto included in the Company's annual report on Form 10-KSB, and other reports filed with the SEC.

     The accompanying unaudited interim consolidated financial statements reflect all adjustments of a normal and recurring nature which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows of the Company for the interim periods presented. The results of operations for these periods are not necessarily comparable to, or indicative of, results of any other interim period or for

                             China BAK Battery, Inc.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
              Notes to Unaudited Consolidated Financial Statements
                             June 30, 2005 and 2004
                        (Amounts expressed in US Dollars)




     the fiscal year taken as a whole. Factors that affect the comparability of financial data from year to year and for comparable interim periods include non-recurring expenses associated with the Company's registration with the SEC, costs incurred to raise capital and stock awards.

     The condensed consolidated financial statements are prepared in accordance with generally accepted accounting principles used in the United States of America and include the accounts of BAK International Limited and Shenzhen BAK Battery Co, Ltd. for all periods presented. All significant intercompany balances and transactions have been eliminated on consolidation.

B.   RECAPITALIZATION TRANSACTION

     On January 20, 2005, China BAK Battery, Inc. (formerly known as Medina Coffee, Inc.) and Subsidiary completed a stock exchange transaction with the stockholders of BAK International Limited., a Hong Kong company, or BAK International. The exchange was consummated under Nevada law pursuant to the terms of a Securities Exchange Agreement dated effective as of January 3, 2005 by and among China BAK, BAK International and the stockholders of BAK International. Pursuant to the Securities Exchange Agreement, the Company issued 39,826,075 shares of common stock, par value $0.001 per share, to the stockholders of BAK International (31,225,642 Shares are original shareholders of BAK and 8,600,433 Shares to new investors), representing approximately 97.2% of the China BAK post-exchange issued and outstanding common stock, in exchange for 100% of the outstanding capital stock of BAK International. The Company presently carries on the business of Shenzhen BAK Battery Co., Ltd., a Chinese corporation and BAK International's wholly-owned subsidiary, or BAK Battery.

     The reverse merger transaction has been accounted for as a recapitalization of BAK International whereby the historical financial statements and operations of BAK become the historical financial statements of the
     Registrant with no adjustment to the carrying value of the assets and liabilities. The accompanying financial statements reflect the recapitalization of the stockholders equity as if the transaction occurred as of the beginning of the first period presented.

                             China BAK Battery, Inc.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
              Notes to Unaudited Consolidated Financial Statements
                             June 30, 2005 and 2004
                        (Amounts expressed in US Dollars)




C.   ORGANIZATION AND PRINCIPAL ACTIVITIES

     BAK International Limited was incorporated in Hong Kong on December 29, 2003 under the Companies Ordinance as BATCO International Limited and subsequently changed its' name to BAK International Limited on November 3, 2004. BAK International Limited acquired 100% of the outstanding shares of Shenzhen BAK Battery Co., Ltd ("BAK") for a total consideration of USD$11.5 million on November 6, 2004. Simultaneously, the former shareholders of BAK acquired 96.8% of the issued shares of BAK International Limited. Consequently, the shareholders of BAK International Limited are substantially the same as the former shareholders as BAK therefore the transaction has been accounted for as a recapitalization of BAK with no adjustment to the historical basis of the assets and liabilities of BAK and the operations consolidated as though the transaction occurred as of the beginning of the first accounting period presented in these financial statements.

     Shenzhen BAK Battery Co., Ltd. ("BAK") was founded on August 3, 2001 as a China-based company specializing in lithium ion (known as "Li-ion" or "Li-ion cell") battery cell production, for use in the replacement battery market, primarily for cell phones in the Peoples Republic of China (PRC).

     On January 20, 2005, BAK International closed a private placement of its securities with unrelated investors whereby it issued an aggregate of 8,600,433 shares of common stock for gross proceeds of $17,000,000. The cash and shares of common stock will be held in escrow until the completion of the reverse merger transaction described in Note 2 and the filing of a registration statement with the Securities and Exchange Commission. In conjunction with this financing, the Chief Executive Officer and major shareholder of the Company agreed to place 2,179,550 shares of the Company's common stock owned by him into an escrow account, of which 50% are to be released to the investors in the private placement if audited net income for the fiscal year ending September 30, 2005 is not at least $12,000,000 and of which 50% are to be released to investors in the private placement if audited net income for the fiscal year ending September 30, 2006 is not at least $27,000,000.

     The Company changed its year-end from December 31 to September 30, effective from September 30, 2004.

     In February 2005, the Company changed its name from Medina Coffee Inc. to China BAK Battery, Inc.

     The Company is subject to the consideration and risks of operating in the PRC. These include risks associated with the political and economic environment, foreign currency exchange and the legal system in the PRC.

     The economy of PRC differs significantly from the economies of the "western" industrialized nations in such respects as structure, level of development, gross national product, growth rate, capital reinvestment, resource allocation, self-sufficiency, rate of inflation and balance of payments position, among others. Only recently has the PRC government encouraged substantial private economic activities. The Chinese economy has experienced significant growth in the past several years, but such growth has been uneven among various sectors of the economy and geographic regions. Actions by the PRC government to control inflation have significantly restrained economic expansion in the recent past. Similar actions by the PRC government in the future could have a significant adverse effect on economic conditions in PRC.

                             China BAK Battery, Inc.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
              Notes to Unaudited Consolidated Financial Statements
                             June 30, 2005 and 2004
                        (Amounts expressed in US Dollars)




C.   ORGANIZATION AND PRINCIPAL ACTIVITIES - continued


     Many laws and regulations dealing with economic matters in general and foreign investment in particular have been enacted in the PRC. However, the PRC still does not have a comprehensive system of laws, and enforcement of existing laws may be uncertain and sporadic.

     The Company's operating assets and primary sources of income and cash flows are of interests in the PRC. The PRC economy has, for many years, been a centrally-planned economy, operating on the basis of annual, five-year and ten-year state plans adopted by central PRC governmental authorities, which set out national production and development targets. The PRC government has been pursuing economic reforms since it first adopted its "open-door" policy in 1978. There is no assurance that the PRC government will continue to pursue economic reforms or that there will not be any significant change in its economic or other policies, particularly in the event of any change in the political leadership of, or the political, economic or social conditions in, the PRC. There is also no assurance that the Company will not be adversely affected by any such change in governmental policies or any unfavorable change in the political, economic or social conditions, the laws or regulations, or the rate or method of taxation in the PRC.

     As many of the economic reforms which have been or are being implemented by the PRC government are unprecedented or experimental, they may be subject to adjustment or refinement, which may have adverse effects on the Company. Further, through state plans and other economic and fiscal measures, it remains possible for the PRC government to exert significant influence on the PRC economy.

     The Company's financial instruments that are exposed to concentration of credit risk consist primarily of cash and cash equivalents, and accounts receivable from customers. Cash and cash equivalents are maintained with major banks in the PRC. The Company's business activity is primarily with customers in the PRC. The Company periodically performs credit analysis and monitors the financial condition of its clients in order to minimize credit risk.

     Any devaluation of the Renminbi (RMB) against the United States dollar would consequently have adverse effects on the Company's financial performance and asset values when measured in terms of the United States dollar. Should the RMB significantly devalue against the United States dollar, such devaluation could have a material adverse effect on the Company's earnings and the foreign currency equivalent of such earnings. The Company does not hedge its RMB - United States dollar exchange rate exposure.


     On January 1, 1994, the PRC government introduced a single rate of exchange as quoted daily by the People's Bank of China (the "Unified Exchange Rate"). No representation is made that the RMB amounts have been, or could be, converted into US$ at that or any rate. This quotation of exchange rates does not imply free convertibility of RMB to other foreign currencies. All foreign exchange transactions continue to take place either through the Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rate quoted by the People's Bank of China. Approval of foreign currency payments by the People's Bank of China or other institutions requires submitting a payment application form together with suppliers' invoices, shipping documents and signed contracts.



                             China BAK Battery, Inc.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
              Notes to Unaudited Consolidated Financial Statements
                             June 30, 2005 and 2004
                        (Amounts expressed in US Dollars)



D.   STOCK-BASED COMPENSATION

     In May 2005,  the board of directors  adopted the China BAK  Battery,  Inc.
     2005 stock option plan. The plan authorizes the issuance of up to 4,000,000 shares of the Company's common stock. The exercise price of the options granted, pursuant to the plan, must be at least equal to the firm market value of the Company's common stock at the date of the grant. The plan will generally terminate on May 16, 2055. Pursuant to that plan the Company issued 2,000,000 options. In accordance with the vesting provisions, the options will become vested and exercisable under the following schedule:

     Numbers of shares      Maximum % exercisable           Initial Vesting Date
     -----------------      ---------------------           --------------------
         800,000                    40%                        July 1, 2007
         600,000                    30%                        January 1, 2008
         600,000                    30%                        July 1, 2008
     -----------------
         2,000,000


     The Company adopted Statement of Financial  Accounting  Standards  ("SFAS")
     No.  148,  "Accounting  for  Stock-Based   Compensation  -  Transition  and
     Disclosure." This standard provides alternative methods of transition for a voluntary  change  to  the  fair  value  based  method  of  accounting  for stock-based employee compensation. Additionally, the standard also requires prominent  disclosures  in the  Company's  financial  statements  about the method of accounting used for stock-based  employee  compensation,  and the effect of the method used when reporting financial results.

     The Company  accounts for stock-based  compensation in accordance with SFAS
     No. 123,  "Accounting for Stock-Based  Compensation."  As permitted by SFAS
     No. 123, the Company continues to measure compensation for such plans using the intrinsic  value based method of  accounting,  prescribed by Accounting
     Principles  Board (APB),  Opinion No. 25,  "Accounting  for Stock Issued to
     Employees."   Had   compensation   cost  for  the   Company's   stock-based
     compensation  plans  been  determined  based on the fair value at the grant dates for awards  consistent with the method of SFAS No. 123, the Company's net income  (loss) and net income  (loss) per common  share would have been adjusted to the pro forma amounts indicated below:

                                           Three Months Ended June 30,       Nine Months Ended June 30,
                                               2005             2004            2005             2004
---------------------------------------------------------------------------------------------------------

Net income (loss)          As reported    $   3,362,174    $   1,597,617   $   7,728,861    $   5,138,461

Add: total stock-based
compensation expense
included in net income,
net of related tax
effects                                            --               --              --               --

Deduct: total
stock-based compensation
expense determined under
fair value, net of
related tax effects                            (335,674)            --          (335,674)            --
                                          ---------------------------------------------------------------






                                      F-32


                             China BAK Battery, Inc.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
              Notes to Unaudited Consolidated Financial Statements
                             June 30, 2005 and 2004
                        (Amounts expressed in US Dollars)





                           Pro forma      $   3,026,500    $   1,597,617   $   7,393,187    $   5,138,461

Net income (loss) per      As reported
common share

                           Basic                  $0.08            $0.05           $0.21            $0.16
                           Diluted                $0.08            $0.05           $0.21            $0.16

                           Pro forma
                           Basic                  $0.07            $0.05           $0.20            $0.16
                           Diluted                $0.07            $0.05           $0.20            $0.16



                              China BAK Battery, Inc.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
              Notes to Unaudited Consolidated Financial Statements
                             June 30, 2005 and 2004
                        (Amounts expressed in US Dollars)




D.   STOCK-BASED COMPENSATION - continued

     For purposes of the disclosure  above,  the fair value of each option grant
     is   estimated   on  the  date  of  the  grant   using  the   Black-Scholes
     option-pricing model with the following  weighted-average  assumptions used for grants in 2005 and 2004:

                                  Three Months Ended June 30,   Nine Months Ended June 30,
                                     2005             2004         2005            2004
         ---------------------------------------------------------------------------------

         Dividend yield               0.00%           N/A           0.00%          N/A
         Expected volatility         59.85%           N/A          59.85%          N/A
         Risk-free interest rate      4.12%           N/A           4.12%          N/A
         Expected life              6 Years           N/A         6 Years          N/A

     For the nine months ended June 30, 2004, no stock options were granted.

E.   RECENTLY ISSUED ACCOUNTING STANDARDS

     In November 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 151 "Inventory Costs - an amendment of ARB No. 43, Chapter 4" ("SFAS 151"). This statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). SFAS 151 requires that those items be recognized as current-period charges. In addition, this Statement requires that allocation of fixed production overheads to costs of conversion be based upon the normal capacity of the production facilities. The provisions of SFAS 151 are effective for fiscal years beginning after June 15, 2005. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended September 30, 2006. The Company is currently evaluating the impact of SFAS 151 on its consolidated financial statements.

     In December 2004, the FASB issued SFAS No. 152 "Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67" ("SFAS 152"). This statement amends FASB Statement No. 66 "Accounting for Sales of Real Estate" to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position 04-2 "Accounting for Real Estate Time-Sharing Transactions" ("SOP 04-2"). SFAS 152 also amends FASB Statement No. 67 "Accounting for Costs and Initial Rental operations of Real Estate Projects" to state that the guidance for incidental operations and costs incurred to sell real estate projects does not apply to real estate time-sharing transactions, with the accounting for those operations and costs being subject to the guidance in SOP 04-2. The provisions of SFAS 152 are effective in fiscal years beginning after June 15, 2005. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended September 30, 2006. The Company is currently evaluating the impact of SFAS 152 on its consolidated financial statements.

     In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets - an amendment of APB Opinion No. 29" ("SFAS 153"). SFAS 153 replaces the exception from fair value measurement in APB Opinion No. 29 for nonmonetary exchanges of similar productive assets with a general exception from fair value measurement for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective for all interim periods beginning after June 15, 2005. As such, the Company is required to adopt these provisions at the beginning of the fiscal quarter ended September 30, 2005. The Company is currently evaluating the impact of SFAS 153 on its consolidated financial statements.

                             China BAK Battery, Inc.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
              Notes to Unaudited Consolidated Financial Statements
                             June 30, 2005 and 2004
                        (Amounts expressed in US Dollars)



E.   RECENTLY ISSUED ACCOUNTING STANDARDS - continued

     In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payment" ("SFAS 123R"). SFAS 123R revises FASB Statement No. 123 "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25 "Accounting for Stock Issued to Employees". SFAS 123R requires all public and non-public companies to measure and recognize compensation expense for all stock-based payments for services received at the grant-date fair value, with the cost recognized over the vesting period (or the requisite service period). SFAS 123R is effective for non-small business issuers for all interim periods beginning after June 15, 2005. SFAS 123R is effective for small business issuers for all interim periods beginning after December 15, 2005. As such, the Company is required to adopt these provisions at the beginning of the fiscal quarter ended September 30, 2005. Retroactive application of the provisions of SFAS 123R to the beginning of the fiscal year that includes the effective date is permitted, but not required. The Company is currently evaluating the impact of SFAS 123R on its consolidated financial statements.

     In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3" ("SFAS 154"). SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle. These requirements apply to all voluntary changes and changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 is effective for fiscal years beginning after December 15, 2005. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended September 30, 2006. The Company is currently evaluating the impact of SFAS 154 on its consolidated financial statements.

F.   CASH RESTRICTED

     Cash restricted USD $22,073,231 as at June 30,2005 was comprised as follows:

          a. USD $6,041,201 - time deposits pledged as collateral for the Company's short-term bank loans;
          b. USD $16,032,030 - pledged as guarantee for the Company's notes payable.

G.   BANK DEBTS

     During the three months ended June 30, 2005, the Company entered into debt agreements with three separate banks in the aggregate amount of approximately $24,346,000. The loans are to support the working capital needs of the Company. Interest is charged on the debt at rates ranging from 5.02% to 6.14% per annum. The following assets are pledged against the loan:

                Time Deposits included in restricted cash - USD $6,041,201 Inventory - USD $7,491,089
                Equipment - USD $9,545,098

                             China BAK Battery, Inc.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
              Notes to Unaudited Consolidated Financial Statements
                             June 30, 2005 and 2004
                        (Amounts expressed in US Dollars)




H.   CONTINGENCIES AND COMMITMENTS

     A).  Contingent Liabilities

          1).  Land Use and Ownership Certificate:

               According to relevant PRC laws and regulations, a land use right certificate, along with government approvals for land planning, project planning, and construction need to be obtained before construction of building is commenced. An ownership certificate shall be granted by the government upon application under the condition that the aforementioned certificate and government approvals are obtained.

               BAK has not yet obtained the land use right certificate and government approvals relating to the construction of BAK Industrial Park (the Company's operating premises). However, BAK has applied to obtain the land use right certificate of approval.

               Management believes, under the condition that BAK is granted a land use right certificate and related approvals, there should be no legal barriers for BAK to obtain an ownership certificate for the premises presently under construction in BAK Industrial Park. However, in the event that BAK fails to obtain the land use right certificate relating to BAK Industrial Park and/or the government approvals required for the construction of BAK Industrial Park, there is the risk that the buildings constructed need to be vacated as illegitimate constructions. However, management believes that this possibility, while present, is very remote. At a result, no provision has been made in the financial statements for this potential occurrence.

          2).  2005  -  USD$  1,715,399   Guaranteed  for  Shenzhen   Tongli,  a
               non-related party
               2005  -  USD$  1,208,153   Guaranteed  for  Shenzhen  Zhengda,  a
               non-related party
               2005 - USD$ 289,978 Notes Receivable Discounted

               The Company sells notes and accounts receivable from time to time to banks at a discount. At the time of the sale all rights and privileges of holding the note are transferred to the banks or suppliers. When notes are sold, the Company removes the asset from its book with a corresponding expense for the amount of the discount. The Company remains contingently liable on a portion of the amount outstanding in the event the note maker defaults. The company was contingently liable at June 30, 2005 in the amounts of USD $289,978.

               No provision has been made in the financial statements for these contingencies.

          3). BAK and Development and Construction (Group) Company Limited By Shares ("Changchun Co.") of Changchun Economic & Technology Development District, have entered into a Cross-Guaranty Agreement, dated February 20, 2004 (the "Agreement"), pursuant to which the parties were obligated to guaranty a specified amount of each other's indebtedness to specifically identified lending institutions. As of December 22, 2004, Chang Chu Jingkai had guaranteed indebtedness of the Company to Longgang Division, Shenzhen Branch, Agricultural Bank of China (Agricultural Bank) in the amount of USD$ 24,164,220 (The "BAK Indebtedness"). BAK has not guaranteed any indebtedness of Changchun Co. in accordance with the Agreement. On December 22, 2004, the Company received from Changchun Co. a letter of termination pursuant to which the Agreement was deemed terminated by Changchun Co. and the Company was relieved of all obligations to guaranty any indebtedness of Changchun Co. in the future. The termination of the Agreement in no way effects Changchun Co.'s continuing guaranty of the BAK Indebtedness.

                             China BAK Battery, Inc.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
              Notes to Unaudited Consolidated Financial Statements
                             June 30, 2005 and 2004
                        (Amounts expressed in US Dollars)





H.   CONTINGENCIES AND COMMITMENTS - continued


     A).  Contingent Liabilities - continued


          4).  Social Insurance of BAK's Employees:


               BAK is required to cover employees with various types of social insurance. Although all insurances have been purchased for management employees, BAK has not fully covered other employees. Management believes that BAK needs to provide all employees with the required insurance.

               In the event that any current employee, or former employee, files a complaint with the government, not only will BAK be required to purchase insurance for such employee, but BAK may be subject to administrative fines. As the Company believes that these fines are nominal, no provision for any potential fines has been made in the accompanying financial statement.

          B).  Capital Commitments

               BAK has commitments under construction contracts for the construction of factory, office, and employee residence buildings, amounting to USD$2,102,754. These contracts are contemplated to be completed at various dates up to the end of the 2005 calendar year.


I.   SUBSEQUENT EVENTS

     On July 21, 2005, the Central Bank of China announced that it will allow the Yuan (Renminbi) to move from its previous fixed exchange rate of approximately 8.28 RMB to 1 USD to a flexible exchange rate with a maximum daily variance against the US dollar of 0.3%. No provision has been made in the accompanying financial statements for the change in currency policy, nor has any determination been made, as to the potential impact, this may have on the Company's future operations.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

         Our Amended and Restated Bylaws, filed as Exhibit 3.3 hereto, provide that we must indemnify our directors to the fullest extent permitted under Nevada law and may indemnify, if so authorized by our board of directors, our officers and any other person whom we have the power to indemnify against liability, reasonable expense or other matter whatsoever. The effect of these provisions is potentially to indemnify our directors and officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with us.


         Our Amended and Restated bylaws also permit us to maintain insurance on behalf of our company and any person whom we have the power to indemnify. The Company has purchased directors and officers liability insurance.


Other Expenses of Issuance and Distribution

         Expenses incurred or (expected) relating to this Registration Statement and distribution are as follows. The amounts set forth are estimates except for the SEC registration fee.


                                                                       Amount
                                                                    ------------

         SEC registration fee                                       $   4,338.18

         Printing and engraving expenses*                           $   5,000.00

         Professional fees and expenses*                            $ 200,000.00

         Transfer agent's and registrar's fees ad expenses*         $   1,500.00

         Miscellaneous*                                             $   2,500.00
                                                                    ------------


         Total*                                                     $ 213,338.18
                                                                    ============

--------------
*Estimates

         The Registrant will bear all of the expenses shown above.

                     RECENT SALES OF UNREGISTERED SECURITIES


         Set forth below is information regarding the issuance and sales of our securities without registration for the past three (3) years from the date of this Registration Statement. No such sales involved the use of an underwriter, no advertising or public solicitation were involved, and the securities bear a restrictive legend.

         On September 16, 2005 the Company issued an aggregate of 7,899,863 shares of its common stock to certain accredited investors as that term is defined in Rule 502 of Regulation D promulgated under the Securities Act of 1933, as amended, at a purchase price of $5.50 per share. In connection with the closing of that issuance, the Company issued warrants to purchase an aggregate of 631,989 shares of common stock at an exercise price of $7.92 per share to certain persons as part of an agreed upon fee. The securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended. The purchasers were not solicited through any form of general solicitation or advertising. The purchasers represented to the Company, among other things, that they were acquiring the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof, that they were accredited investors as that term is defined in Rule 502 of Regulation D promulgated under the Securities Act of 1933, as amended, and appropriate legends were placed upon the securities issued. All purchasers were provided, and acknowledged that they had adequate access to, information about the Company.

         On January 20, 2005 we completed a stock exchange transaction with the stockholders of BAK International, Ltd., a Hong Kong company ("BAK International"). The exchange was consummated under Nevada law pursuant to the terms of a Securities Exchange Agreement dated effective as of January 20, 2005 by and among CBBI, BAK International and the stockholders of BAK International. Pursuant to the Securities Exchange Agreement, we issued 39,826,075 shares of our common stock, par value $0.001 per share, to the stockholders of BAK International, representing approximately 97.2% of our post-exchange issued and outstanding common stock, in exchange for 100% of the outstanding capital stock of BAK International. We presently carry on the business of Shenzhen BAK Battery Co., Ltd., a Chinese corporation and BAK International's wholly-owned subsidiary, or BAK Battery.


         The 39,826,075 shares were issued in 2 separate transactions. The first transaction culminated in the issuance of 31,225,642 to the original shareholders of Shenzhen BAK Battery, Co for an aggregate cash consideration of $11,500,000. This amount approximated the capitalization of Shenzhen BAK Battery, Inc. at the time of the agreement was entered into.

         The second transaction culminated in the issuance of 8,600,433 shares for an aggregate cash consideration of approximately $17,000,000. ($15,528,629 net of issuance costs).


         The foregoing shares were issued in private transactions or private placements intending to meet the requirements of one or more exemptions from registration. In addition to any noted exemption below, we relied upon Regulation D and Section 4(2) of the Securities Act of 1933, as amended (the "Act"). The investors were not solicited through any form of general solicitation or advertising, the transactions being non-public offerings, and the sales were conducted in private transactions where the investor identified an investment intent as to the transaction without a view to an immediate resale of the securities; the shares were "restricted securities" in that they were both legended with reference to Rule 144 as such and the investors identified they were sophisticated as to the investment decision and in most cases we reasonably believed the investors were "accredited investors" as such term is defined under Regulation D based upon statements and information supplied to us in writing and verbally in connection with the transactions. We never utilized an underwriter for an offering of our securities and no sales commissions were paid to any third party in connection with the above-referenced sales.

         On June 10, 2004, we issued 99,858 shares of our $ 0.001 par value common stock in full settlement of debt, in the amount of $49,929, owed to Harry Miller, our former President and Chief Executive Officer. The price of the transaction was $0.50 per share. The issuance of these shares to Mr. Miller was not registered under the Securities Act of 1933 in reliance on the exemption therefrom contained in Section 4(2) of such act and Regulation D as promulgated thereunder.

         Other than the securities mentioned above, we have not issued or sold any securities without registration for the past three (3) years from the date of this Registration Statement.

                                    EXHIBITS


Exhibit
Number            Description
-------           -----------

3.1               Articles of Incorporation of the Registrant. (1)

3.2               Articles of Amendment. (1)

3.3               Amended and Restated Bylaws. (2)

3.4               Bylaws. (1)

4.1               Common Stock Specimen. (7)

5.1               Legal Opinion of Andrews Kurth LLP (7)


10.1              Securities   and   Exchange   Agreement   by  and   among  BAK
                  International, Ltd., Medina Coffee, Inc. and the stockholders of BAK International, Ltd. dated as of January 20, 2005. (2)

10.2              Escrow Agreement by and among Medina Coffee, Inc., the selling
                  stockholders,    Xiangqian   Li,   and   Securities   Transfer
                  Corporation dated as of January 20, 2005. (2)

10.3 Lock-up Agreement by and between Medina Coffee, Inc. and Xiangqian Li dated as of January 20, 2005. (7)

10.4              Form of Subscription Agreement. (7)

10.5 Summary of Sales Agreement by and between Shenzhen BAK Battery Co., Ltd. and Zhongshan Mingji Battery Co., Ltd. dated as of October 25, 2003. (2)

10.6 Summary of Purchase Agreement by and between Shenzhen BAK Battery Co., Ltd. and Luhua Technology (Shenzhen) Co., Ltd. dated as of April 14, 2004. (2)

10.7 Summary of Purchase Agreement by and between Shenzhen BAK Battery Co., Ltd. and Beijing CITIC Guoan Mengguli Electricity Supply Ltd. Co. dated as of September 30, 2004. (2)


10.8 Summary of Guaranty Agreement by and between Shenzhen Branch, Industrial Bank and Shenzhen High-Tech Investment Service Co. dated as of March 10, 2004. (2)

10.9 Summary of Related Transaction Agreement by and between Shenzhen BAK Battery Co., Ltd. and Jilin Provincial Huaruan Technology Company Limited by Shares dated as of October 18, 2003. (2)

10.10 Summary of Comprehensive Credit Facility Agreement of Maximum Amount by and between Shenzhen BAK Battery Co., Ltd. and Longgang Branch, Agricultural Bank of China dated as of May 20, 2005. (4)

10.11 Summary of Guaranty Contract of Maximum Amount by and between BAK International Co., Ltd. and Longgang Branch, Agricultural Bank of China dated as of May 20, 2005. (4)

10.12 Guaranty Contract of Maximum Amount by and between Xiangqian Li and Longgang Branch, Agricultural Bank of China dated as of May 20, 2005. (4)

10.13 Summary of Loan Agreement by and between Shenzhen BAK Battery Co., Ltd. and Longgang Branch, Agricultural Bank of China dated March 21, 2005. (4)

10.14 Summary of Loan Agreement by and between Shenzhen BAK Battery Co., Ltd. and Longgang Branch, Agricultural Bank of China dated March 24, 2005. (4)

10.15 Summary of Loan Agreement by and between Shenzhen BAK Battery Co., Ltd. and Longgang Branch, Agricultural Bank of China dated March 25, 2005. (4)

10.16 Summary of Loan Agreement by and between Shenzhen BAK Battery Co., Ltd. and Longgang Branch, Agricultural Bank of China dated May 31, 2005. (4)

10.17 Summary of Loan Agreement by and between Shenzhen BAK Battery Co., Ltd. and Longgang Branch, Agricultural Bank of China dated June 2, 2005. (4)

10.18 Summary of Comprehensive Credit Facility Agreement by and between Shenzhen BAK Battery Co., Ltd. and Longgang Branch, Shenzhen Development Bank dated April 7, 2005. (4)

10.19 Guaranty Contract of Maximum Amount Pledge by and between Xiangqian Li and Longgang Branch, Shenzhen Development Bank dated April 28, 2005. (4)

10.20 Summary of Guaranty Contract of Maximum Amount Pledge by and between Shenzhen BAK Battery Co., Ltd. and Longgang Branch, Shenzhen Development Bank dated April 28, 2005. (4)

10.21 Summary of Guaranty Contract of Maximum Amount Pledge by and between Shenzhen BAK Battery Co., Ltd. and Longgang Branch, Shenzhen Development Bank dated April 11, 2005. (4)

10.22             Maximum Amount Guarantee  Contract of Maximum Amount Pledge by
                  and  between  Xiangqian  Li  and  Longgang  Branch,   Shenzhen
                  Development Bank dated April 28, 2005. (4)

10.23 Summary of Loan Agreement by and between Shenzhen BAK Battery Co., Ltd. and Longgang Branch, Shenzhen Development Bank dated April 28, 2005. (4)

10.24 Summary of Loan Agreement by and between Shenzhen BAK Battery Co., Ltd. and Longgang Branch, Shenzhen Development Bank dated May 18, 2005. (4)

10.25 Summary of Loan Agreement by and between Shenzhen BAK Battery Co., Ltd. and Longgang Branch, Shenzhen Development Bank dated May 27, 2005. (4)

10.26 Summary of Loan Agreement by and between Shenzhen BAK Battery Co., Ltd. and Longgang Branch, Shenzhen Development Bank dated June 3, 2005. (4)

10.27 Summary of Loan Agreement by and between Shenzhen BAK Battery Co., Ltd. and Longgang Branch, Shenzhen Development Bank dated May 18, 2005. (4)

10.28             Summary of Guaranty Contract of Pledge by and between Shenzhen
                  BAK  Battery  Co.,   Ltd.  and   Longgang   Branch,   Shenzhen
                  Development Bank dated May 15, 2005. (4)

10.29 Summary of Comprehensive Credit Facility Agreement of Maximum Amount between Shenzhen BAK Battery Co., Ltd. and Shenzhen Branch, China Minsheng Bank dated March 17, 2005. (4)

10.30 Guaranty Contract of Maximum Amount between Jilin Provincial Huaruan Technology Company Limited by Shares and Shenzhen Branch, China Minsheng Bank dated March 5, 2005. (4)

10.31 Summary of Loan Agreement between Shenzhen BAK Battery Co., Ltd. and Shenzhen Branch, China Minsheng Bank dated March 7, 2005. (4)

10.32 Summary of Comprehensive Credit Facility Agreement of Maximum Amount between Shenzhen BAK Battery Co., Ltd. and Shuibei Branch, Shenzhen Commercial Bank dated April 22, 2005. (4)

10.33             Individual   Guaranty   Contract  of  Maximum  Amount  between
                  Xiangqian Li and Shuibei Branch, Shenzhen Commercial Bank dated April 20, 2005. (4)

10.34             Summary  of  Guaranty   Contract  of  Maximum  Amount  between
                  Shenzhen Tongli Hi-tech Co., Ltd. and Shuibei Branch, Shenzhen Commercial Bank dated April 21, 2005. (4)

10.35 Summary of Comprehensive Credit Facility Agreement of Maximum Amount between Shenzhen BAK Battery Co., Ltd. and Agricultural Bank dated July 29, 2005. (4)

10.36 Summary of Loan Agreement between Shenzhen BAK Battery Co., Ltd. and Agricultural Bank dated July 29, 2005. (4)

10.37 Guaranty Contract by Xiangqian Li in favor of Shenzhen Longgang Branch, Agricultural Bank of China dated July 29, 2005. (4)

10.38             Summary of Guaranty  Contract  signed by and between  Shenzhen
                  BAK  Battery  Co.,   Ltd.  and   Longgang   Branch,   Shenzhen
                  Development Bank dated December 18, 2003. (4)

10.39 Summary of Guaranty Contract of Maximum Amount by Shenzhen BAK Battery Co., Ltd. and Shenzhen Development Bank dated August 30, 2005. (4)

10.40 Summary of Guaranty Contract of Maximum Amount by Shenzhen BAK Battery Co., Ltd. and Shenzhen Commercial Bank dated March 17, 2005. (4)

10.41             China BAK Battery, Inc. Stock Option Plan (4)

10.42 Form of Nonqualified Stock Option Agreement under the China BAK Battery, Inc. Stock Option Plan (4)

10.43 Form of Securities Purchase Agreement dated September 14, 2005 by and among China BAK Battery, Inc. and the investors signatory thereto. (5)

10.44 Form of Registration Rights Agreement dated September 16, 2005 by and among China BAK Battery, Inc. and the investors signatory thereto. (5)

21.1              Subsidiaries of the Registrant. (3)

23.1              Consent of Independently  Registered  Public  Accounting Firm.
                  (6)





------------------
(1) Previously filed as an exhibit to our Registration Statement on Form SB-1 (#333-41124) filed with the Commission on July 10, 2000.

(2) Previously filed as an exhibit to our Current Report on Form 8-K filed with the Commission on January 21, 2005.

(3) Previously filed as an exhibit to our Annual Report on Form 10-KSB filed with the Commission on March 31, 2005.


(4) Previously filed as an exhibit to our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005 filed with the Commission on August 19, 2005.

(5) Previously filed as an exhibit to our Current Report on Form 8-K filed with the Commission on September 15, 2005.

(6) Filed herewith.

(7) To be filed by amendment.

                                  UNDERTAKINGS

         The small business issuer will:

         (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include in any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for the liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorizes this amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shenzhen, Peoples Republic of China.

China BAK Battery, Inc.


By: /s/ Xiangqian Li                                      Date:  October 4, 2005
   -------------------------------------------------
   Xiangqian Li, Chairman of the Board, President
   and Chief Executive Officer

By: /s/ Yongbin Han                                       Date:  October 4, 2005
   -------------------------------------------------
   Yongbin Han, Chief Financial Officer, Secretary
   and Principal Accounting Officer


         In accordance with the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the date stated.


By: /s/ Xiangqian Li                                      Date:  October 4, 2005
   -------------------------------------------------
   Xiangqian Li, Chairman of the Board of Directors,
   Director, President and Chief Executive Officer